                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                          REGISTRATION STATEMENT NO.: 333-140804

JUNE 8, 2007                                                    JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

                              --------------------

                                 $5,013,531,000
                                  (Approximate)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2007-LDP11

                              --------------------

                        UBS REAL ESTATE SECURITIES INC.
                           JPMORGAN CHASE BANK, N.A.
                         NOMURA CREDIT & CAPITAL, INC.
                        NATIXIS REAL ESTATE CAPITAL INC.
                         EUROHYPO AG, NEW YORK BRANCH
                       Sponsors and Mortgage Loan Sellers

                           AIG MORTGAGE CAPITAL, LLC
                              Mortgage Loan Seller

JPMORGAN                                                     UBS INVESTMENT BANK

COMMERZBANK CORPORATES & MARKETS           NATIXIS SECURITIES NORTH AMERICA INC.

This material is for your information, and none of J.P. Morgan Securities Inc.,
UBS Securities LLC, Commerzbank Capital Markets Corp. and Natixis Securities
North America Inc. (collectively, the "Underwriters") are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-140804) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 866-400-7834 or by emailing Avinash Bappanad at
bappanad_avinash@jpmorgan.com.

The offered certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of offered certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles"
generated by us, will not create binding contractual obligations for you or us.

As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the offered certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this free writing prospectus. This free writing prospectus is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this free writing prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this free writing prospectus. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this free writing prospectus. The information contained herein is supplemented and qualified by information contained in the free writing prospectus (the "Free
Writing Prospectus") dated June 8, 2007.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE
ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT
ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                                  KEY FEATURES
--------------------------------------------------------------------------------

CO-LEAD MANAGERS:        J.P. Morgan Securities Inc. (Sole Bookrunner)
                         UBS Securities LLC

CO-MANAGERS:             Commerzbank Capital Markets Corp. and Natixis
                         Securities North America Inc.

MORTGAGE LOAN SELLERS:   UBS Real Estate Securities Inc. (36.2%), JPMorgan Chase
                         Bank, N.A. (24.0%), Nomura Credit & Capital, Inc.
                         (13.9%), Natixis Real Estate Capital Inc. (12.6%),
                         Eurohypo AG, New York Branch (11.1%) and AIG Mortgage
                         Capital, LLC (2.1%)

MASTER SERVICER:         Wachovia Bank, National Association

SPECIAL SERVICER:        CWCapital Asset Management LLC

TRUSTEE:                 LaSalle Bank National Association

RATING AGENCIES:         Moody's Investors Service, Inc. Standard & Poor's
                         Ratings Services, a division of The McGraw-Hill
                         Companies, Inc.

PRICING DATE:            On or about June 26, 2007

CLOSING DATE:            On or about July 3, 2007

CUT-OFF DATE:            With respect to each mortgage loan, the due date of
                         that mortgage loan in July 2007 or, with respect to
                         those mortgage loans that have their first due date
                         after July 2007, the origination date of that mortgage
                         loan.

DISTRIBUTION DATE:       15th of each month, or if the 15th day is not a
                         business day, on the next succeeding business day,
                         beginning in August 2007

PAYMENT DELAY:           14 days

TAX STATUS:              REMIC

ERISA CONSIDERATION:     It is expected that the Offered Certificates will be
                         ERISA eligible

OPTIONAL TERMINATION:    1.0% (Clean-up Call)

MINIMUM DENOMINATIONS:   $10,000 for each Class of Certificates other than Class
                         A-2FL and Class X Certificates, and in the case of the
                         Class A-2FL Certificates $100,000, and in the case of
                         the Class X Certificates, $1,000,000

SETTLEMENT TERMS:        DTC, Euroclear and Clearstream Banking

--------------------------------------------------------------------------------
                           COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

COLLATERAL CHARACTERISTICS                                 MORTGAGE LOANS     LOAN GROUP 1     LOAN GROUP 2
--------------------------                                ----------------  ----------------  --------------

INITIAL POOL BALANCE (IPB):                                $5,427,368,401    $4,271,315,899   $1,156,052,502
NUMBER OF MORTGAGE LOANS:                                             266               205               61
NUMBER OF MORTGAGED PROPERTIES:                                       359               272               87
AVERAGE CUT-OFF DATE BALANCE PER MORTGAGE LOAN:               $20,403,641       $20,835,687      $18,951,680
AVERAGE CUT-OFF DATE BALANCE PER PROPERTY:                    $15,118,018       $15,703,367      $13,287,960
WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                      5.8403%           5.8583%          5.7741%
WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR:                            1.34x             1.34x            1.34x
WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV)(1):               72.3%             72.5%            71.6%
WEIGHTED AVERAGE MATURITY DATE LTV(1)(2):                           69.5%             69.2%            70.3%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS):          101 months        102 months        98 months
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)(3):       342 months        339 months       359 months
WEIGHTED AVERAGE SEASONING (MONTHS):                             2 months          3 months         2 months
10 LARGEST MORTGAGE LOANS AS % OF IPB(4):                           32.9%             41.8%            52.7%
% OF MORTGAGE LOANS WITH ADDITIONAL DEBT:                           26.9%             28.8%            19.7%
% OF MORTGAGE LOANS WITH SINGLE TENANTS:                             6.4%              8.2%             0.0%

_________

(1)   With respect to certain mortgage loans identified in the free writing prospectus, the loan-to-value ratios were based upon the "as-stabilized"
      values or with certain other adjustments as defined in the related appraisal. Information with respect to the mortgage loans with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with one or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage rations and loan-to- value ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

(2)   Excludes the fully amortizing mortgage loans.

(3)   Excludes mortgage loans that are interest-only for the entire term.

(4)   Includes the 10 largest mortgage loans or groups of cross-collateralized mortgage loans.

                                    2 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                        APPROXIMATE SECURITIES STRUCTURE
--------------------------------------------------------------------------------

PUBLICLY OFFERED CLASSES

--------------------------------------------------------------------------------
         EXPECTED                      CREDIT         EXPECTED       EXPECTED
          RATINGS     APPROXIMATE   SUPPORT (% OF   WEIGHTED AVG.    PAYMENT
CLASS  (MOODY'S/S&P) FACE AMOUNT(1)  BALANCE)(2)   LIFE (YEARS)(3)   WINDOW(3)
--------------------------------------------------------------------------------
A-1       Aaa/AAA    $   63,482,000    30.000%          2.57       08/07 - 01/12
A-2       Aaa/AAA    $  735,605,000    30.000%          4.87       01/12 - 07/12
A-2FL     Aaa/AAA    $  250,000,000    30.000%          4.87       01/12 - 07/12
A-3       Aaa/AAA    $  283,043,000    30.000%          7.46       11/12 - 07/16
A-4       Aaa/AAA    $1,185,949,000    30.000%          9.72       11/16 - 05/17
A-SB      Aaa/AAA    $  125,026,000    30.000%          7.11       02/12 - 11/16
A-1A      Aaa/AAA    $1,156,052,000    30.000%          8.14       08/07 - 05/17
X         Aaa/AAA    $5,427,368,400       N/A            N/A            N/A
A-M       Aaa/AAA    $  542,737,000    20.000%          9.92       05/17 - 06/17
A-J       Aaa/AAA    $  427,405,000    12.125%          9.95       06/17 - 06/17
B         Aa1/AA+    $   33,922,000    11.500%          9.95       06/17 - 06/17
C         Aa2/AA     $   81,410,000    10.000%          9.95       06/17 - 06/17
D         Aa3/AA-    $   54,274,000     9.000%          9.95       06/17 - 06/17
E          A1/A+     $   27,137,000     8.500%          9.95       06/17 - 06/17
F          A2/A      $   47,489,000     7.625%          9.95       06/17 - 06/17
--------------------------------------------------------------------------------

PRIVATELY OFFERED CLASSES

--------------------------------------------------------------------------------
         EXPECTED                      CREDIT         EXPECTED       EXPECTED
          RATINGS     APPROXIMATE   SUPPORT (% OF   WEIGHTED AVG.    PAYMENT
CLASS  (MOODY'S/S&P) FACE AMOUNT(1)  BALANCE)(2)   LIFE (YEARS)(3)   WINDOW(3)
--------------------------------------------------------------------------------
G         A3/A-      $   54,274,000    6.625%           N/A             N/A
H       Baa1/BBB+    $   67,842,000    5.375%           N/A             N/A
J       Baa2/BBB     $   47,489,000    4.500%           N/A             N/A
K       Baa3/BBB-    $   74,627,000    3.125%           N/A             N/A
L        Ba1/BB+     $   20,352,000    2.750%           N/A             N/A
M        Ba2/BB      $   13,569,000    2.500%           N/A             N/A
N        Ba3/BB-     $   20,352,000    2.125%           N/A             N/A
P         B1/B+      $    6,785,000    2.000%           N/A             N/A
Q         B2/B       $   13,568,000    1.750%           N/A             N/A
T         B3/B-      $   20,353,000    1.375%           N/A             N/A
NR        NR/NR      $   74,626,400      N/A            N/A             N/A
--------------------------------------------------------------------------------

(1)   Approximate, subject to a permitted variance of plus or minus 5%.

(2)   The credit support percentages set forth for Class A-1, Class A-2, Class
      A-2FL, Class A-3, Class A-4, Class A-SB and Class A-1A certificates are represented in the aggregate.

(3)   The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity
      Considerations--Weighted Average Life" in the free writing prospectus, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

                                    3 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                              STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o     For the purposes of making distributions to the Class A-1, Class A-2,
      Class A-3, Class A-4, Class A-SB and Class A-1A Certificates and the Class
      A-2FL Regular Interest, the pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2"). Generally, interest and principal distributions on the Class A-1, A-2, A-3, A-4, A-SB
      Certificates and the Class A-2FL Regular Interest will be based on amounts available relating to Loan Group 1 and interest and principal distributions on the Class A-1A Certificates will be based on amounts available relating to Loan Group 2.

o     Interest payments will be made concurrently to the Class A-1, A-2, A-3,
      A-4, A-SB and A-1A Certificates and the Class A-2FL Regular Interest (and
      the fixed interest payment on the Class A-2FL Regular Interest will be converted under a swap contract to a floating interest payment to the
      Class A-2FL Certificates as described in the free writing prospectus) (pro rata to the Class A-1, A-2, A-3, A-4, A-SB Certificates and the Class
      A-2FL Regular Interest, from Loan Group 1, and to the Class A-1A
      Certificates from Loan Group 2, the foregoing classes, collectively, the
      "Class A Certificates") and Class X Certificates and then, after payment of the principal distribution amount to those Classes (other than the
      Class X Certificates), interest will be paid sequentially to the Class
      A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, T and NR Certificates.

o     The pass-through rates on the Class A-1, A-2, A-3, A-4, A-SB, A-1A, A-M,
      A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, T and NR Certificates and
      the Class A-2FL Regular Interest will equal one of (i) a fixed rate, (ii)
      the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii)
      above and (iv) the rate described in clause (ii) above less a specified percentage. The Class X Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other Certificates.

o     The pass-through rate on the Class A-2FL Certificate will be based on
      LIBOR plus a specified percentage, provided, that interest payments made under the swap contract are subject to reduction as described in the free writing prospectus. The initial LIBOR rates will be determined 2 LIBOR business days prior to the Closing Date and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the Class A-2FL accrual period. Under certain circumstances described in the free writing prospectus, the pass-through rate for the Class A-2FL Certificates may convert to a fixed rate. See "Description of the Swap Contract--The Class
      A-2FL Swap Contract" in the Free Writing Prospectus. There may be special requirements under ERISA for purchasing the Class A-2FL Certificates. See
      "Certain ERISA Considerations" in the free writing prospectus.

o     All Classes (except for the Class A-2FL Certificates) and the Class A-2FL
      Regular Interest will accrue interest on a 30/360 basis. The Class A-2FL
      Certificates will accrue interest on an actual/360 basis; provided that if the pass-through rate for the Class A-2FL Certificates converts to a fixed rate, interest will accrue on a 30/360 basis.

o     Generally, the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the
      Class A-2FL Regular Interest will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan
      Group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balance of the
      Class A-4 and Class A-SB Certificates has been reduced to zero. However, on any distribution date on which the certificate balances of the Class
      A-M Certificates through Class NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the mortgage loans will be distributed (without regard to loan group) to the
      Class A-1, A-2, A-3, A-4, A-SB and A-1A Certificates and the Class A-2FL
      Regular Interest on a pro rata basis. Principal will generally be distributed on each Distribution Date to the Class of Certificates outstanding with the earliest alphabetical and numerical class designation until its certificate balance is reduced to zero (except that the Class
      A-SB Certificates are entitled to certain priority with respect to being paid down to their planned principal balance as described in the Free
      Writing Prospectus), After the certificate balances of the Class A-1, A-2,
      A-3, A-4, A-SB and A-1A Certificates and the Class A-2FL Regular Interest
      have been reduced to zero, principal payments will be paid in order of priority to the Class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q,
      T and NR Certificates, until the certificate balance for each of these
      Classes has been reduced to zero. The Class X Certificates do not have a certificate balance and therefore are not entitled to any principal distributions.

o     Losses will be borne by the Classes (other than the Class X Certificates)
      in reverse order of priority, from the Class NR Certificates up to the
      Class A-M, and then pro rata to the Class A-1, Class A-2, Class A-3, Class
      A-4, Class A-SB and Class A-1A Certificates and the Class A-2FL Regular
      Interest (without regard to loan groups or the Class A-SB planned principal balance).

                                    4 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                              STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o     Yield Maintenance Charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the offered certificates (other than the Class A-2FL and the Class X Certificates) and to the Class A-2FL Regular Interest and the Class G, H, J and K
      Certificates in the following manner: the holders of each class of offered certificates (other than the Class A-2FL and the Class X Certificates) and the Class A-2FL Regular Interest and the Class G, H, J and K Certificates
      will receive (with respect to the related Loan Group, if applicable in the case of the Class A-1, A-2, A-3, A-4, A-SB and A-1A Certificates and the
      Class A-2FL Regular Interest) on each Distribution Date an amount of Yield
      Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X Certificates). Any
      Yield Maintenance Charges payable to the Class A-2FL Regular Interest will be paid to the Swap Counterparty. Any Yield Maintenance Charges remaining after the distributions described above in this paragraph will be distributed to the holder of the Class X Certificates.

    YM        Group Principal Paid to Class    (Pass-Through Rate on Class -- Discount Rate)
  Charge  x  ------------------------------- x ----------------------------------------------
               Group Total Principal Paid         (Mortgage Rate on Loan -- Discount Rate)

o     Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X certificates.

o     The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent mortgage loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such appraisal results in a downward adjustment of the collateral value, the interest portion of any
      P&I Advance will be reduced in proportion to such adjustment.

                                    5 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                        SHORT TERM COLLATERAL SUMMARY(1)
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                                        CUT-OFF DATE
LOAN ID #     LOAN NAME                                   BALANCE              BALLOON BALANCE
-----------------------------------------------------------------------------------------------

             CLASS A-1
                  TOTAL BALLOON PAYMENT                                         $          0
                  TOTAL AMORTIZATION PAYMENT                                    $ 63,482,000
                                                                                ------------
                  TOTAL CLASS BALANCE                                           $ 63,482,000
                                                                                ============

             CLASS A-2 AND CLASS A-2FL
69           400-1 / 400-2 Totten Pond                   18,100,000               18,100,000
105          Citizen News Building                       10,000,000                9,632,732
58           Washington Commons                          21,300,000               21,300,000
43           100 W. Broadway                             30,500,000               30,500,000
88           University Corporate Center One             13,000,000               13,000,000
91           The Park @ I-95                             12,600,000               11,919,566
93           Highlands Overlook                          12,250,000               12,250,000
106          The Overlook at Las Colinas                 10,000,000               10,000,000
182          BRECO Building                               5,200,000                5,200,000
15           Embassy Suites Atlanta                      80,000,000               80,000,000
53           Owings Mills 4                              25,600,000               25,600,000
 1           GSA Portfolio                              284,000,000              284,000,000
27           Brooklyn/Queens Industrial Portfolio        47,500,000               45,073,561
42           Sheraton Oklahoma City                      31,900,500               31,900,500
112          Mellon Bank Office Building                  9,250,000                9,250,000
156          Exeter Industrial Properties                 6,360,000                6,360,000
 3           315 Park Avenue South                      219,000,000              219,000,000
37           Doubletree Bakersfield                      35,000,000               34,225,916
40           Hilton Garden Inn - Emeryville              33,963,000               33,963,000
103          Glendale Office                             10,350,000               10,350,000
170          Country Inn & Suites - Champaign, IL         5,869,218                5,501,300
171          Country Inn & Suites - Bloomington, IL       5,866,600                5,317,944
225          Spiral Plaza                                 3,500,000                3,500,000
20           * Southlake Grand Avenue                    59,661,271               59,661,271
                                                                                ------------
                  TOTAL BALLOON PAYMENT                                         $985,605,000
                  TOTAL AMORTIZATION PAYMENT                                    $          0
                                                                                ------------
                  TOTAL CLASS BALANCE                                           $985,605,000
                                                                                ============

             CLASS A-3
235          Raven's Crossing Strip Center                2,700,000                2,700,000
18           399 Boylston                                65,300,000               65,300,000
39           Carespring Portfolio                        34,155,000               34,155,000
234          Lone Tree Town Center                        2,720,000                2,579,984
22           Holiday Inn Hotel & Suites Ocean City       56,000,000               50,889,851
160          Tramz Hampton Inn - Greenville               6,160,000                5,384,969
167          Tramz Hampton Inn - Amarillo                 5,950,000                5,201,391
177          Tramz Hampton Inn - San Antonio              5,600,000                4,895,427
181          Tramz Hampton Inn - Albuquerque              5,210,000                4,167,028
184          Tramz Hampton Inn - Eden Prairie             5,180,000                4,528,270
187          Tramz Hampton Inn - Greensboro               5,025,000                4,019,063
196          Tramz Hampton Inn - Syracuse                 4,875,000                3,899,090
10           ChampionsGate Hotel                        100,000,000               90,009,142
161          **8950 Beverly Boulevard                     6,134,511                5,314,480
                                                                                ------------
                  TOTAL BALLOON PAYMENT                                         $283,043,000
                  TOTAL AMORTIZATION PAYMENT                                    $          0
                                                                                ------------
                  TOTAL CLASS BALANCE                                           $283,043,000
                                                                                ============

             CLASS A-SB
                  TOTAL BALLOON PAYMENT                                         $          0
                  TOTAL AMORTIZATION PAYMENT                                    $125,026,000
                                                                                ------------
                  TOTAL CLASS BALANCE                                           $125,026,000
                                                                                ============

--------------------------------------------------------------------------------
                                                  REM. IO
                                    REM. TERM     PERIOD       UW      CUT-OFF
LOAN ID #        PROPERTY TYPE       (MONTHS)    (MONTHS)     DSCR      LTV
--------------------------------------------------------------------------------

69                   Office             54         54         1.42     68.3%
105                  Office             54         18         1.20     78.1%
58                   Office             55         55         1.42     76.3%
43                   Office             56         56         1.38     76.3%
88                   Office             56         56         1.45     60.5%
91                   Office             56          8         1.18     78.3%
93                   Office             56         56         1.32     70.4%
106                  Office             56         56         1.21     79.4%
182                  Office             56         56         1.49     65.0%
15                    Hotel             57         57         1.65     64.5%
53                   Office             57         57         1.23     79.5%
 1                   Office             58         58         1.24     79.2%
27                 Industrial           58         10         1.10     78.1%
42                    Hotel             58         58         1.64     70.9%
112                  Office             58         58         1.33     74.5%
156                Industrial           58         58         1.58     80.0%
 3                   Office             59         59         1.21     76.8%
37                    Hotel             59         35         1.24     79.2%
40                    Hotel             59         59         1.60     59.6%
103                  Office             59         59         1.19     69.4%
170                   Hotel             59          0         1.79     74.3%
171                   Hotel             59          0         1.42     74.3%
225                 Mixed Use           59         59         2.43     54.7%
20                   Retail             60         60         1.75     57.4%

                WEIGHTED AVERAGE        58         54         1.34     74.1%

235                  Retail             64         64         2.62     51.6%
18                   Office             80         80         1.23     71.9%
39               Senior Housing         82         82         2.75     60.7%
234                  Retail             83         35         1.17     80.0%
22                    Hotel             84          0         1.33     77.8%
160                   Hotel             84          0         1.32     70.0%
167                   Hotel             84          0         1.52     70.0%
177                   Hotel             84          0         1.50     70.0%
181                   Hotel             84          0         1.73     63.5%
184                   Hotel             84          0         1.36     69.1%
187                   Hotel             84          0         1.76     63.6%
196                   Hotel             84          0         1.78     65.0%
10                    Hotel            103          7         1.27     64.2%
161                  Retail            108          0         1.20     65.3%

                WEIGHTED AVERAGE        89         44         1.48     68.4%

--------------------------------------------------------------------------------

*     A portion of the balloon payment is allocated to the Class A-2 and Class
      A-SB certificates, which in the case of the Class A-SB Certificates, will be less than $1,000.

**    A portion of the balloon payment is allocated to the Class A-3 and Class
      A-SB certificates, which in the case of the Class A-SB Certificates, will be less than $1,000.

(1)   The information presented above is intended to depict the assumed effect of the repayment of certain mortgage loans on certain classes of
      Certificates. As of the cut-off date, the balloon balances, total balloon payments and remaining class amortization were calculated taking into account the assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS
      - Yield Considerations" in the free writing prospectus as well as assuming no prepayments will be made on the Mortgage Loans prior to their related maturity dates or anticipated repayment dates.

                                    6 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    7 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS - ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------
RANGE OF                    NUMBER OF    PRINCIPAL                 WA    WA UW
PRINCIPAL BALANCES            LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
$1,000,000 - $2,999,999         37    $    75,060,181     1.4%    70.5%   1.34x
$3,000,000 - $3,999,999         15         53,522,846     1.0     67.9%   1.44x
$4,000,000 - $4,999,999         22         99,385,167     1.8     73.5%   1.34x
$5,000,000 - $6,999,999         49        287,690,844     5.3     72.2%   1.32x
$7,000,000 - $9,999,999         37        308,773,185     5.7     72.9%   1.30x
$10,000,000 - $14,999,999       24        289,341,967     5.3     70.3%   1.31x
$15,000,000 - $24,999,999       29        540,855,942    10.0     75.6%   1.29x
$25,000,000 - $49,999,999       28        966,013,500    17.8     74.9%   1.34x
$50,000,000 - $99,999,999       15      1,021,691,271    18.8     67.9%   1.45x
$100,000,000 - $284,000,000     10      1,785,033,498    32.9     72.9%   1.30x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        266    $ 5,427,368,401   100.0%    72.3%   1.34x
--------------------------------------------------------------------------------
AVERAGE BALANCE
 PER LOAN:             $20,403,641
AVERAGE BALANCE PER
 PROPERTY:             $15,118,018
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------
RANGE OF MORTGAGE           NUMBER OF    PRINCIPAL                 WA    WA UW
INTEREST RATES                LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
5.3800% - 5.4999%               11    $   340,875,000     6.3%    68.9%   1.52x
5.5000% - 5.7499%               95      2,365,160,780    43.6     70.3%   1.34x
5.7500% - 5.9999%               92      1,343,866,133    24.8     74.9%   1.30x
6.0000% - 6.2499%               40        865,233,851    15.9     75.1%   1.34x
6.2500% - 6.4999%               13        255,732,637     4.7     75.1%   1.26x
6.5000% - 6.9210%               15        256,500,000     4.7     70.5%   1.32x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        266    $ 5,427,368,401   100.0%    72.3%   1.34x
--------------------------------------------------------------------------------
WEIGHTED AVERAGE
 INTEREST RATE:             5.8403%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   ORIGINAL TERM TO MATURITY/ARD IN MONTHS(3)
--------------------------------------------------------------------------------
RANGE OF ORIGINAL TERMS     NUMBER OF    PRINCIPAL                 WA    WA UW
TO MATURITY/ARD               LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
60 - 72                         40    $ 1,342,345,589    24.7%    73.6%   1.35x
73 - 84                         16        252,575,000     4.7     71.5%   1.54x
85 - 120                       205      3,801,147,811    70.0     71.9%   1.32x
121 - 180                        5         31,300,000     0.6     75.1%   1.41x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        266    $ 5,427,368,401   100.0%    72.3%   1.34x
--------------------------------------------------------------------------------
WEIGHTED AVERAGE
ORIGINAL LOAN TERM:     104 MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           GEOGRAPHIC DISTRIBUTION(1)
--------------------------------------------------------------------------------
                            NUMBER OF    PRINCIPAL                 WA    WA UW
GEOGRAPHIC LOCATION        PROPERTIES     BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
NEW YORK                        41    $ 1,164,395,045    21.5%    70.2%   1.28x
CALIFORNIA                      85        959,970,565    17.7     67.6%   1.36x
  Southern California           35        612,145,981    11.3     69.1%   1.30x
  Northern California           50        347,824,583     6.4     65.1%   1.45x
FLORIDA                         22        553,217,298    10.2     74.2%   1.26x
TEXAS                           37        369,717,901     6.8     73.7%   1.37x
OTHER                          174      2,380,067,592    43.9     74.7%   1.37x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        359    $ 5,427,368,401   100.0%    72.3%   1.34x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------
                            NUMBER OF    PRINCIPAL                 WA    WA UW
RANGE OF UW DSCRS             LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
1.07X - 1.09X                    5    $   133,167,285     2.5%    76.9%   1.08x
1.10X - 1.14X                   11        295,435,698     5.4     74.5%   1.11x
1.15X - 1.19X                   55        533,661,961     9.8     75.5%   1.17x
1.20X - 1.29X                   90      2,389,461,528    44.0     73.7%   1.23x
1.30X - 1.49X                   63      1,245,586,428    23.0     72.4%   1.37x
1.50X - 1.99X                   35        676,224,389    12.5     67.7%   1.72x
2.00X - 2.75X                    7        153,831,110     2.8     51.4%   2.32x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        266    $ 5,427,368,401   100.0%    72.3%   1.34x
--------------------------------------------------------------------------------
WEIGHTED AVERAGE UW DSCR:     1.34X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  REMAINING TERMS TO MATURITY/ARD IN MONTHS(3)
--------------------------------------------------------------------------------
RANGE OF REMAINING          NUMBER OF    PRINCIPAL                 WA    WA UW
TERMS TO MATURITY             LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
54 - 60                         40    $ 1,342,345,589    24.7%    73.6%   1.35x
61 - 84                         16        252,575,000     4.7     71.5%   1.54x
85 - 120                       209      3,828,647,811    70.5     71.9%   1.32x
121 - 178                        1          3,800,000     0.1     80.0%   1.19x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        266    $ 5,427,368,401   100.0%    72.3%   1.34x
--------------------------------------------------------------------------------
WEIGHTED AVERAGE
REMAINING TERM:         101 MONTHS
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                     PROPERTY TYPE DISTRIBUTION(2)
-----------------------------------------------------------------------------------------------------------
                                                   NUMBER OF       PRINCIPAL    % OF        WA      WA UW
PROPERTY TYPE          SUB PROPERTY TYPE          PROPERTIES        BALANCE      IPB      LTV(2)   DSCR(2)
-----------------------------------------------------------------------------------------------------------

OFFICE                 CBD                            28      $ 1,184,662,352    21.8%     73.6%    1.25x
                       Suburban                       35          620,124,299    11.4      72.4%    1.33x
                       ------------------------------------------------------------------------------------
                          Subtotal:                   63      $ 1,804,786,650    33.3%     73.2%    1.28x
-----------------------------------------------------------------------------------------------------------
RETAIL                 Anchored                       76      $ 1,037,058,807    19.1%     72.9%    1.26x
                       Unanchored                     43          185,349,775     3.4      70.3%    1.32x
                       Shadow Anchored                 8           52,460,000     1.0      74.9%    1.18x
                       ------------------------------------------------------------------------------------
                          Subtotal:                  127      $ 1,274,868,583    23.5%     72.6%    1.27x
-----------------------------------------------------------------------------------------------------------
MULTIFAMILY            Garden                         39      $   448,390,994     8.3%     76.6%    1.30x
                       Mid/High Rise                  29          427,471,508     7.9      63.5%    1.51x
                       ------------------------------------------------------------------------------------
                          Subtotal:                   68      $   875,862,502    16.1%     70.2%    1.40x
-----------------------------------------------------------------------------------------------------------
HOTEL                  Full Service                   14      $   627,913,500    11.6%     71.0%    1.49x
                       Limited Service                19          140,173,547     2.6      72.5%    1.42x
                       Manufacturing                   1            8,944,036     0.2      66.4%    1.21x
                       ------------------------------------------------------------------------------------
                          Subtotal:                   33      $   768,087,047    14.2%     71.3%    1.48x
-----------------------------------------------------------------------------------------------------------
INDUSTRIAL             Warehouse/Distribution         18      $   242,660,357     4.5%     74.4%    1.52x
                       Flex                            7           42,197,812     0.8      71.5%    1.31x
                       Manufacturing                   1            8,944,036     0.2      66.4%    1.21x
                       ------------------------------------------------------------------------------------
                          Subtotal:                   26      $   293,802,205     5.4%     73.7%    1.48x
-----------------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING                                  18      $   274,190,000     5.1%     76.2%    1.15x
-----------------------------------------------------------------------------------------------------------
MIXED USE              Multifamily/Retail              4      $    26,213,000     0.5%     71.3%    1.20x
                       Multifamily/Office/Retail       1            9,200,000     0.2      72.2%    1.10x
                       Office/Retail                   1            6,100,000     0.1      70.3%    1.49x
                       Self Storage/Retail             1            4,400,000     0.1      79.6%    1.47x
                       Office/Industrial               1            3,500,000     0.1      54.7%    2.43x
                       ------------------------------------------------------------------------------------
                          Subtotal:                    8      $    49,413,000     0.9%     70.9%    1.33x
-----------------------------------------------------------------------------------------------------------
SENIOR HOUSING         Skilled Nursing                 8      $    34,155,000     0.6%     60.7%    2.75x
                       Assisted Living                 1           11,300,000     0.2      68.1%    1.33x
                       ------------------------------------------------------------------------------------
                          Subtotal:                    9      $    45,455,000     0.8%     62.5%    2.40x
-----------------------------------------------------------------------------------------------------------
SELF STORAGE                                           6      $    36,867,382     0.7%     67.7%    1.38x
-----------------------------------------------------------------------------------------------------------
PARKING GARAGE                                         1      $     4,036,032     0.1%     74.7%    1.57x
-----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                              359      $ 5,427,368,401   100.0%     72.3%    1.34x
-----------------------------------------------------------------------------------------------------------

(1)   Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(2)   With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments as defined in the related appraisal.
      Information with respect to the mortgage loans with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with one or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

(3)   Includes 4 ARD loans representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

                                    8 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS - ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
RANGE OF ORIGINAL           NUMBER OF    PRINCIPAL                 WA    WA UW
AMORTIZATION TERMS            LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
240 - 240                        6    $    28,825,463     1.5%    66.6%   1.55x
241 - 300                       20        414,293,959    22.2     70.0%   1.29x
301 - 360                      123      1,425,942,249    76.3     74.2%   1.22x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        149    $ 1,869,061,672   100.0%    73.2%   1.24x
--------------------------------------------------------------------------------
WEIGHTED AVERAGE
ORIGINAL AMORT TERM:    342 MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
                            NUMBER OF    PRINCIPAL                 WA    WA UW
RANGE OF CUT-OFF LTVS         LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
42.9% - 50.0%                    2    $    68,688,305     1.3%    43.3%   2.25x
50.1% - 60.0%                   17        293,505,648     5.4     57.5%   1.63x
60.1% - 65.0%                   29        488,599,480     9.0     63.2%   1.59x
65.1% - 70.0%                   34      1,037,144,301    19.1     67.3%   1.28x
70.1% - 75.0%                   63      1,093,320,599    20.1     73.0%   1.33x
75.1% - 80.0%                  116      2,340,477,067    43.1     78.4%   1.25x
80.1% - 85.0%                    4         78,773,000     1.5     81.9%   1.29x
85.1% - 90.1%                    1         26,900,000     0.5     90.0%   1.55x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        266    $ 5,427,368,401   100.0%    72.3%   1.34x
--------------------------------------------------------------------------------
WEIGHTED AVERAGE CUT-OFF
 DATE LTV RATIO:              72.3%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------
                            NUMBER OF    PRINCIPAL                 WA    WA UW
AMORTIZATION TYPES            LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
BALLOON LOANS
  INTEREST-ONLY(3)             117    $ 3,558,306,729    65.6%    71.9%   1.39x
  PARTIAL INTEREST-ONLY(4)      90      1,209,477,160    22.3     75.1%   1.20x
  BALLOON(5)                    59        659,584,512    12.2     69.5%   1.31x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        266    $ 5,427,368,401   100.0%    72.3%   1.34x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          PARTIAL INTEREST-ONLY PERIODS
--------------------------------------------------------------------------------
RANGE OF PARTIAL            NUMBER OF    PRINCIPAL                 WA    WA UW
INTEREST-ONLY PERIODS         LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
12 - 12                          4    $    70,165,000     5.8%    77.7%   1.12x
13 - 24                         17        259,404,000    21.4     70.8%   1.24x
25 - 36                         11        116,920,000     9.7     78.5%   1.23x
37 - 48                          2          8,750,000     0.7     78.8%   1.18x
49 - 72                         56        754,238,160    62.4     75.8%   1.20x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         90    $ 1,209,477,160   100.0%    75.1%   1.20x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  LOAN PURPOSE
--------------------------------------------------------------------------------
                            NUMBER OF    PRINCIPAL                 WA    WA UW
LOAN PURPOSE                  LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
REFINANCE                      151    $ 2,927,577,183    53.9%    70.4%   1.38x
ACQUISITION                    115      2,499,791,217    46.1     74.6%   1.29x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        266    $ 5,427,368,401   100.0%    72.3%   1.34x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
RANGE OF REMAINING          NUMBER OF    PRINCIPAL                 WA    WA UW
AMORTIZATION TERMS            LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
238 - 240                        6    $    28,825,463     1.5%    66.6%   1.55x
241 - 300                       20        414,293,959    22.2     70.0%   1.29x
301 - 360                      123      1,425,942,249    76.3     74.2%   1.22x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        149    $ 1,869,061,672   100.0%    73.2%   1.24x
--------------------------------------------------------------------------------
WEIGHTED AVERAGE REMAINING
AMORT TERM:             341 MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    LTV RATIOS AS OF THE MATURITY/ARD DATE(6)
--------------------------------------------------------------------------------
                            NUMBER OF    PRINCIPAL                 WA    WA UW
RANGE OF MATURITY LTVS        LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
39.8% - 50.0%                   11    $   120,404,109     2.2%    49.9%   1.92x
50.1% - 60.0%                   40        753,856,174    13.9     63.8%   1.40x
60.1% - 65.0%                   40        502,515,537     9.3     66.4%   1.56x
65.1% - 70.0%                   50      1,199,663,428    22.1     69.9%   1.24x
70.1% - 75.0%                   67      1,082,895,153    20.0     76.0%   1.35x
75.1% - 80.0%                   55      1,690,134,000    31.1     78.4%   1.26x
80.1% - 90.1%                    3         77,900,000     1.4     83.9%   1.40x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        266    $ 5,427,368,401   100.0%    72.3%   1.34x
--------------------------------------------------------------------------------
WEIGHTED AVERAGE LTV
RATIO AT MATURITY/ARD DATE:   69.5%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            YEAR BUILT/RENOVATED(7),(8)
--------------------------------------------------------------------------------
RANGE OF YEARS              NUMBER OF    PRINCIPAL                 WA    WA UW
BUILT/RENOVATED            PROPERTIES     BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
1895 - 1959                      4    $    74,245,199     1.4%    70.1%    1.19x
1960 - 1969                      4         33,357,285     0.6     77.2%    1.30x
1970 - 1979                     14        135,363,951     2.5     72.6%    1.31x
1980 - 1989                     52        879,870,899    16.2     72.7%    1.37x
1990 - 1999                     88        918,221,934    16.9     73.5%    1.31x
2000 - 2007                    197      3,386,309,133    62.4     71.9%    1.34x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        359    $ 5,427,368,401   100.0%    72.3%    1.34x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------
                            NUMBER OF    PRINCIPAL                 WA    WA UW
PREPAYMENT PROTECTION         LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
DEFEASANCE                     197    $ 3,996,489,856    73.6%    72.8%   1.33x
YIELD MAINTENANCE               43        968,717,010    17.8     68.6%   1.40x
YM, DEF/YM                       5        298,000,000     5.5     78.5%   1.26x
DEF/YM                           3         92,963,000     1.7     69.0%   1.35x
YM/DEF                          15         27,673,534     0.5     76.2%   1.24x
DEF, DEF/YM                      1         20,000,000     0.4     74.1%   1.11x
DEF, FIXED PENALTY               1         14,990,000     0.3     71.0%   1.31x
NO PENALTY                       1          8,535,000     0.2     76.2%   1.35x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        266    $ 5,427,368,401   100.0%    72.3%   1.34x
--------------------------------------------------------------------------------

(1)   Excludes loans that are interest-only for the entire term.

(2)   With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments as defined in the related appraisal.
      Information with respect to the mortgage loans with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with one or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

(3)   Includes 1 interest-only ARD loan representing 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(4)   Includes 2 partial interest-only ARD loan representing 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(5)   Includes 1 amortizing ARD loan representing 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(6)   Includes 4 ARD loans.

(7)   Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each mortgaged property.

(8)   Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than 1 mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                    9 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS - LOAN GROUP 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------
RANGE OF                    NUMBER OF    PRINCIPAL                 WA    WA UW
PRINCIPAL BALANCES            LOANS      BALANCE       % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
$1,000,000 - $2,999,999         34    $    67,846,638     1.6%    70.7%   1.35x
$3,000,000 - $3,999,999         13         46,502,846     1.1     67.7%   1.44x
$4,000,000 - $4,999,999         19         85,788,167     2.0     72.6%   1.34x
$5,000,000 - $6,999,999         39        227,618,885     5.3     71.2%   1.34x
$7,000,000 - $9,999,999         24        204,468,185     4.8     73.2%   1.31x
$10,000,000 - $14,999,999       18        215,281,967     5.0     69.9%   1.31x
$15,000,000 - $24,999,999       19        373,720,942     8.7     75.1%   1.28x
$25,000,000 - $49,999,999       21        743,093,500    17.4     74.5%   1.39x
$50,000,000 - $99,999,999        8        521,961,271    12.2     68.8%   1.45x
$100,000,000 - $284,000,000     10      1,785,033,498    41.8     72.9%   1.30x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        205    $ 4,271,315,899   100.0%    72.5%   1.34x
--------------------------------------------------------------------------------
AVERAGE BALANCE
 PER LOAN:             $20,835,687
AVERAGE BALANCE
 PER PROPERTY:         $15,703,367
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------
RANGE OF MORTGAGE           NUMBER OF    PRINCIPAL                 WA    WA UW
INTEREST RATES                LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
5.3800% - 5.4999%                6    $   246,175,000     5.8%    68.2%   1.62x
5.5000% - 5.7499%               67      1,831,175,574    42.9     70.4%   1.33x
5.7500% - 5.9999%               75      1,051,700,094    24.6     74.4%   1.33x
6.0000% - 6.4999%               43        891,765,231    20.9     76.6%   1.28x
6.5000% - 6.9210%               14        250,500,000     5.9     70.4%   1.33x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        205    $ 4,271,315,899   100.0%    72.5%   1.34x
--------------------------------------------------------------------------------
WA INTEREST RATE:           5.8582%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   ORIGINAL TERM TO MATURITY/ARD IN MONTHS(4)
--------------------------------------------------------------------------------
RANGE OF ORIGINAL TERMS     NUMBER OF    PRINCIPAL                 WA    WA UW
TO MATURITY/ARD               LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
60 - 72                         24    $   990,770,589    23.2%    74.1%   1.34x
73 - 84                         12        198,875,000     4.7     70.6%   1.60x
85 - 120                       164      3,050,370,309    71.4     72.1%   1.32x
121 - 180                        5         31,300,000     0.7     75.1%   1.41x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        205    $ 4,271,315,899   100.0%    72.5%   1.34x
--------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM:  105 MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           GEOGRAPHIC DISTRIBUTION(1)
--------------------------------------------------------------------------------
                            NUMBER OF    PRINCIPAL                 WA    WA UW
GEOGRAPHIC LOCATION        PROPERTIES     BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
NEW YORK                        28    $   829,295,045    19.4%    73.1%   1.22x
CALIFORNIA                      63        817,694,573    19.1     67.9%   1.31x
  SOUTHERN CALIFORNIA           29        559,869,990    13.1     68.7%   1.31x
  NORTHERN CALIFORNIA           34        257,824,583     6.0     66.2%   1.31x
FLORIDA                         14        395,731,041     9.3     73.4%   1.31x
PENNSYLVANIA(3)                  7        240,221,318     5.6     78.0%   1.25x
TEXAS                           21        212,316,401     5.0     70.0%   1.43x
OTHER                          139      1,776,057,521    41.6     73.8%   1.41x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        272    $ 4,271,315,899   100.0%    72.5%   1.34x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------
                            NUMBER OF    PRINCIPAL                 WA    WA UW
RANGE OF UW DSCRS             LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
1.10X - 1.14X                   10    $   288,435,698     6.8%    75.0%   1.11x
1.15X - 1.19X                   47        348,319,208     8.2     75.1%   1.16x
1.20X - 1.29X                   64      1,949,004,065    45.6     73.7%   1.23x
1.30X - 1.49X                   48      1,041,841,428    24.4     72.5%   1.37x
1.50X - 1.99X                   30        552,384,389    12.9     68.1%   1.71x
2.00X - 2.75X                    6         91,331,110     2.1     57.2%   2.35x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        205    $ 4,271,315,899   100.0%    72.5%   1.34x
--------------------------------------------------------------------------------
WA UW DSCR:                   1.34X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  REMAINING TERMS TO MATURITY/ARD IN MONTHS(4)
--------------------------------------------------------------------------------
RANGE OF REMAINING          NUMBER OF    PRINCIPAL                 WA    WA UW
TERMS TO MATURITY             LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
54 - 60                         24    $   990,770,589    23.2%    74.1%   1.34x
61 - 84                         12        198,875,000     4.7     70.6%   1.60x
85 - 120                       168      3,077,870,309    72.1     72.2%   1.32x
121 - 178                        1          3,800,000     0.1     80.0%   1.19x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        205    $ 4,271,315,899   100.0%    72.5%   1.34x
--------------------------------------------------------------------------------
WA REMAINING TERM:      102 MONTHS
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                     PROPERTY TYPE DISTRIBUTION(1)
-----------------------------------------------------------------------------------------------------------
                                                   NUMBER OF       PRINCIPAL    % OF        WA      WA UW
PROPERTY TYPE          SUB PROPERTY TYPE          PROPERTIES        BALANCE      IPB      LTV(2)   DSCR(2)
-----------------------------------------------------------------------------------------------------------

OFFICE                 CBD                            28      $  1,184,662,352   27.7%    73.6%    1.25x
                       Suburban                       35           620,124,299   14.5     72.4%    1.33x
                       ------------------------------------------------------------------------------------
                          SUBTOTAL:                   63      $  1,804,786,650   42.3%    73.2%    1.28x
-----------------------------------------------------------------------------------------------------------
RETAIL                 Anchored                       76      $  1,037,058,807   24.3%    72.9%    1.26x
                       Unanchored                     43           185,349,775    4.3     70.3%    1.32x
                       Shadow Anchored                 8            52,460,000    1.2     74.9%    1.18x
                       ------------------------------------------------------------------------------------
                          SUBTOTAL:                  127      $  1,274,868,583   29.8%    72.6%    1.27x
-----------------------------------------------------------------------------------------------------------
HOTEL                  Full Service                   14      $    627,913,500   14.7%    71.0%    1.49x
                       Limited Service                19           140,173,547    3.3     72.5%    1.42x
                       ------------------------------------------------------------------------------------
                          SUBTOTAL:                   33      $    768,087,047   18.0%    71.3%    1.48x
-----------------------------------------------------------------------------------------------------------
INDUSTRIAL             Warehouse/Distribution         18      $    242,660,357    5.7%    74.4%    1.52x
                       Flex                            7            42,197,812    1.0     71.5%    1.31x
                       Manufacturing                   1             8,944,036    0.2     66.4%    1.21x
                       ------------------------------------------------------------------------------------
                          SUBTOTAL:                   26      $    293,802,205    6.9%    73.7%    1.48x
-----------------------------------------------------------------------------------------------------------
SENIOR HOUSING         Skilled Nursing                 8      $     34,155,000    0.8%    60.7%    2.75x
                       Assisted Living                 1            11,300,000    0.3     68.1%    1.33x
                       ------------------------------------------------------------------------------------
                          SUBTOTAL:                    9      $     45,455,000    1.1%    62.6%    2.40x
-----------------------------------------------------------------------------------------------------------
MIXED USE              Multifamily/Retail              3      $     20,213,000    0.5%    72.5%    1.17x
                       Multifamily/Office/Retail       1             9,200,000    0.2     72.2%    1.10x
                       Office/Retail                   1             6,100,000    0.1     70.3%    1.49x
                       Self Storage/Retail             1             4,400,000    0.1     79.6%    1.47x
                       Office/Industrial               1             3,500,000    0.1     54.7%    2.43x
                       ------------------------------------------------------------------------------------
                          SUBTOTAL:                    7      $     43,413,000    1.0%    71.4%    1.33x
-----------------------------------------------------------------------------------------------------------
SELF STORAGE                                           6      $     36,867,382    0.9%    67.7%    1.38x
-----------------------------------------------------------------------------------------------------------
PARKING GARAGE                                         1      $      4,036,032    0.1%    74.7%    1.57x
-----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                              272      $  4,271,315,899  100.0%    72.5%    1.34x
-----------------------------------------------------------------------------------------------------------

(1)   Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than 1 mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(2)   With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments as defined in the related appraisals.
      Information with respect to the mortgage loans with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with one or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

(3)   Does not include 1 mortgaged property located in Middleton Township,
      Pennsylvania, because this mortgaged property serves as collateral under 1 mortgage loan along with another mortgaged property located in New Jersey, and the related mortgage loan documents do not provide for allocation between the mortgaged properties. This mortgage loan represents 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(4)   Includes 3 ARD loans representing approximately 2.2% of the loan group 1 principal balance of the pool of mortgage loans as of the cut-off date.

                                    10 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
RANGE OF ORIGINAL           NUMBER OF    PRINCIPAL                 WA    WA UW
AMORTIZATION TERMS            LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
240 - 240                        6    $    28,825,463     1.8%    66.6%   1.55x
241 - 300                       19        411,597,702    25.6     70.0%   1.29x
301 - 360                      104      1,166,391,005    72.6     73.9%   1.23x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        129    $ 1,606,814,170   100.0%    72.8%   1.25x
--------------------------------------------------------------------------------
WEIGHTED AVERAGE ORIGINAL
 AMORT TERM:            339 MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
                            NUMBER OF    PRINCIPAL                 WA    WA UW
RANGE OF CUT-OFF LTVS         LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
47.1% - 50.0%                    1    $     6,188,305     0.1%    47.1%   2.00x
50.1% - 60.0%                   15        276,305,648     6.5     57.5%   1.65x
60.1% - 65.0%                   23        349,552,195     8.2     63.5%   1.58x
65.1% - 70.0%                   26        836,098,044    19.6     67.4%   1.28x
70.1% - 75.0%                   52        885,922,893    20.7     72.9%   1.35x
75.1% - 80.0%                   86      1,868,503,814    43.7     78.3%   1.26x
80.1% - 85.0%                    1         21,845,000     0.5     85.0%   1.23x
85.1% - 90.1%                    1         26,900,000     0.6     90.1%   1.55x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        205    $ 4,271,315,899   100.0%    72.5%   1.34x
--------------------------------------------------------------------------------
WEIGHTED AVERAGE CUT-OFF
 DATE LTV RATIO:              72.5%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------
                            NUMBER OF    PRINCIPAL                 WA    WA UW
AMORTIZATION TYPES            LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
BALLOON LOANS
  INTEREST-ONLY(3)              76    $ 2,664,501,729    62.4%    72.4%   1.39x
  PARTIAL INTEREST-ONLY(4)      75        969,611,660    22.7     74.9%   1.21x
  BALLOON(5)                    54        637,202,510    14.9     69.5%   1.31x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        205    $ 4,271,315,899   100.0%    72.5%   1.34x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          PARTIAL INTEREST-ONLY PERIODS
--------------------------------------------------------------------------------
RANGE OF PARTIAL            NUMBER OF    PRINCIPAL                 WA    WA UW
INTEREST-ONLY PERIODS         LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
12 - 12                          4    $    70,165,000     7.2%    77.7%   1.12x
13 - 24                         14        230,710,000    23.8     70.0%   1.24x
25 - 36                         10        109,920,000    11.3     78.4%   1.23x
37 - 48                          2          8,750,000     0.9     78.8%   1.18x
49 - 72                         45        550,066,660    56.7     75.9%   1.20x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         75    $   969,611,660   100.0%    74.9%   1.21x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  LOAN PURPOSE
--------------------------------------------------------------------------------
                            NUMBER OF    PRINCIPAL                 WA    WA UW
LOAN PURPOSE                  LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
REFINANCE                      114    $ 2,207,202,182    51.7%    71.0%   1.37x
ACQUISITION                     91      2,064,113,717    48.3     74.2%   1.30x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        205    $ 4,271,315,899   100.0%    72.5%   1.34x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
RANGE OF REMAINING          NUMBER OF    PRINCIPAL                 WA    WA UW
AMORTIZATION TERMS            LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
238 - 240                        6    $    28,825,463     1.8%    66.6%   1.55x
241 - 300                       19        411,597,702    25.6     70.0%   1.29x
301 - 360                      104      1,166,391,005    72.6     73.9%   1.23x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        129    $ 1,606,814,170   100.0%    72.8%   1.25x
--------------------------------------------------------------------------------
WEIGHTED AVERAGE
REMAINING AMORT TERM:   338 MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    LTV RATIOS AS OF THE MATURITY/ARD DATE(6)
--------------------------------------------------------------------------------
                            NUMBER OF    PRINCIPAL                 WA    WA UW
RANGE OF MATURITY LTVS        LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
39.8% - 50.0%                   10    $    57,904,109     1.4%    57.5%   1.54x
50.1% - 60.0%                   34        717,568,925    16.8     64.0%   1.41x
60.1% - 70.0%                   73      1,243,690,211    29.1     69.2%   1.33x
70.1% - 75.0%                   54        898,051,653    21.0     75.9%   1.37x
75.1% - 80.0%                   33      1,327,201,000    31.1     78.3%   1.27x
80.1% - 90.1%                    1         26,900,000     0.6     90.1%   1.55x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        205    $ 4,271,315,899   100.0%    72.5%   1.34x
--------------------------------------------------------------------------------
WEIGHTED AVERAGE LTV RATIO
AT MATURITY/ARD DATE:         69.2%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            YEAR BUILT/RENOVATED(7),(8)
--------------------------------------------------------------------------------
RANGE OF YEARS              NUMBER OF    PRINCIPAL                 WA    WA UW
BUILT/RENOVATED            PROPERTIES     BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
1895 - 1969                      6    $    93,605,199     2.2%    71.8%   1.22x
1970 - 1979                      3         30,173,951     0.7     69.4%   1.64x
1980 - 1989                     35        649,931,693    15.2     70.8%   1.42x
1990 - 1999                     70        701,061,424    16.4     73.3%   1.32x
2000 - 2007                    158      2,796,543,632    65.5     72.8%   1.32x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        272    $ 4,271,315,899   100.0%    72.5%   1.34x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------
                            NUMBER OF    PRINCIPAL                 WA    WA UW
PREPAYMENT PROTECTION         LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
DEFEASANCE                     150    $ 3,057,323,346    71.6%    73.3%   1.32x
YIELD MAINTENANCE               32        804,356,019    18.8     67.6%   1.43x
YM, DEF/YM                       5        298,000,000     7.0     78.5%   1.26x
DEF/YM                           2         63,963,000     1.5     67.2%   1.42x
YM/DEF                          15         27,673,534     0.6     76.2%   1.24x
DEF, DEF/YM                      1         20,000,000     0.5     74.1%   1.11x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        205    $ 4,271,315,899   100.0%    72.5%   1.34x
--------------------------------------------------------------------------------

(1)   Excludes mortgage loans that are interest-only for the entire term.

(2)   With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments as defined in the related appraisal.
      Information with respect to the mortgage loans with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with one or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

(3)   Includes 1 interest-only ARD loan representing 0.2% of the aggregate principal balance of the Loan Group 1 mortgage loans as of the cut-off date.

(4)   Includes 1 partial interest-only ARD loan representing 1.8% of the aggregate principal balance of the Loan Group 1 mortgage loans as of the cut-off date.

(5)   Includes 1 amortizing ARD loan representing 0.2% of the aggregate principal balance of the Loan Group 1 mortgage loans as of the cut-off date.

(6)   Includes 3 ARD loans.

(7)   Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each mortgaged property.

(8)   Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than 1 mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                    11 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                    COLLATERAL CHARACTERISTICS - LOAN GROUP 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------
RANGE OF                    NUMBER OF    PRINCIPAL                 WA    WA UW
PRINCIPAL BALANCES            LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
$1,920,000 - $2,999,999          3    $     7,213,543     0.6%    68.9%    1.28x
$3,000,000 - $3,999,999          2          7,020,000     0.6     69.7%    1.41x
$4,000,000 - $4,999,999          3         13,597,000     1.2     79.5%    1.34x
$5,000,000 - $6,999,999         10         60,071,959     5.2     75.7%    1.26x
$7,000,000 - $9,999,999         13        104,305,000     9.0     72.3%    1.26x
$10,000,000 - $14,999,999        6         74,060,000     6.4     71.5%    1.30x
$15,000,000 - $24,999,999       10        167,135,000    14.5     76.8%    1.31x
$25,000,000 - $90,000,000       14        722,650,000    62.5     69.9%    1.37x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         61    $ 1,156,052,502   100.0%    71.6%    1.34x
--------------------------------------------------------------------------------
AVERAGE BALANCE
 PER LOAN:             $18,951,680
AVERAGE BALANCE
 PER PROPERTY:         $13,287,960
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------
RANGE OF MORTGAGE           NUMBER OF    PRINCIPAL                 WA    WA UW
INTEREST RATES                LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
5.3950% - 5.7499%               33    $   628,685,206    54.4%    70.0%    1.36x
5.7500% - 6.2499%               26        518,671,039    44.9     73.5%    1.33x
6.2500% - 6.6189%                2          8,696,257     0.8     72.6%    1.23x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         61    $ 1,156,052,502   100.0%    71.6%    1.34x
--------------------------------------------------------------------------------
WEIGHTED AVERAGE
 INTEREST RATE:             5.7741%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   ORIGINAL TERM TO MATURITY/ARD IN MONTHS(3)
--------------------------------------------------------------------------------
RANGE OF ORIGINAL TERMS     NUMBER OF    PRINCIPAL                 WA    WA UW
TO MATURITY/ARD               LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
60 - 84                         20    $   405,275,000    35.1%    72.6%    1.36x
85 - 120                        41        750,777,502    64.9     71.1%    1.34x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         61    $ 1,156,052,502   100.0%    71.6%    1.34x
--------------------------------------------------------------------------------
WEIGHTED AVERAGE ORIGINAL
  LOAN TERM:            100 MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           GEOGRAPHIC DISTRIBUTION(1)
--------------------------------------------------------------------------------
                            NUMBER OF    PRINCIPAL                 WA    WA UW
GEOGRAPHIC LOCATION        PROPERTIES     BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
NEW YORK                        13    $   335,100,000    29.0%    63.0%    1.44x
FLORIDA                          8        157,486,257    13.6     76.3%    1.13x
TEXAS                           16        157,401,500    13.6     78.6%    1.29x
CALIFORNIA                      22        142,275,991    12.3     66.0%    1.64x
  NORTHERN CALIFORNIA           16         90,000,000     7.8     61.9%    1.87x
  SOUTHERN CALIFORNIA            6         52,275,991     4.5     73.0%    1.24x
MICHIGAN                         8         72,843,000     6.3     74.5%    1.19x
TENNESSEE                        1         59,100,000     5.1     79.0%    1.25x
OTHER                           19        231,845,753    20.1     76.7%    1.27x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         87    $ 1,156,052,502   100.0%    71.6%    1.34x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------
                            NUMBER OF    PRINCIPAL                 WA    WA UW
RANGE OF UW DSCRS             LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
1.07X - 1.09X                    5    $   133,167,285    11.5%    76.9%    1.08x
1.10X - 1.14X                    1          7,000,000     0.6     56.0%    1.14x
1.15X - 1.19X                    8        185,342,753    16.0     76.3%    1.17x
1.20X - 1.29X                   26        440,457,463    38.1     73.7%    1.23x
1.30X - 1.69X                   19        237,585,000    20.6     72.9%    1.39x
1.70X - 2.28X                    2        152,500,000    13.2     54.1%    2.04x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         61    $ 1,156,052,502   100.0%    71.6%    1.34x
--------------------------------------------------------------------------------
WEIGHTED UW DSCR:             1.34X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS(3)
--------------------------------------------------------------------------------
RANGE OF REMAINING          NUMBER OF    PRINCIPAL                 WA    WA UW
TERMS TO MATURITY             LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
54 - 84                         20    $   405,275,000    35.1%    72.6%    1.36x
85 - 120                        41        750,777,502    64.9     71.1%    1.34x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         61    $ 1,156,052,502   100.0%    71.6%    1.34x
--------------------------------------------------------------------------------
WEIGHTED AVERAGE
 REMAINING TERM:         98 MONTHS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                       PROPERTY TYPE DISTRIBUTION(1)
----------------------------------------------------------------------------------------------------------
                                              NUMBER OF      PRINCIPAL                              WA UW
PROPERTY TYPE             SUB PROPERTY TYPE   PROPERTIES      BALANCE       % OF IPB   WA LTV(2)   DSCR(2)
----------------------------------------------------------------------------------------------------------

MULTIFAMILY               Garden                   39      $  448,390,994     38.8%      76.6%      1.30x
                          Mid/High Rise            29         427,471,508     37.0       63.5%      1.51x
                          --------------------------------------------------------------------------------
                              SUBTOTAL:            68      $  875,862,502     75.8%      70.2%      1.40x
----------------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING                               18      $  274,190,000     23.7%      76.2%      1.15x
----------------------------------------------------------------------------------------------------------
MULTIFAMILY/RETAIL                                  1      $    6,000,000      0.5%      67.0%      1.29x
----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                            87      $1,156,052,502    100.0%      71.6%      1.34x
----------------------------------------------------------------------------------------------------------

(1)   Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(2)   With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments as defined in the appraisal. Information with respect to the mortgage loans with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with one or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

(3)   Includes 1 ARD loan representing approximately 1.3% of the aggregate principal balance of the Loan Group 2 mortgage loans as of the cut-off date.

                                    12 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                    COLLATERAL CHARACTERISTICS - LOAN GROUP 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
RANGE OF ORIGINAL           NUMBER OF    PRINCIPAL                 WA    WA UW
AMORTIZATION TERMS            LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
300 - 360                       20    $   262,247,502   100.0%    75.6%    1.19x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         20    $   262,247,502   100.0%    75.6%    1.19x
--------------------------------------------------------------------------------
WA ORIGINAL AMORT
 TERM:                  359 MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
                            NUMBER OF    PRINCIPAL                 WA    WA UW
RANGE OF CUT-OFF LTVS         LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
42.9% - 65.0%                    9    $   218,747,285    18.9%    56.5%    1.79x
65.1% - 70.0%                    8        201,046,257    17.4     67.1%    1.27x
70.1% - 75.0%                   11        207,397,706    17.9     73.6%    1.25x
75.1% - 80.0%                   30        471,973,253    40.8     78.6%    1.22x
80.1% - 82.3%                    3         56,888,000     4.9     80.8%    1.31x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         61    $ 1,156,052,502   100.0%    71.6%    1.34x
--------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:    71.6%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------
                            NUMBER OF    PRINCIPAL                 WA    WA UW
AMORTIZATION TYPES            LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
BALLOON LOANS
INTEREST-ONLY                   41    $   893,805,000    77.3%    70.4%    1.39x
PARTIAL INTEREST-ONLY(3)        15        239,865,500    20.7     76.0%    1.19x
BALLOON                          5         22,382,002     1.9     71.7%    1.19x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         61    $ 1,156,052,502   100.0%    71.6%    1.34x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          PARTIAL INTEREST-ONLY PERIODS
--------------------------------------------------------------------------------
RANGE OF PARTIAL            NUMBER OF    PRINCIPAL                 WA    WA UW
INTEREST-ONLY PERIODS         LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
24 - 48                          4    $    35,694,000    14.9%    77.7%    1.25x
49 - 60                         11        204,171,500    85.1     75.7%    1.18x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         15    $   239,865,500   100.0%    75.9%    1.19x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  LOAN PURPOSE
--------------------------------------------------------------------------------
                            NUMBER OF    PRINCIPAL                 WA    WA UW
LOAN PURPOSE                  LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
REFINANCE                       37    $   720,375,002    62.3%    68.6%    1.40x
ACQUISITION                     24        435,677,500    37.7     76.6%    1.24x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         61    $ 1,156,052,502   100.0%    71.6%    1.34x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
RANGE OF REMAINING          NUMBER OF    PRINCIPAL                 WA    WA UW
AMORTIZATION TERMS            LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
299 - 360                       20    $   262,247,502   100.0%    75.6%    1.19x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         20    $   262,247,502   100.0%    75.6%    1.19x
--------------------------------------------------------------------------------
WA REMAINING
 AMORT TERM:            359 MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    LTV RATIOS AS OF THE MATURITY/ARD DATE(4)
--------------------------------------------------------------------------------
                            NUMBER OF    PRINCIPAL                 WA    WA UW
RANGE OF MATURITY LTVS        LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
42.9% - 65.0%                   13    $   239,476,002    20.7%    57.9%    1.74x
65.1% - 70.0%                   11        317,800,000    27.5     70.0%    1.24x
70.1% - 75.0%                   13        184,843,500    16.0     76.2%    1.25x
75.1% - 80.0%                   22        362,933,000    31.4     78.5%    1.22x
80.1% - 81.5%                    2         51,000,000     4.4     80.6%    1.33x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         61    $ 1,156,052,502   100.0%    71.6%    1.34x
--------------------------------------------------------------------------------
WA LTV RATIO AT
 MATURITY/ARD DATE:           70.3%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           YEAR BUILT/RENOVATED(5),(6)
--------------------------------------------------------------------------------
RANGE OF YEAR               NUMBER OF    PRINCIPAL                 WA    WA UW
BUILT/RENOVATED            PROPERTIES     BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
1960 - 1979                     13    $   119,187,285    10.3%    73.8%    1.23x
1980 - 1989                     17        229,939,206    19.9     78.0%    1.25x
1990 - 1999                     18        217,160,509    18.8     74.1%    1.29x
2000 - 2007                     39        589,765,501    51.0     67.8%    1.42x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         87    $ 1,156,052,502   100.0%    71.6%    1.34x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------
                            NUMBER OF    PRINCIPAL                 WA    WA UW
PREPAYMENT PROTECTION         LOANS       BALANCE      % OF IPB  LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
DEFEASANCE                      47    $   939,166,510    81.2%    71.1%    1.36x
YIELD MAINTENANCE               11        164,360,991    14.2     73.8%    1.25x
DEF/YM                           1         29,000,000     2.5     73.0%    1.20x
DEF, FIXED PENALTY               1         14,990,000     1.3     71.0%    1.31x
NO PENALTY                       1          8,535,000     0.7     76.2%    1.35x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         61    $ 1,156,052,502   100.0%    71.6%    1.34x
--------------------------------------------------------------------------------

(1)   Excludes mortgage loans that are interest-only for the entire term.

(2)   With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments as defined in the related appraisal.
      Information with respect to the mortgage loans with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with one or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

(3)   Includes one partial interest-only ARD loan representing 1.3% of the aggregate principal balance of the Loan Group 2 mortgage loans as of the cut-off date.

(4)   Includes 1 ARD loan.

(5)   Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each mortgaged property.

(6)   Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than 1 mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                    13 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
 TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
LOAN                                                          NUMBER OF    LOAN
SELLER(2)  LOAN NAME                      CITY, STATE         PROPERTIES   GROUP
--------------------------------------------------------------------------------

UBS        GSA Portfolio                  Various, Various         9         1

EHY        Maple Drive Portfolio          Beverly Hills, CA        3         1

UBS        315 Park Avenue South          New York, NY             1         1

UBS        Save Mart Portfolio            Various, CA             31         1

JPMCB      5 Penn Plaza                   New York, NY             1         1
--------------------------------------------------------------------------------
JPMCB      Franklin Mills                 Philadelphia, PA         1         1

UBS        Hyatt Regency - Jacksonville   Jacksonville, FL         1         1

UBS        Americold Portfolio            Various, Various         7         1

NATIXIS    Genesee Valley Center          Flint, MI                1         1

EHY        ChampionsGate Hotel            ChampionsGate, FL        1         1
--------------------------------------------------------------------------------
NCCI       Lembi Portfolio                San Francisco, CA       16         2

AIG        Denmark MHC Portfolio          Various, Various        10         2

NCCI       Stadium Towers                 Anaheim, CA              1         1

UBS        2030 Broadway                  New York, NY             1         2

UBS        Embassy Suites Atlanta         Atlanta, GA              1         1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           TOP 5 TOTAL/WEIGHTED AVERAGE
           TOP 10 TOTAL/WEIGHTED AVERAGE
           TOP 15 TOTAL/WEIGHTED AVERAGE
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
LOAN        CUT-OFF DATE    % OF                       UW     CUT-OFF DATE         PROPERTY
SELLER(2)     BALANCE        IPB    SF/UNITS/ ROOMS   DSCR     LTV RATIO             TYPE
-------------------------------------------------------------------------------------------------

UBS        $  284,000,000    5.2%      1,101,778      1.24x      79.2%              Office

EHY        $  220,000,000    4.1%        583,780      1.34x      66.3%              Office

UBS        $  219,000,000    4.0%        333,641      1.21x      76.8%              Office

UBS        $  209,064,838    3.9%      1,611,853      1.25x      67.2%              Retail

JPMCB      $  203,000,000    3.7%        656,824      1.21x      67.7%              Office
-------------------------------------------------------------------------------------------------
JPMCB      $  174,000,000    3.2%      1,579,457      1.26x      78.4%              Retail

UBS        $  150,000,000    2.8%            966      1.40x      78.9%              Hotel

UBS        $  115,300,000    2.1%      1,373,997      1.88x      74.2%            Industrial

NATIXIS    $  110,668,660    2.0%        542,588      1.11x      72.6%              Retail

EHY        $  100,000,000    1.8%            730      1.27x      64.2%              Hotel
-------------------------------------------------------------------------------------------------
NCCI       $   90,000,000    1.7%            662      1.87x      61.9%           Multifamily

AIG        $   89,250,000    1.6%          3,489      1.19x      74.5%       Manufactured Housing

NCCI       $   83,200,000    1.5%        257,248      1.40x      59.4%              Office

UBS        $   80,000,000    1.5%            153      1.20x      67.7%           Multifamily

UBS        $   80,000,000    1.5%            321      1.65x      64.5%              Hotel
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
           $1,135,064,838   20.9%                     1.25x      72.0%
           $1,785,033,498   32.9%                     1.30x      72.9%
           $2,207,483,498   40.7%                     1.33x      71.5%
-------------------------------------------------------------------------------------------------

(1)   Information with respect to the mortgage loans with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with one or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

(2)   "JPMCB" = JPMorgan Chase Bank, N.A.; "NCCI" = Nomura Credit & Capital,
      Inc; ""EHY"= Eurohypo AG, New York Branch; "Natixis"= Natixis Real Estate
      Capital Inc.; "UBS" = UBS Real Estate Securities Inc.; "AIG" = AIG
      Mortgage Capital, LLC

                                    14 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                            PARI PASSU LOAN SUMMARY
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
 LOAN ID                                         A-NOTE BALANCE AS OF                           MASTER
   NO.      LOAN SELLER   LOAN NAME                  CUT-OFF DATE          TRANSACTION         SERVICER      SPECIAL SERVICER
-----------------------------------------------------------------------------------------------------------------------------

    6          JPMCB      Franklin Mills             $174,000,000       JPMCC 2007-LDP11(2)  Wachovia Bank      CWCapital
                                                     $116,000,000              TBD                TBD              TBD

   10           EHY       ChampionsGate Hotel        $100,000,000       JPMCC 2007-LDP11(2)  Wachovia Bank      CWCapital
                                                     $ 50,000,000              TBD                TBD              TBD

   25           EHY       JQH Hotel Portfolio        $100,000,000              TBD2               TBD              TBD
                                                     $ 50,000,000        JPMCC 2007-LDP11    Wachovia Bank      CWCapital

   39          JPMCB      Carespring Portfolio       $ 34,155,000       JPMCC 2007-LDP11(2)  Wachovia Bank      CWCapital
                                                     $ 34,155,000              TBD                TBD              TBD
                                                     $ 34,155,000              TBD                TBD              TBD

VARIOUS(3)    Natixis      Logan Portfolio           $ 21,180,000       JPMCC 2007-LDP11(2)  Wachovia Bank      CWCapital
                                                     $ 21,180,000              TBD                TBD
-----------------------------------------------------------------------------------------------------------------------------

(1)   "JPMCB" = JPMorgan Chase Bank, N.A.; "Natixis"= Natixis Real Estate
      Capital Inc.; "EHY"= Eurohypo AG, New York Branch.

(2)   Represents the controlling pooling and servicing agreement for the related mortgage loan.

(3)   Consists of loan numbers 248, 251-253, 255, and 257-265.

                                    15 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                          ADDITIONAL DEBT LOAN SUMMARY
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                      CUT-OFF                               TRUST
                                        DATE                               CUT-OFF
                                       TRUST        % OF    PARI PASSU      DATE        TRUST
           LOAN NAME                 BALANCE(1)     IPB        DEBT       LTV(2),(3)  DSCR(2),(4)
-------------------------------------------------------------------------------------------------

GSA PORTFOLIO                      $  284,000,000    5.2%  $          0     79.2%       1.24x
315 PARK AVENUE SOUTH                 219,000,000    4.0              0     76.8        1.21x
FRANKLIN MILLS                        174,000,000    3.2    116,000,000     78.4        1.26x
CHAMPIONSGATE HOTEL                   100,000,000    1.8     50,000,000     64.2        1.27x
LEMBI PORTFOLIO                        90,000,000    1.7              0     61.9        1.87x
DENMARK MHC PORTFOLIO                  89,250,000    1.6              0     74.5        1.19x
STADIUM TOWERS                         83,200,000    1.5              0     59.4        1.40x
HEALTHNET HEADQUARTERS                 74,800,000    1.4              0     80.0        1.33x
625 BROADWAY                           53,000,000    1.0              0     69.3        1.16x
JQH HOTEL PORTFOLIO                    50,000,000    0.9    100,000,000     73.0        1.73x
CARESPRING PORTFOLIO                   34,155,000    0.6     68,310,000     60.7        2.75x
EMBASSY SUITES HOTEL & EXECUTIVE
MEETING CENTER                         33,600,000    0.6              0     76.8        1.42x
SMOKETOWN PLAZA                        28,500,000    0.5              0     77.2        1.23x
439 86TH STREET                        24,000,000    0.4              0     79.7        1.21x
500 DAVIS CENTER                       17,927,153    0.3              0     71.7        1.32x
EDENTREE APARTMENT VILLAGE             15,000,000    0.3              0     81.5        1.41x
SQUIRE HILL APARTMENTS                 14,990,000    0.3              0     71.0        1.31x
PARKWAY TOWERS                         14,500,000    0.3              0     73.6        1.27x
BARBANEL MULTIFAMILY PORTFOLIO         10,200,000    0.2              0     58.6        1.30x
FOOTHILL GLEN APARTMENTS                8,535,000    0.2              0     76.2        1.35x
ASHLEY FURNITURE                        5,914,030    0.1              0     74.9        1.28x
LOGAN PORTFOLIO(6)                     21,180,000    0.0     21,180,000     77.1        1.18x
-------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE             $1,445,751,183   26.6%  $355,490,000     73.7%       1.35x
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                     JUNIOR/      CUT-OFF DATE        TOTAL         TOTAL       CUT-OFF
                                    B-NOTES/         TOTAL           MORTGAGE      MORTGAGE       DATE
                                   SUBORDINATE      MORTGAGE       DEBT CUT-OFF      DEBT      MEZZANINE
           LOAN NAME                 SECURED        DEBT(2)       DATE LTV(2),(3)  DSCR(2,4)    BALANCE
-------------------------------------------------------------------------------------------------------------

GSA PORTFOLIO                      $         0   $  284,000,000        79.2%        1.24x     $ 21,502,000
315 PARK AVENUE SOUTH                        0      219,000,000        76.8         1.21x       30,500,000
FRANKLIN MILLS                               0      290,000,000        78.4         1.26x                0
CHAMPIONSGATE HOTEL                          0      150,000,000        64.2         1.27x                0
LEMBI PORTFOLIO                     25,000,000      115,000,000        79.1         1.37x       17,430,000
DENMARK MHC PORTFOLIO                        0       89,250,000        74.5         1.19x       11,850,000
STADIUM TOWERS                      16,800,000      100,000,000        71.4         1.10x                0
HEALTHNET HEADQUARTERS                       0       74,800,000        80.0         1.33x       16,644,306
625 BROADWAY                                 0       53,000,000        69.3         1.16x        7,000,000
JQH HOTEL PORTFOLIO                          0      150,000,000        73.0         1.73x                0
CARESPRING PORTFOLIO                         0      102,465,000        60.7         2.75x                0
EMBASSY SUITES HOTEL & EXECUTIVE
MEETING CENTER                               0       33,600,000        76.8         1.42x        2,844,000
SMOKETOWN PLAZA                              0       28,500,000        77.2         1.23x                0(5)
439 86TH STREET                              0       24,000,000        79.7         1.21x        2,500,000
500 DAVIS CENTER                     3,000,000       20,927,153        83.7         1.07x                0
EDENTREE APARTMENT VILLAGE           1,000,000       16,000,000        87.0         1.30x        3,040,000
SQUIRE HILL APARTMENTS               1,600,000       16,590,000        78.6         1.15x                0
PARKWAY TOWERS                               0       14,500,000        73.6         1.27x        1,500,000
BARBANEL MULTIFAMILY PORTFOLIO               0       10,200,000        58.6         1.30x        2,300,000
FOOTHILL GLEN APARTMENTS             1,500,000       10,035,000        89.6         1.10x                0
ASHLEY FURNITURE                             0        5,914,030        74.9         1.28x          786,596
LOGAN PORTFOLIO(6)                           0       42,360,000        77.1         1.18x                0
-------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE             $48,900,000   $1,850,141,183        75.0%        1.36x     $117,896,902
-------------------------------------------------------------------------------------------------------------

(1)   Includes only those assets that are included in the trust fund.

(2)   Information with regard to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan(s), an in the case of the the Franklin Mills, ChampionsGate
      Hotel, JQH Hotel Portfolio, Carespring Portfolio and the Logan Portfolio
      loans, in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance and debt service payments of the respective pari passu companion loans.

(3)   With respect to certain mortgage loans, the cut-off date LTV Ratio was calculated net of certain reserves and/or certain other assumptions or adjustments were made in making such calculation. In addition, with respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values other than the "as-is" value or with ceratin other adjustments as defined in the related appraisal.

(4)   With respect to certain mortgage loans, the (UW) DSCR was calculated net of certain reserves and/or certain other assumptions or adjustments were made in making such calculation.

(5)   The sponsor of the related borrower has an outstanding revolving credit facility with Natixis Real Estate Capital Inc., as lender, secured by, among other things, 100% of the equity interests in the borrower.

(6)   Consists of loan numbers 248, 251-253, 255 and 257-265.

                                    16 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    17 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                                 GSA PORTFOLIO
--------------------------------------------------------------------------------

                       [4 PHOTOS OF GSA PORTFOLIO OMITTED]

                                    18 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                                  GSA PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:               $284,000,000
CUT-OFF DATE PRINCIPAL BALANCE:           $284,000,000
% OF POOL BY IPB:                         5.2%
LOAN SELLER:                              UBS Real Estate Securities Inc.
BORROWER:                                 Denver EPA OC, LLC; Lenexa FDA
                                          OC, LLC; Buffalo NY SSA, LLC;
                                          Acquest Government Leases, LLC;
                                          Pittsburgh USCIS OC, LLC;
                                          Charleston SSA OC, LLC;
                                          Martinsburg IRS OC, LLC; Mineral
                                          Wells BPD OC, LLC;
                                          Parkersburg BPD OC, LLC
SPONSOR:                                  Record Realty (US) LLC
ORIGINATION DATE:                         04/13/07
INTEREST RATE:                            6.22500%
INTEREST-ONLY PERIOD:                     61 months
MATURITY DATE:                            05/09/12
AMORTIZATION TYPE:                        Interest-only
ORIGINAL AMORTIZATION:                    N/A
REMAINING AMORTIZATION:                   N/A
CALL PROTECTION:                          L(9),Grtr1%orYM(15),DeforGrtr1%
                                          orYM(30),O(4)
CROSS-COLLATERALIZATION:                  No
LOCK BOX:                                 Hard
ADDITIONAL DEBT:                          $21,502,000
ADDITIONAL DEBT TYPE(1):                  Mezzanine Loan, Permitted
                                          Mezzanine Loan
LOAN PURPOSE:                             Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                         INITIAL                       MONTHLY
                                          --------------------------------------
TAXES:                                    $417,364                      $181,013
INSURANCE:                                $ 51,827                      $ 32,481
DEFERRED MAINTENANCE:                     $  7,250                      $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Portfolio
TITLE:                                    Fee
PROPERTY TYPE:                            Office -- CBD
SQUARE FOOTAGE:                           1,101,778
LOCATION:                                 Various
YEAR BUILT/RENOVATED:                     Various/Various
OCCUPANCY:                                97.1%
OCCUPANCY DATE:                           Various
NUMBER OF TENANTS:                        19
UW REVENUES:                              $ 29,781,408
UW EXPENSES:                              $  7,413,384
UW NOI:                                   $ 22,368,024
UW NET CASH FLOW:                         $ 22,165,509
APPRAISED VALUE:                          $358,700,000
APPRAISAL DATE:                           11/01/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                     $ 258
CUT-OFF DATE LTV:                         79.2%
MATURITY DATE LTV:                        79.2%
UW DSCR:                                  1.24x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                   SIGNIFICANT TENANTS

TENANT NAME                       MOODY'S/S&P(2)   SQUARE FEET   % OF TOTAL SF   BASE RENT PSF   LEASE EXPIRATION YEAR
----------------------------------------------------------------------------------------------------------------------

ENVIRONMENTAL PROTECTION AGENCY     Aaa / AAA        248,849         22.6%          $ 29.95              2016
BUREAU OF PUBLIC DEBT(3)            Aaa / AAA        220,824         20.0%          $ 24.03           2017, 2021
INTERNAL REVENUE SERVICES(4)        Aaa / AAA        183,155         16.6%          $ 24.66           2014, 2015
VETERANS ADMINISTRATION(5)          Aaa / AAA        102,963          9.3%          $ 24.39              2015
----------------------------------------------------------------------------------------------------------------------

(1)   Future mezzanine debt is permitted subject to certain conditions including, but not limited to; (i) the loan-to-value ratio must not exceed
      85% and (ii) the debt service coverage ratio must be equal to or greater than 1.00x.

(2)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(3)   The tenant has 2 leases, one for 182,500 square feet at a rental rate of
      $25.64 per square foot expiring in 2021 and the second for 38,324 square feet at a rental rate of $16.36 per square foot expiring in 2017.

(4)   The tenant has 2 leases, one for 122,475 square feet at a rental rate of
      $24.72 per square foot expiring in 2015 and the second for 60,680 square feet at a rental rate of $24.54 per square foot expiring in 2014.

(5)   The tenant has 2 leases, one for 85,728 square feet at a rental rate of
      $24.52 per square foot and the second for 17,235 square feet at a rental rate of $23.73 per square foot. Both leases expire in 2015.

                                    19 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                                  GSA PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The GSA Portfolio loan is secured by a first lien mortgage in the fee interest in 9 office buildings located in Denver, Colorado, Buffalo, New York,
Parkersburg, West Virginia, Martinsburg, West Virginia, Charleston, West
Virginia, Pittsburgh, Pennsylvania, Lenexa, Kansas and Mineral Wells, West
Virginia.

THE BORROWER. The borrower is comprised of 9 single purpose entities, which includes Denver EPA OC, LLC; Lenexa FDA OC, LLC; Buffalo NY SSA, LLC; Acquest
Government Leases, LLC; Pittsburgh USCIS OC, LLC; Charleston SSA OC, LLC;
Martinsburg IRS OC, LLC; Mineral Wells BPD OC, LLC; and Parkersburg BPD OC, LLC.

THE SPONSOR. The loan sponsor is Record Realty (US) LLC, which is indirectly owned by Record Realty Trust, which has ownership interests in 41 properties spread across Australia, Germany and the United States with an assessed value totaling approximately US$1.6 billion.

PARTIAL RELEASE. Provided no event of default exists under the related loan documents, the GSA Office Portfolio loan permits the release of 1 or more of the mortgaged properties upon the satisfaction of certain terms and conditions, including but not limited to: (i) partial defeasance or partial prepayment (with yield maintenance) of (a) for the first 10% of the principal balance of the mortgage loan, 100% of the allocated loan amount; (b) for the next 10% to 20% of the principal balance of the mortgage loan, 110% of the allocated loan amount;
(c) for the remainder of the mortgage loan, 125% of the allocated loan amount;
and (ii) the debt service coverage ratio, as of the date immediately after the release of the individual mortgaged property, for the mortgaged properties then remaining subject to the lien of the mortgage must be equal to or greater than the greater of (a) 1.10x and (b) the debt service coverage ratio for the individual mortgaged properties subject to the mortgage (including the individual mortgaged property to be released) as of the date immediately preceding the release of the individual mortgaged property.

THE PROPERTIES. The mortgage loan is collateralized by 9 office properties located throughout the U.S. The properties are 97.1% occupied with approximately
97.8% of the revenue being generated by government agencies. The portfolio consists primarily of recently built or renovated properties that meet the
General Services Administration ("GSA") security specifications and work-space requirements established for government tenants. The weighted average remaining lease term based upon rentable square feet is approximately 8.4 years. The tenant base consists of 17 tenants, including 12 government agencies. The
Environmental Protection Agency (the "EPA"), the largest tenant in the portfolio in terms of both rentable square feet (22.6%) and total rental revenue (26.2%).
Approximately 13.4% of the net rentable area (5 leases) is leased to tenants with termination options within the loan term. An additional 14.2% of the net rentable area (3 leases) is leased to tenants with termination options beyond the loan term.

1501 WYNKOOP -- DENVER, CO The property is a newly constructed, build-to-suit building, with a long term first generation lease through 2016 and is the regional headquarters for the EPA. The property also contains 3 retail tenants, which are Starbucks Corporation, JP Morgan Chase Bank ("Aa2/AA-" by Moody's/S&P)
and Heidi's Brooklyn Deli, with all three leases expiring in 2017. The property is 96.3% occupied with an average rent of $30.20 per square foot.

130 SOUTH ELMWOOD AVENUE -- BUFFALO, NY The property is a multi-tenant office building with a 475 parking space garage occupied by 7 office tenants and a retail tenant. The property, constructed in 2004, is occupied by 7 tenants with the Veterans Administration occupying 38.1% of the net rentable area. All leases are first-generation leases that extend beyond the loan term. The property is
91.9% occupied with an average rent of $23.87 per square foot. 6 tenants have lease termination options between 2009 and 2013.

320 AVERY STREET -- PARKERSBURG, WV The property is a newly constructed single tenant building with a 17-year, first-generation lease expiring in 2021. The facility serves as the headquarters for the Bureau of Public Debt. The property is 100.0% occupied at a rental rate of $25.64 per square foot.

145 MURALL DRIVE -- MARTINSBURG, WV The property is a single tenant building leased to the Internal Revenue Service ("IRS") through 2015. The IRS uses the space as a processing center and has occupied the property since original construction. The property is 100.0% occupied at a rental rate of $24.72 per square foot. The GSA has an option to purchase the property with 90 days notice for $24,766,790.

500 QUARRIER STREET -- CHARLESTON, WV The property is a single tenant building leased to the Social Security Administration through December 2019. The property is 100.0% occupied at a rental rate of $22.69 per square foot.

3000 SIDNEY STREET -- PITTSBURGH, PA The property is a single tenant build-to-suit building, leased to the US Citizen and Immigration Services and the Department of Homeland Security Agency through 2014. The property is 100.0%
occupied at a rental rate of $34.14 per square foot.

11510 WEST 80TH STREET -- LENEXA, KS The property is a 2 building complex leased to the Food and Drug Administration ("FDA") through 2012. The FDA has been a tenant since the property's original construction. The two buildings are 100.0%
occupied at a rental rate of $22.25 per square foot.

186 EXCHANGE STREET -- BUFFALO, NY The property, built in 2003, is leased to the
Social Security Administration through 2015. The property is 100.0% occupied at a rental rate of $25.71 per square foot. The tenant's rent steps down to $14.55 per square foot in 2010. The tenant has a lease termination option in 2010.

457 PETTYVILLE ROAD -- MINERAL WELLS, WV The property is a single tenant building leased to the Bureau of Public Debt through 2017. The property is
100.0% occupied at a rental rate of $16.36 per square foot. The tenant's rent steps down to $14.04 per square foot in 2012. The tenant has a lease termination option in 2012.

                                    20 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                                  GSA PORTFOLIO
--------------------------------------------------------------------------------

THE MARKETS.(1) The GSA Portfolio loan contains 9 individual properties among 5 states and located within 7 regional markets, which include Denver, Washington
D.C, Pittsburgh, Charleston, Parkersburg, Buffalo and Kansas City.

PROPERTY MANAGEMENT. The 11510 West 80th Street and 145 Murall Drive properties are managed by AllCapital/GPT Properties, LLC, which is an affiliated entity of the borrower. The remaining 7 properties are managed by third party property management companies, which include Fox Relocation Management Corporation (130
South Elmwood Avenue, 186 Exchange Street), Petroplus & Associates, Inc. (500
Quarrier Street, 457 Pettyville Road, 320 Avery Street), Oxford Development
Company (3000 Sidney Street) and Opus Northwest Management LLC (1501 Wynkoop).

(1)   Certain information was obtained from the GSA Portfolio loan appraisals, dated November 1, 2006. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

---------------------------------------------------------------------------------------
                                   PROPERTY SUMMARY

                                                YEAR BUILT/
     PROPERTY NAME             LOCATION        YEAR RENOVATED   SQUARE FEET   OCCUPANCY
---------------------------------------------------------------------------------------

1501 WYNKOOP               Denver, CO               2006           276,471      96.3%

130 SOUTH ELMWOOD AVENUE   Buffalo, NY              2004           270,082      91.9%

320 AVERY STREET           Parkersburg, WV          2005           182,500     100.0%

145 MURALL DRIVE(1)        Martinsburg, WV          1996           122,475     100.0%

500 QUARRIER STREET        Charleston, WV       1959 / 2000         90,050     100.0%

3000 SIDNEY STREET         Pittsburgh, PA           2004            36,153     100.0%

11510 WEST 80TH STREET     Lenexa, KS               1992            53,500     100.0%

186 EXCHANGE STREET        Buffalo, NY          2003 / 2005         32,223     100.0%

457 PETTYVILLE ROAD        Mineral Wells, WV        2002            38,324     100.0%
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                          1,101,778      97.1%
---------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                                                                        ALLOCATED LOAN
     PROPERTY NAME                 TOP TENANT           % OF TOTAL SF      BALANCE
--------------------------------------------------------------------------------------

1501 WYNKOOP               Environmental                    90.0%       $  95,100,000
                           Protection Agency
130 SOUTH ELMWOOD AVENUE   Veterans                         38.1%          61,468,705
                           Administration
320 AVERY STREET           Bureau of Public Debt           100.0%          52,074,279

145 MURALL DRIVE(1)        Internal Revenue                100.0%          24,700,000
                           Services
500 QUARRIER STREET        Social Security                 100.0%          19,841,677
                           Administration
3000 SIDNEY STREET         US Citizen and Immigration      100.0%          10,042,318
                           Services
11510 WEST 80TH STREET     Food and Drug                   100.0%           9,110,974
                           Administration
186 EXCHANGE STREET        Social Security                 100.0%           6,721,874
                           Administration
457 PETTYVILLE ROAD        Bureau of Public Debt           100.0%           4,940,173
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                 $ 284,000,000
--------------------------------------------------------------------------------------

(1)   The GSA has an option to purchase the related mortgaged property on 90 days notice for $24,766,790.

---------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

              NUMBER      SQUARE       % OF                   % OF BASE    CUMULATIVE   CUMULATIVE %   CUMULATIVE    CUMULATIVE %
             OF LEASES     FEET      TOTAL SF    BASE RENT      RENT      SQUARE FEET   OF TOTAL SF     BASE RENT    OF BASE RENT
   YEAR      EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING       EXPIRING
---------------------------------------------------------------------------------------------------------------------------------

VACANT           4          32,105      2.9%    $   809,503      2.9%         32,105         2.9%      $   809,503        2.9%
2007 & MTM       0               0      0.0               0      0.0          32,105         2.9%      $   809,503        2.9%
2008             0               0      0.0               0      0.0          32,105         2.9%      $   809,503        2.9%
2009             0               0      0.0               0      0.0          32,105         2.9%      $   809,503        2.9%
2010             2          10,344      0.9         305,961      1.1          42,449         3.9%      $ 1,115,465        3.9%
2011             0               0        0               0        0          42,449         3.9%      $ 1,115,465        3.9%
2012             2          53,500      4.9       1,190,391      4.2          95,949         8.7%      $ 2,305,856        8.1%
2013             0               0        0               0        0          95,949         8.7%      $ 2,305,856        8.1%
2014             3          97,487      8.8       2,741,183      9.7         193,436        17.6%      $ 5,047,038       17.8%
2015             6         326,301     29.6       7,870,278     27.7         519,737        47.2%      $12,917,317       45.5%
2016             1         248,849     22.6       7,452,600     26.2         768,586        69.8%      $20,369,917       71.7%
2017             4          46,368      4.2         933,033      3.3         814,954        74.0%      $21,302,950       75.0%
AFTER            3         286,824     26.0       7,100,573     25.0       1,101,778       100.0%      $28,403,523      100.0%
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                   1,101,778    100.0%    $28,403,523    100.0%
---------------------------------------------------------------------------------------------------------------------------------

                                    21 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                                  GSA PORTFOLIO
--------------------------------------------------------------------------------

             [MAP INDICATING THE LOCATION OF GSA PORTFOLIO OMITTED]

                                    22 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    23 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                             MAPLE DRIVE PORTFOLIO
--------------------------------------------------------------------------------

                   [4 PHOTOS OF MAPLE DRIVE PORTFOLIO OMITTED]

                                    24 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                              MAPLE DRIVE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:               $220,000,000
CUT-OFF DATE PRINCIPAL BALANCE:           $220,000,000
% OF POOL BY IPB:                         4.1%
LOAN SELLER:                              Eurohypo AG
BORROWER:                                 407 N. Maple, L.P., Beverly Place,
                                          L.P., Maple Plaza, L.P.
SPONSOR:                                  Tishman Speyer US Office, Inc.
ORIGINATION DATE:                         05/04/07
INTEREST RATE:                            5.54200%
INTEREST-ONLY PERIOD:                     120 months
MATURITY DATE:                            06/01/17
AMORTIZATION TYPE:                        Interest-only
ORIGINAL AMORTIZATION:                    N/A
REMAINING AMORTIZATION:                   N/A
CALL PROTECTION:                          L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:                  No
LOCK BOX:                                 Cash Management Agreement
ADDITIONAL DEBT(1):                       No
ADDITIONAL DEBT TYPE:                     Permitted Mezzanine Loan
LOAN PURPOSE:                             Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                 INITIAL          MONTHLY
                                               ---------------------------------
TAXES:                                            $605,206         $302,603
INSURANCE:                                              $0               $0
TI/LC(3):                                               $0               $0
REQUIRED REPAIRS:                                       $0               $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Portfolio
TITLE:                                    Fee
PROPERTY TYPE:                            Office -- Suburban
SQUARE FOOTAGE:                           583,780
LOCATION:                                 Beverly Hills, CA
YEAR BUILT/RENOVATED:                     Various
OCCUPANCY:                                97.4%
OCCUPANCY DATE:                           03/31/07
NUMBER OF TENANTS:                        64
HISTORICAL NOI:
  2006:                                   $9,297,389
  TTM AS OF 03/31/07:                     $11,195,475
UW REVENUES:                              $28,938,064
UW EXPENSES:                              $11,572,460
UW NOI:                                   $17,365,604
UW NET CASH FLOW(2):                      $16,521,472
APPRAISED VALUE:                          $332,000,000
APPRAISAL DATE:                           03/30/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                     $377
CUT-OFF DATE LTV:                         66.3%
MATURITY DATE LTV:                        66.3%
UW DSCR:                                  1.34x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                SIGNIFICANT TENANTS

TENANT NAME                   MOODY'S/S&P(4)    SQUARE FEET   % OF TOTAL SF   BASE RENT PSF   LEASE EXPIRATION YEAR
-------------------------------------------------------------------------------------------------------------------

FOX INTERACTIVE MEDIA, INC.      NR/BBB           163,811         28.1%          $ 34.19              2016
MILLER-DM, INC.                  Ba3/BB            60,894         10.4%          $ 31.04              2014
MORGAN STANLEY DW, INC.          Aa3/A+            47,077          8.1%          $ 33.93              2017
-------------------------------------------------------------------------------------------------------------------

(1)   The direct or indirect equity holders of the borrower and certain affiliates of the borrower are permitted to pledge their respective equity interests in the borrower or its affiliates (i) under an existing $300 million revolving credit facility among the loan sponsor and certain affiliates of the loan sponsor, as borrowers, Deutsche Bank Trust Company
      Americas and other financial institutions, as lenders, and Deutsche Bank
      Trust Company Americas, as administrative agent and collateral agent for such lenders or (ii) to a lender meeting certain criteria specified in the loan documents, provided that in each case such loan is either fully recourse to the loan sponsor or is secured by all or substantially all of the assets of the loan sponsor.

(2)   UW Net Cash Flow is higher than historical figures due to (i) the acquisition and lease-up of the previously vacant 407 North Maple Drive property, (ii) tenant lease renewals in a rising market averaging $46-$48 per square foot and (iii) income under the Fox Interactive Media Inc. and
      Morgan Stanley DW Inc. leases being underwritten on a straight-line basis including rent steps through the end of the respective lease term.

(3)   At origination, a borrower principal provided a guaranty with a maximum liability of $2,755,746 in lieu of cash deposits for tenant improvements, leasing commissions and tenant allowance escrows which will be reduced dollar-for-dollar for each dollar the borrower pays for these costs.

(4)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

------------------------------------------------------------------------------------------------
                                       PORTFOLIO SUMMARY

                                                         YEAR BUILT/
PROPERTY NAME                           LOCATION          RENOVATED     SQUARE FEET    OCCUPANCY
------------------------------------------------------------------------------------------------

335-345 NORTH MAPLE DRIVE           Beverly Hills, CA     1987/NAP      287,748          94.9%
407 NORTH MAPLE DRIVE               Beverly Hills, CA     2003/NAP      163,811         100.0%
9232, 9242 AND 9250 BEVERLY BLVD    Beverly Hills, CA     1989/NAP      132,221          99.8%
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                 583,780          97.4%
------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                                                                    ALLOCATED LOAN
PROPERTY NAME                               TOP TENANT             % OF TOTAL SF       BALANCE
--------------------------------------------------------------------------------------------------

335-345 NORTH MAPLE DRIVE             Morgan Stanley DW, Inc.           8.1%         $109,300,000
407 NORTH MAPLE DRIVE               Fox Interactive Media, Inc.        28.1%           65,600,000
9232, 9242 AND 9250 BEVERLY BLVD          Miller-DM, Inc.              10.4%           45,100,000
--------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                46.6%         $220,000,000
--------------------------------------------------------------------------------------------------

                                    25 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                              MAPLE DRIVE PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The Maple Drive Portfolio loan is a $220 million, ten-year interest-only loan secured by a first mortgage on three multi-story office buildings containing 583,780 square feet located in Beverly Hills, California.

THE BORROWER. The borrowers, 407 N. Maple, L.P., Beverly Place, L.P., Maple
Plaza, L.P., each a Delaware limited partnership, are structured as bankruptcy-remote special purpose entities.

THE SPONSOR. Tishman Speyer U.S. Office Inc. is the wholly owned U.S. operating subsidiary of Tishman Speyer Office Fund, a registered Australian REIT ("Tishman
Speyer") with a market capitalization of approximately $715.4 million as of
March 20, 2007, and a net book equity of approximately $561 million and net income of approximately $115.5 million as of December 2006. Since its formation in 1978, Tishman Speyer has developed or acquired a portfolio of over 85 million square feet, valued at approximately $28.8 billion, including properties such as
Rockefeller Center in New York and the Sony Center in Berlin.

PARTIAL RELEASES. The loan documents permit the borrower to obtain the release of an individual mortgaged property through partial defeasance at a release price equal to 115% of the related allocated loan amount, subject to the satisfaction of certain conditions, including, but not limited to: (i) after giving effect to such release, the debt service coverage ratio for the remaining mortgaged properties is at least equal to the greater of (a) the debt service coverage ratio as of the origination date of the loan and (b) the debt service coverage ratio for the remaining mortgaged properties (including the individual mortgaged property to be released) immediately preceeding the release of the individual mortgaged property to be released; (ii) after giving effect to such release, the loan-to-value ratio for the remaining mortgaged properties may not exceed the lesser of (a) the loan-to-value ratio immediately preceding the origination date of the loan and (b) the loan-to-value ratio for the remaining mortgaged properties (including the individual mortgaged property to be released) immediately preceding the release of the individual mortgaged property; and (iii) confirmation from the rating agencies that such a release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the certificates.

THE PROPERTIES.

335-345 NORTH MAPLE DRIVE: 335-345 North Maple Drive is a three-story, 287,748 square foot Class "A" office building with visibility along Maple Drive and
Alden Drive. 335-345 North Maple Drive's frontage is clad in granite and features 2 three-story atrium entrances, 2 subterranean parking levels, 4 elevator lobbies, flexible floor plates, and landscaped courtyards. A new tenant, Patina Restaurant Group, which is expected to completely refurbish an existing restaurant and patio space for a new seafood concept restaurant, has taken possession of the space and is scheduled to open in September 2007.
335-345 North Maple Drive and the other properties in the Maple Drive Portfolio are within 1 mile of downtown Beverly Hills, the Rodeo Drive shopping district, numerous luxury hotels such as the Regent Beverly Wilshire and the Beverly Hills
Triangle commercial district.

407 NORTH MAPLE DRIVE: 407 North Maple Drive is a four-story, 163,811 square foot Class "A" office building. The building has an atrium sky bridge, expansive central courtyard and three-levels of subterranean parking. It is 100% leased and occupied by Fox News Corp., which operates head offices for Fox Interactive
Media and all of the company's Internet-based media, entertainment, consumer and
"B-to-B" services. 407 North Maple Drive has frontage along Maple Drive and is located between Beverly and Santa Monica Boulevards and is surrounded by shopping, luxury hotels and restaurants and private housing communities.

9232, 9242 AND 9250 BEVERLY BOULEVARD: 9232, 9242 and 9250 Beverly Boulevard is
a three-story, 132,221 square foot, Class "A" office building. The granite-clad building houses a new car showroom and service center for Mercedes-Benz of
Beverly Hills on the ground level as well as executive offices for this dealership on the 2nd floor. This dealership is 1 of the highest grossing
Mercedes Benz dealerships in the U.S. and is owned by Group 1 Automotive, a
BB-rated company that owns numerous luxury car dealerships. Group 1 Automotive recently renovated its space, and occupies 46.1% of the building. 9232, 9242 and
9250 Beverly Boulevard has housed the dealership for more than 10 years. The building is highly visible at the corner of Beverly Boulevard and Maple Drive.

                                    26 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                              MAPLE DRIVE PORTFOLIO
--------------------------------------------------------------------------------

THE MARKET(1). The Maple Drive Portfolio is located in Beverly Hills, California and is part of the approximate 43.3 million square foot West Los Angeles office submarket. The City of Beverly Hills covers an area of 5.69 square miles and is located approximately 10 miles west of downtown Los Angeles. It is bounded by the Santa Monica Mountains to the north, the Los Angeles communities of Century
City and Holmby Hills to the west, the Los Angeles community of Beverlywood to the south, and the City of West Hollywood to the east. The City of Beverly Hills contains some of the most expensive real estate in the entire region.

Average household income is $105,790 within a one-mile radius of the Maple Drive
Portfolio. Job growth is dominated by the entertainment industry. The Beverly
Hills office market typically caters to smaller tenants, primarily entertainment, financial services and medical, looking for an exclusive environment of high-end amenities and proximity to executive housing. Century
City is the West Los Angeles submarket's "downtown," featuring a master-planned environment with large office buildings capable of accommodating large tenant requirements. Santa Monica offers multiple concentrations of office buildings and a strong amenity base in a coastal setting, while Brentwood and Westwood feature both large Class "A" office projects and smaller boutique buildings for both large and small tenants alike.

Major employers and notable tenants in the West Los Angeles submarket include the University of Southern California Los Angeles, Fox Entertainment, Yahoo!,
AIG/SunAmerica, Northrop Grumman, Westfield, HBO, Symantec, SONY
Entertainment/MGM, Bear Stearns, E! Entertainment, and Infinity Broadcasting.
The entire West Los Angeles office market is currently experiencing strong demand driven by new tenant requirements and expansion of the existing tenant base. The Beverly Hills office submarket contains approximately 6.5 million square feet in 67 buildings. As of the fourth quarter 2006, Beverly Hills'
overall office vacancy rate was 5.5%, which represents a substantial drop from
13.8% at year end 2005. The market also posted a 7.9% increase in asking rents from $34.32 per square foot in 2005 to $38.28 per square foot in 2006. These figures include non-Class "A" buildings, the exclusion of which would show higher average asking rents and a lower average vacancy. In addition, the rental comps, all of which are Class "A", maintain an average rental rate of $47.88 per square foot.

Recent leasing activity in Beverly Hills has substantiated the market levels mentioned above. Significant new leases include Fox Interactive Media and AOL, which total over 250,000 square feet. 2006 net absorption in Beverly Hills was approximately 289,000 square feet. At the mortgaged properties, lease renewals and new leases are being signed at approximately $48.00 per square foot. Along the Maple Drive Corridor, where the mortgaged properties are located, Tishman
Speyer owns 3 of the 4 buildings in this submarket. The 4th building, 331 North
Maple Drive, was fully leased to AOL in 2005. The mortgaged properties'
surrounding area is essentially fully built out with little vacant land available for new development. The majority of development in the immediate area is mature in nature comprised primarily of single-family residential development along the smaller feeder streets with low to mid-rise office, retail, and service development along the primary connector streets.

SIGNIFICANT TENANTS(2).

Fox Interactive Media Inc. (approximately 163,811 square feet, "BBB/Baa2" by
S&P/Moody's). News Corporation ("News Corp.") is the parent of Fox Interactive
Media, Inc. ("FIM"), a subsidiary that operates many of News Corp.'s businesses across the Internet, including MySpace.com, FoxSports.com, Scout.com, Fox.com,
AmericanIdol.com, IGN.com and other of the company's web properties. FIM also provides users of mobile and wireless devices with content and services, such as
FoxSports.com, MySpace.com and IGN.com, through carriers such as Verizon, Sprint and Cingular. For the first quarter fiscal 2007, News Corp. reported income before cumulative effect of accounting change of approximately $871 million as compared to income before cumulative effect of accounting change of approximately $820 million reported in the first quarter a year ago. These results reflect higher equity earnings of affiliates partially offset by a decrease in consolidated operating income.

Miller-DM, Inc. (approximately 60,894 square feet, "BB/Ba3" by S&P/Moody's).
Miller-DM, Inc., a subsidiary of Group 1 Automotive, Inc. ("Group 1") sells new and used vehicles from 10 dealerships in four major cities in Southern
California. Group 1 owns nearly 140 franchises and 30 collision service centers in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New
Hampshire, New Jersey, New Mexico, New York, Oklahoma, and Texas. Group 1 also offers financing, provides maintenance and repair services, and sells replacement parts. Miller-DM, Inc. uses the space primarily as a Mercedes-Benz dealership. During the year ended 2005, Group 1 sold or leased approximately
126,108 new vehicles representing 33 brands at its dealerships. For the 9 months ended September 2006, Group 1's revenues increased less than 1% to approximately
$4.58 billion.

Morgan Stanley DW, Inc. (approximately 47,077 square feet, "A+/Aa3" by
S&P/Moody's). Morgan Stanley DW is the retail broker-dealer subsidiary of Morgan
Stanley. Morgan Stanley DW has approximately 525 retail locations throughout the
U.S., providing financial advice, estate planning, and savings programs for college and retirement. For the 9 months ended August 2006, Morgan Stanley DW's revenues rose to approximately $57.08 billion, an increase of 56% from the comparable period of the preceding year. Net income from continuing operations before accounting change rose 54% to approximately $5.29 billion. Revenues reflect increased equity sales and trading revenues driven by higher income from derivative products, equity cash products, principal trading strategies and the prime brokerage business.

PROPERTY MANAGEMENT. The Maple Drive Portfolio is managed by Tishman Speyer
Properties, L.P., an affiliate of the borrower.

(1)   Certain information was obtained from the Maple Drive Portfolio appraisals, dated April 9, 2007. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

(2)   Ratings provided for Fox Interactive Media and Miller-DM, Inc. are for the
      parent companies.

                                    27 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                              MAPLE DRIVE PORTFOLIO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

                                                                                 CUMULATIVE   CUMULATIVE                 CUMULATIVE
             NUMBER OF                                               % OF BASE     SQUARE        % OF      CUMULATIVE       % OF
              LEASES     SQUARE FEET   % OF TOTAL SF    BASE RENT      RENT         FEET       TOTAL SF     BASE RENT     BASE RENT
   YEAR      EXPIRING     EXPIRING       EXPIRING       EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

VACANT         NAP          14,950          2.6%               NAP      NAP        14,950         2.6%             NAP       NAP
2007 & MTM     16           26,103          4.5        $   916,827      4.3%       41,053         7.0%     $   916,827       4.3%
2008           11           15,938          2.7            588,060      2.7        56,991         9.8%     $ 1,504,887       7.0%
2009           24           82,637         14.2          3,136,323     14.6       139,628        23.9%     $ 4,641,210      21.6%
2010           10           40,706          7.0          1,517,286      7.1       180,334        30.9%     $ 6,158,496      28.7%
2011           19          100,822         17.3          3,992,944     18.6       281,156        48.2%     $10,151,440      47.3%
2012            1            8,754          1.5            681,165      3.2       289,910        49.7%     $10,832,605      50.5%
2013            0                0          0.0                  0      0.0       289,910        49.7%     $10,832,605      50.5%
2014           10           74,255         12.7          2,353,201     11.0       364,165        62.4%     $13,185,806      61.5%
2015            0                0          0.0                  0      0.0       364,165        62.4%     $13,185,806      61.5%
2016            4          163,811         28.1          6,495,106     30.3       527,976        90.4%     $19,680,912      91.7%
2017            2           55,720          9.5          1,772,048      8.3       583,696       100.0%     $21,452,960     100.0%
AFTER           1               84          0.0                  0      0.0       583,780       100.0%     $21,452,960     100.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL          98          583,780        100.0%       $21,452,960    100.0%
-----------------------------------------------------------------------------------------------------------------------------------

                                    28 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    29 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                              315 PARK AVENUE SOUTH
--------------------------------------------------------------------------------

                    [PHOTO OF 315 PARK AVENUE SOUTH OMITTED]

                                    30 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                              315 PARK AVENUE SOUTH
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:               $219,000,000
CUT-OFF DATE PRINCIPAL BALANCE:           $219,000,000
% OF POOL BY IPB:                         4.0%
LOAN SELLER:                              UBS Real Estate Securities Inc.
BORROWER:                                 315 Park Avenue S, LLC
SPONSOR:                                  Craig Nassi
ORIGINATION DATE:                         06/06/07
INTEREST RATE:                            5.82447%
INTEREST-ONLY PERIOD:                     60 months
MATURITY DATE:                            06/09/12
AMORTIZATION TYPE:                        Interest-only
ORIGINAL AMORTIZATION:                    N/A
REMAINING AMORTIZATION:                   N/A
CALL PROTECTION:                          L(24),Def(34),O(1)
CROSS-COLLATERALIZATION:                  No
LOCK BOX:                                 Hard
ADDITIONAL DEBT(3):                       $30,500,000
ADDITIONAL DEBT TYPE(3):                  Mezzanine Loans
LOAN PURPOSE:                             Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                  Initial         Monthly
                                               ---------------------------------
TAXES:                                            $1,588,930       $264,822
INSURANCE:                                          $206,245        $17,187
DEFERRED MAINTENANCE:                               $256,000             $0
TI/LC(4):                                         $4,000,000             $0
CAPEX(5):                                         $2,605,482         $5,561
DEBT SERVICE(6):                                  $5,000,000             $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset
TITLE:                                    Fee
PROPERTY TYPE:                            Office -- CBD
SQUARE FOOTAGE(1):                        333,641
LOCATION:                                 New York, NY
YEAR BUILT/RENOVATED:                     1910/2007
OCCUPANCY:                                100%
OCCUPANCY DATE:                           03/31/07
NUMBER OF TENANTS:                        5
UW REVENUES:                              $21,251,879
UW EXPENSES:                              $5,365,962
UW NOI(2):                                $15,885,917
UW NET CASH FLOW:                         $15,672,597
APPRAISED VALUE:                          $285,000,000
APPRAISAL DATE:                           05/01/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF(1):                  $656
CUT-OFF DATE LTV:                         76.8%
MATURITY DATE LTV:                        76.8%
UW DSCR:                                  1.21x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                              SIGNIFICANT TENANTS

TENANT NAME          MOODY'S/S&P(7)    SQUARE FEET    % OF TOTAL SF    BASE RENT PSF      LEASE EXPIRATION YEAR
---------------------------------------------------------------------------------------------------------------

CREDIT SUISSE(8)        Aa1/AA-          284,777(8)      85.4%(8)         $ 50.00                 2017
LEUCADIA INC.            Ba2/BB           16,288          4.9%            $ 24.50                 2009
SONICNET, INC.          Baa3/BBB          16,288          4.9%            $ 27.40                 2009
---------------------------------------------------------------------------------------------------------------

(1)   The total square footage represented indicates the re-measured rentable area of 333,641. All per square foot calculations herein are based on the re-measured square footage. The current total square footage equates to
      329,402.

(2)   UW NOI is based on the average rent through the lease term for the Credit
      Suisse space (85.4% of net rentable area). All remaining space (14.6% of net rentable area), which expires in 2008 and 2009, was marked to market to reflect the prevailing market rental rate of $60 per square foot.

(3)   The $30,500,000 mezzanine loans are split into a $30,499,000 senior mezzanine loan and a $1,000 junior mezzanine loan. The junior mezzanine loan is cross-collateralized and cross-defaulted with another mezzanine loan which is secured by the ownership interests of a property that is not included in the trust.

(4)   At origination, the borrower deposited $4,000,000 into the upfront TI/LC reserve. The funds serve as a general TI/LC reserve to be used for re-leasing costs during the loan term.

(5)   At origination, the borrower deposited $2,605,482 into the capital improvement reserve, which is allocated for elevator renovations.

(6)   At origination, the borrower deposited $5,000,000 into the debt service reserve, which will be drawn down during any debt service shortfall for the first mortgage or mezzanine loan.

(7)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(8)   Credit Suisse square footage and % of Total SF is based upon their current square footage leased and the additional 48,864 square feet of Credit
      Suisse Expansion Space (as defined hereafter).

                                    31 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                              315 PARK AVENUE SOUTH
--------------------------------------------------------------------------------

THE LOAN. The 315 Park Avenue South loan is secured by the first mortgage fee interest in a Class "A" office building totaling 333,641 square feet located in
New York, New York.

THE BORROWER. The borrower is 315 Park Avenue S, LLC, a single asset entity controlled by 315 Park Ave S Mz, LLC, which in turn is owned by Bijan Nassi
Family, LLC (66.7%) and Craig Nassi (33.3%).

THE SPONSOR. The loan sponsor is Craig Nassi, the founder of BCN Development, which is a real estate development firm that has been operating since 1993. BCN specializes in the redevelopment and management of mixed use luxury properties located primarily in Houston, Denver and Sacramento. Recent projects completed include the Belvedere Tower, The Prado, Beauvallon and Palladio.

THE PROPERTY 315 Park Avenue South consists of a fee simple interest in a
333,641 square foot Class "A" office building located on the southeast corner of
East 24th Street in Manhattan, New York. The building was originally built in
1910, substantially renovated from 1998 to 2004 at a cost of approximately $18.8 million and is currently undergoing capital improvements at a cost of approximately $2.6 million.

315 Park Avenue South is 100% leased to 5 tenants. Credit Suisse, the largest tenant, currently occupies 70.7% of the net rentable area, subject to a lease expiring in April 2017 at a rental rate of $50 per square foot, with 2, 5-year extension options at fair market value. The Credit Suisse rent steps up to $54 per square foot in 2010 and $55 per square foot in 2015. Pursuant to the in-place lease, Credit Suisse will occupy an additional 48,864 square feet on the 9th, 10th and 11th floors ("Credit Suisse Expansion Space") in January 2011 at a rental rate of $54 per square foot with a step in rent to $55 per square foot in 2015 and a lease expiration of April 2017, with 2, 5-year extension options at fair market value. Credit Suisse offers securities products and financial advisory services to corporations, governments and institutional investors and operates in 57 locations across 26 countries. Credit Suisse has invested over $41.3 million into its current space and is located adjacent to its corporate headquarters building. The tenant has been in occupancy since
2000.

The second largest tenant is Leucadia Inc., which leases 16,288 square feet
(4.9% of net rentable area) through December 2009 at a rental rate of $24.50 per square foot. The tenant also currently leases part of the Credit Suisse
Expansion Space, which represents an additional 16,288 square feet on the 11th floor through December 2009 at a rental rate of $22.83 per square foot. Leucadia
Inc. is a subsidiary of Leucadia National Inc., which was founded in 1854 and is a diversified company that operates in various businesses including manufacturing, real estate, medical product development and winery. The tenant currently has 1,323 employees and is headquartered at 315 Park Avenue South. The tenant has been in occupancy since 1984.

CREDIT SUISSE EXPANSION SPACE. ANU Partners, LLC currently leases the Credit
Suisse Expansion Space (9th, 10th, 11th floor) through September 2010 at a rental rate of $50 per square foot. The tenant deposited $8,700,214 into a title company escrow account, which represents all rent and recoveries due for the
9th, 10th and 11th floor space through September 2010 (excluding Leucadia's rent and recoveries due on the 11th floor space through its lease expiration in
December 2009). The title company is required to remit, on a monthly basis, the contractual rent due under the ANU Partners, LLC lease. The security interest in the title escrow account is assigned to the mortgagee.

THE MARKET(1). 315 Park Avenue South is located in the Midtown South, New York office market, within the Madison/Union Square submarket. The Madison/Union
Square area is bordered by 14th Street to the south, 32nd Street to the north,
East River to the east and Sixth Avenue to the west, with Madison Square Park located centrally in the neighborhood. The 315 Park Avenue South's market area features a variety of upscale restaurants, nightclubs, galleries, theaters and universities. 315 Park Avenue South is accessible via New York City's public transportation system, including the 6, N and R subway lines that are located in close proximity.

According to REIS, as of the first quarter of 2007, the Class "A" Midtown South office market totaled approximately 2.8 million square feet of office space at average asking rents of $59.70 per square foot with a vacancy rate of 3.9%.

PROPERTY MANAGEMENT. 315 Park Avenue South is self-managed by the borrower.

(1)   Certain information was obtained from the 315 Park Avenue South appraisal, dated May 1, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    32 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                              315 PARK AVENUE SOUTH
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

                                                                         CUMULATIVE
             NUMBER OF    SQUARE      % OF                   % OF BASE     SQUARE      CUMULATIVE     CUMULATIVE    CUMULATIVE %
              LEASES       FEET     TOTAL SF    BASE RENT      RENT         FEET      % OF TOTAL SF    BASE RENT    OF BASE RENT
   YEAR      EXPIRING    EXPIRING   EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING       EXPIRING       EXPIRING
--------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP             0      0.0%            NAP      NAP             0          0.0%               NAP        0.0%
2007 & MTM        0             0      0.0     $         0      0.0%            0          0.0%       $         0        0.0%
2008              2        16,288      4.9         636,000      4.0        16,288          4.9%       $   636,000        4.0%
2009              2        32,576      9.8         845,350      5.4        48,864         14.6%       $ 1,481,350        9.4%
2010(1)           0             0      0.0               0      0.0        48,864         14.6%       $ 1,481,350        9.4%
2011              0             0      0.0               0      0.0        48,864         14.6%       $ 1,481,350        9.4%
2012              0             0      0.0               0      0.0        48,864         14.6%       $ 1,481,350        9.4%
2013              0             0      0.0               0      0.0        48,864         14.6%       $ 1,481,350        9.4%
2014              0             0      0.0               0      0.0        48,864         14.6%       $ 1,481,350        9.4%
2015              0             0      0.0               0      0.0        48,864         14.6%       $ 1,481,350        9.4%
2016              0             0      0.0               0      0.0        48,864         14.6%       $ 1,481,350        9.4%
2017              1       284,777     85.4      14,238,850     90.6       333,641        100.0%       $15,720,200      100.0%
AFTER             0             0      0.0               0      0.0       333,641        100.0%       $15,720,200      100.0%
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:            5       333,641    100.0%    $15,720,200    100.0%
--------------------------------------------------------------------------------------------------------------------------------

(1)   ANU Partners, LLC leases the Credit Suisse Expansion Space until 2010.
      Pursuant to its in-place lease, Credit Suisse will acquire the Credit
      Suisse Expansion Space in 2011.

                                    33 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                              315 PARK AVENUE SOUTH
--------------------------------------------------------------------------------

         [MAP INDICATING THE LOCATION OF 315 PARK AVENUE SOUTH OMITTED]

                                    34 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    35 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                               SAVE MART PORTFOLIO
--------------------------------------------------------------------------------

                    [4 PHOTOS OF SAVE MART PORTFOLIO OMITTED]

                                    36 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                               SAVE MART PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:               $210,000,000
CUT-OFF DATE PRINCIPAL BALANCE:           $209,064,838
% OF POOL BY IPB:                         3.9%
LOAN SELLER:                              UBS Real Estate Securities Inc.
BORROWER:                                 RMP Properties, LLC
SPONSOR:                                  Standiford Partners, LLC
ORIGINATION DATE:                         04/03/07
INTEREST RATE:                            5.62000%
INTEREST-ONLY PERIOD:                     N/A
MATURITY DATE:                            04/09/17
AMORTIZATION TYPE:                        Balloon
ORIGINAL AMORTIZATION:                    300 months
REMAINING AMORTIZATION:                   297 months
CALL PROTECTION:                          L(24),Grtr1%orYM(89),O(4)
CROSS-COLLATERALIZATION:                  No
LOCK BOX:                                 Hard
ADDITIONAL DEBT:                          No
ADDITIONAL DEBT TYPE:                     N/A
LOAN PURPOSE:                             Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                  INITIAL         MONTHLY
                                               ---------------------------------
TAXES:                                                $0              $0
INSURANCE:                                            $0              $0
CAPEX:                                                $0              $0
OTHER:                                                $0              $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Portfolio
TITLE:                                    Fee
PROPERTY TYPE:                            Retail -- Anchored
SQUARE FOOTAGE:                           1,611,853
LOCATION:                                 Various, CA
YEAR BUILT/RENOVATED:                     Various/Various
OCCUPANCY:                                100.0%
OCCUPANCY DATE:                           07/09/07
NUMBER OF TENANTS:                        31
AVERAGE IN-LINE SALES/SF:                 $362
UW REVENUES:                              $26,419,866
UW EXPENSES:                              $5,997,942
UW NOI:                                   $20,421,924
UW NET CASH FLOW:                         $19,615,998
APPRAISED VALUE:                          $311,155,000
APPRAISAL DATE:                           Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                     $130
CUT-OFF DATE LTV:                         67.2%
MATURITY DATE LTV:                        51.6%
UW DSCR:                                  1.25x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                SIGNIFICANT TENANTS

                      RATINGS                       % OF
TENANT SUMMARY     MOODY'S/S&P(1)    TOTAL SF     TOTAL SF    BASE RENT PSF     SALES PSF     LEASE EXPIRATION YEAR
-------------------------------------------------------------------------------------------------------------------

SAVE MART(2)                         1,611,853     100.0%        $ 11.80          $362                2027
-------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(2)   The Save Mart Portfolio is comprised of 31 single tenant grocery stores subject to one lease between the borrower and Save Mart Supermarkets.

                                    37 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                               SAVE MART PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The Save Mart Portfolio loan is secured by first lien mortgages in 31 grocery stores consisting of 1,611,853 square feet located in Northern
California.

THE BORROWER. The borrower is RMP Properties, LLC, a single purpose entity and affiliate of Standiford Partners, LLC.

THE SPONSOR. The loan sponsor is Standiford Partners, LLC, which is 100% owned by Robert Piccinini, Chairman and CEO of Save Mart Supermarkets.

PARTIAL RELEASE. Provided that no event of default exists, the borrower may obtain release of up to three of the individual mortgaged properties (provided that the aggregate allocated loan amounts of the released mortgaged properties does not exceed 15% of the original principal amount of the loan), from the lien of the mortgage subject to the satisfaction of certain conditions including, but not limited to: (i) the mortgaged property to be released is not among the eight restricted release properties, as defined in the related loan documents, (ii)
the principal balance of the loan to be prepaid must equal or exceed 120% of the allocated loan amount of the individual mortgaged property to be released and
(iii) the borrower must pay the applicable yield maintenance premium on or prior to the date of the release.

After the release of up to three mortgaged properties, but not more than, in the aggregate, 15% of the original loan amount, the borrower may obtain the release of additional mortgaged properties subject to the satisfaction of certain conditions including, but not limited to: (i) the principal balance of the loan to be prepaid must equal or exceed 115% of the allocated loan amount of the individual mortgaged property to be released, and (ii) the overall loan-to-value ratio of the remaining mortgaged properties is equal to or less than the lesser of (a) 67.5% and (b) the loan-to-value ratio of all mortgaged properties immediately prior to the release, and (iii) the release debt service coverage ratio ("Release DSCR"), as defined in the related loan documents, of the entire portfolio is equal to or greater than the greater of 1.20x and the Release DSCR for the 12 months prior to the release and, (iv) either (a) the average sales per square foot over the preceding 12 month period for the remaining mortgaged properties must be greater than or equal to 95% of the average sales per square foot of the mortgaged properties prior to release or (b) confirmation from the rating agencies that such a release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the certificates.

SUBSTITUTION. Prior to the date that is 6 months prior to the loan maturity date, provided that no event of default exists, the borrower may substitute individual mortgaged properties for like kind and quality properties provided that certain conditions have been satisfied including, but not limited to: (i)
the sales per square foot for the 12 months preceding the substitution of the substitute property must be at least 95% of the sales per square foot of the mortgaged property being substituted for, (ii) the loan-to-value ratio of the substitute property may not be greater than either the loan-to-value ratio of the substituted mortgaged property as of the closing date or the loan-to-value ratio of the substituted property as of the date immediately prior to substitution, (iii) the Release DSCR of the substitute property may not be less than either the Release DSCR of the substituted mortgaged property as of the closing date or the Release DSCR of the substituted mortgaged property as of the date of substitution, and (iv) confirmation from the rating agencies that such a release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the certificates.

THE PROPERTIES. The Save Mart Portfolio loan consists of 31 retail properties totaling 1,611,853 square feet, each 100.0% leased to Save Mart, which had weighted average sales of $362 per square foot in 2006. The mortgaged properties are subject to 1 triple net master lease between the borrower and Save Mart
Supermarkets for 20 years with 2, 5-year extension options and 1 4-year extension option. The master lease is structured to provide a minimum 1.20x debt service coverage ratio for the term of the loan. Each mortgaged property is summarized in the table on the following page.

THE MARKET(1). The Save Mart Portfolio consists of 31 mortgaged properties located across 4 different regions and 15 counties in Northern California. 15 mortgaged properties are located within the San Francisco market, 10 of the mortgaged properties are located within the Sacramento market, 4 are located within the Fresno market, and the remaining 2 are located within the Chico market. On average, the markets represented by the mortgaged properties exhibit a 4.4% vacancy and an average rental rate of $13.74 per square foot. Each of the mortgaged property's respective market is summarized in the table on the following page.

PROPERTY MANAGEMENT. The Save Mart Portfolio is self-managed by the borrower.

(1)   Certain information was obtained from the Save Mart Portfolio's individual property appraisal reports, dated between October 1, 2006 and October 17,
      2006. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

                                    38 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                               SAVE MART PORTFOLIO
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                          PROPERTY SUMMARY

                                                                                         MARKET                  2006    ALLOCATED
                                                    YEAR BUILT/    SQUARE        % OF     RENT       MARKET     SALES       LOAN
PROPERTY NAME                       LOCATION         RENOVATED      FEET      TOTAL SF   PSF(1)    VACANCY(2)    PSF      BALANCE
------------------------------------------------------------------------------------------------------------------------------------

22555 MISSION BLVD             Hayward, CA             2001          61,454      3.8%    $ 19.00      2.6%       $322   $ 11,338,400
6843 MISSION STREET            Daly City, CA           1998          61,881      3.8     $ 18.00      2.6        $430     11,270,910
1322 EL CAMINO REAL            San Bruno, CA           1989          56,280      3.5     $ 19.00      2.6        $517     11,270,910
5190 CLAYTON ROAD              Concord, CA             2000          61,447      3.8     $ 16.50      2.6        $312      9,516,158
1300 FAIRMONT DRIVE            San Leandro, CA         1982          58,526      3.6     $ 17.50      2.6        $484      9,516,158
2027CAMDEN AVENUE              San Jose, CA            1990          49,103      3.0     $ 18.00      2.6        $477      8,976,234
150 BICENTENNIAL WAY           Santa Rosa, CA          1998          55,044      3.4     $ 17.00      2.6        $226      8,706,272
4500 LONETREE WAY              Antioch, CA             1995          60,154      3.7     $ 14.50      2.6        $293      8,166,348
5060 FOOTHILL BLVD             Roseville, CA           1995          53,248      3.3     $ 15.00      7.7        $307      7,761,405
3291 TRUXEL ROAD               Sacramento, CA        1987/2002       51,316      3.2     $ 15.50      7.7        $383      7,693,915
875 SOUTH TRACY BLVD           Tracy, CA               1997          62,236      3.9     $ 12.00      2.6        $505      7,558,934
565 WEST CAPITOL EXPRESSWAY    San Jose, CA            1996          59,907      3.7     $ 12.75      2.6        $406      7,174,238
1033 EAST BIDWELL              Folsom, CA            1990/1997       49,517      3.1     $ 14.50      7.7        $254      6,951,519
25151 SANTA CLARA STREET       Hayward, CA             1990          45,579      2.8     $ 16.25      2.6        $356      6,681,557
7960 GERBER ROAD               Sacramento, CA          1990          49,629      3.1     $ 14.00      7.7        $331      6,614,067
2000 CALIFORNIA AVENUE         Sand City, CA           1997          62,501      3.9     $ 12.00      2.6        $336      6,580,322
386 ELM AVENUE                 Auburn, CA            1979/1997       43,768      2.7     $ 15.00      7.7        $602      6,344,105
6465 TUPELO DRIVE              Citrus Heights, CA    1984/1996       43,354      2.7     $ 15.00      7.7        $234      6,276,615
9160 ELK GROVE FLORIN ROAD     Elk Grove, CA           1994          45,641      2.8     $ 13.00      7.7        $260      5,939,162
1979 PEABODY ROAD              Vacaville, CA         1991/2003       44,745      2.8     $ 14.00      7.7        $379      5,804,181
530 WEST LODI AVENUE           Lodi, CA                1996          50,342      3.1     $ 12.00      2.6        $250      5,736,691
777 E. MONTE VISTA AVENUE      Vacaville, CA           1988          42,630      2.6     $ 14.50      7.7        $395      5,736,691
146 W. EAST AVENUE             Chico, CA             1989/2001       42,294      2.6     $ 13.50      NAV        $420      5,331,748
1223 NORTH DAVIS ROAD          Salinas, CA             1997          62,246      3.9     $ 10.00      2.6        $227      5,281,130
291 MCCRAY STREET              Hollister, CA           1996          62,078      3.9     $ 10.00      2.6        $290      5,264,257
12054 NEVADA CITY HIGHWAY      Grass Valley, CA        1990          43,737      2.7     $ 12.00      NAV        $776      4,926,805
11980 STATE HIGHWAY 88         Jackson, CA             1994          40,593      2.5     $ 11.00      7.7        $336      4,251,900
5750 NORTH FIRST STREET        Fresno, CA              1991          58,360      3.6     $  7.50      7.5        $314      3,981,938
4043 WEST CLINTON AVENUE       Fresno, CA              1996          50,245      3.1     $  7.25      7.5        $222      3,307,033
2425 NORTH BLACKSTONE AVENUE   Fresno, CA              1991          42,630      2.6     $  8.00      7.5        $321      3,205,798
909 SIERRA STREET              Kingsburg, CA           1998          41,368      2.6     $  7.50      7.5        $347      2,834,600
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                           1,611,853    100.0%    $ 13.74      4.4%       $362   $210,000,000
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain information was obtained from Torto Wheaton Market Research as of the first quarter of 2007 and Save Mart Portfolio's individual property appraisal reports, dated between October 1, 2006 and October 17, 2006. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

                                    39 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                               SAVE MART PORTFOLIO
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                                                                          CUMULATIVE
             NUMBER OF    SQUARE       % OF                   % OF BASE     SQUARE      CUMULATIVE     CUMULATIVE    CUMULATIVE %
              LEASES       FEET      TOTAL SF    BASE RENT      RENT         FEET      % OF TOTAL SF    BASE RENT    OF BASE RENT
   YEAR      EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING       EXPIRING       EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP              0      0.0%            NAP      NAP              0         0.0%               NAP        NAP
2007 & MTM       0               0      0.0     $         0      0.0%             0         0.0        $         0        0.0%
2008             0               0      0.0               0      0.0              0         0.0        $         0        0.0%
2009             0               0      0.0               0      0.0              0         0.0        $         0        0.0%
2010             0               0      0.0               0      0.0              0         0.0        $         0        0.0%
2011             0               0      0.0               0      0.0              0         0.0        $         0        0.0%
2012             0               0      0.0               0      0.0              0         0.0        $         0        0.0%
2013             0               0      0.0               0      0.0              0         0.0        $         0        0.0%
2014             0               0      0.0               0      0.0              0         0.0        $         0        0.0%
2015             0               0      0.0               0      0.0              0         0.0        $         0        0.0%
2016             0               0      0.0               0      0.0              0         0.0        $         0        0.0%
2017             0               0      0.0               0      0.0              0         0.0        $         0        0.0%
AFTER            1       1,611,853    100.0     $19,024,178    100.0      1,611,853       100.0%       $19,024,178      100.0%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:           1       1,611,853    100.0%    $19,024,178    100.0%
----------------------------------------------------------------------------------------------------------------------------------

                                    40 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                               SAVE MART PORTFOLIO
--------------------------------------------------------------------------------

          [MAP INDICATING THE LOCATION OF SAVE MART PORTFOLIO OMITTED]

                                    41 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                                  5 PENN PLAZA
--------------------------------------------------------------------------------

                       [3 PHOTOS OF 5 PENN PLAZA OMITTED]

                                    42 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                                  5 PENN PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:               $203,000,000
CUT-OFF DATE PRINCIPAL BALANCE:           $203,000,000
% OF POOL BY IPB:                         3.7%
LOAN SELLER:                              JPMorgan Chase Bank, N.A.
BORROWER:                                 5 Penn Plaza LLC
SPONSOR:                                  461 Eighth Avenue Associates;
                                          Steven Haymes
ORIGINATION DATE:                         04/02/07
INTEREST RATE:                            5.59450%
INTEREST-ONLY PERIOD:                     120 months
MATURITY DATE:                            05/01/17
AMORTIZATION TYPE:                        Interest-only
ORIGINAL AMORTIZATION:                    N/A
REMAINING AMORTIZATION:                   N/A
CALL PROTECTION:                          L(24),Def(89),O(5)
CROSS-COLLATERALIZATION:                  No
LOCK BOX:                                 Hard
ADDITIONAL DEBT:                          No
ADDITIONAL DEBT TYPE(1):                  Permitted Mezzanine Loan
LOAN PURPOSE:                             Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                         INITIAL      MONTHLY
                                                     ---------------------------
TAXES:                                                  $2,495,404     $415,901
INSURANCE:                                                $309,918      $51,653
CAPEX:                                                          $0       $8,071
TI/LC:                                                  $4,079,719      $50,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset
TITLE:                                    Fee
PROPERTY TYPE:                            Office -- CBD
SQUARE FOOTAGE:                           656,824
LOCATION:                                 New York, NY
YEAR BUILT/RENOVATED:                     1925/2006
OCCUPANCY:                                95.0%
OCCUPANCY DATE:                           04/01/07
NUMBER OF TENANTS:                        38
HISTORICAL NOI:
  2005:                                   $5,775,106
  2006:                                   $7,857,200
UW REVENUES:                              $27,905,360
UW EXPENSES:                              $13,374,414
UW NOI(2):                                $14,530,946
UW NET CASH FLOW:                         $13,928,959
APPRAISED VALUE:                          $300,000,000
APPRAISAL DATE:                           01/01/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                     $309
CUT-OFF DATE LTV:                         67.7%
MATURITY DATE LTV:                        67.7%
UW DSCR:                                  1.21x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                    SIGNIFICANT TENANTS

TENANT NAME                            MOODY'S/S&P(3)   SQUARE FEET   % OF TOTAL SF   BASE RENT PSF   LEASE EXPIRATION YEAR
---------------------------------------------------------------------------------------------------------------------------

THOMAS PUBLISHING COMPANY LLC                             113,798         17.3%          $ 32.78              2014
SIRIUS SATELLITE RADIO, INC.              Caa1/NR          55,754          8.5%          $ 35.25           2007, 2016
THE BANK OF NEW YORK                      Aaa/AA-          51,244          7.8%          $ 46.90              2011
VISITING NURSING SERVICE OF NEW YORK                       48,327          7.4%          $ 35.78              2009
COVENANT HOUSE                                             39,254          6.0%          $ 33.00              2022
---------------------------------------------------------------------------------------------------------------------------

(1)   The borrower is permitted to incur mezzanine debt provided certain terms and conditions are satisfied, including but not limited to: (i) no event of default exists under the related loan documents; (ii) the aggregate loan-to-value ratio of the 5 Penn Plaza loan and the mezzanine loan does not exceed 85%; (iii) the aggregate debt service coverage ratio of the
      Penn Plaza loan and the mezzanine loan is at least 1.10x; and (iv) the borrower has obtained confirmation from the rating agencies that the mezzanine loan will not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates.

(2)   The increase in underwritten NOI compared to 2005 and 2006 is primarily due to underwriting rental rate escalations occuring in the next 12 months and a recent increase in leasing activity at the mortgaged property.

(3)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                    43 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                                  5 PENN PLAZA
--------------------------------------------------------------------------------

THE LOAN. The 5 Penn Plaza loan is secured by a first-lien mortgage fee interest in a Class "A-" office building comprising approximately 656,824 square feet located in the Penn Station submarket of Midtown Manhattan, New York.

THE BORROWER. The borrower is 5 Penn Plaza LLC, a New York limited liability company. The borrower is structured as a bankruptcy remote, special purpose entity.

THE SPONSOR. The loan sponsor is 461 Eighth Avenue Associates, a New York partnership. 461 Eighth Avenue Associates is controlled by Stephen D. Haymes.
Mr. Haymes has been involved in the real estate industry for over 30 years and during this period he has owned and operated commercial office buildings in excess of three million square feet, shopping centers in excess of 500,000 square feet and residential buildings in excess of 5,000 units.

THE PROPERTY. The mortgaged property is a 26-story, multi-tenant, Class "A-"
office building containing approximately 656,824 square feet located in New
York, New York.

The mortgaged property is located on the western side of 8th Avenue between West
33rd Street and West 34th Street in the Penn Station office submarket of Midtown
Manhattan. The mortgaged property is located near Pennsylvania Station, which is the main terminal in Midtown Manhattan for the Long Island Railroad, New Jersey
Transit and Amtrak and it also provides subway access for the 1, 2, 3, A, C and
E lines throughout Manhattan. The mortgaged property is located 1 block from
Madison Square Garden, home to several New York sports teams, including the New
York Knicks and the New York Rangers. The Penn Station submarket is the center of the largest urban retail district in the United States, which is anchored by
Macy's Department Store. Over 100 million shoppers visit the submarket area on an annual basis. Major retail tenants in the submarket include H&M, Banana
Republic, Old Navy, Victoria's Secret, The Gap, Zara, Aldo, The Limited,
Structure and Foot Locker. Lastly, the Penn Station submarket borders several distinct parts of Midtown: To the north is Times Square, the Theater District,
Clinton and Times Square South District, to the east is the Midtown Manhattan commercial core and to the west is an industrial area that is home to the Jacob
K. Javits Convention Center.

Built in 1925 and recently renovated in 2006, the mortgaged property is currently 95.0% occupied by 38 tenants. In addition to the tenants listed immediately below, a sample of the mortgaged property's tenants include: HSBC
Bank USA, The Bank of New York, HQ Global Workplaces, LLC and Amnesty
International of USA.

SIGNIFICANT TENANTS.

Thomas Publishing Company LLC ("Thomas"), which has been privately-owned and managed by the family of Harvey Mark Thomas since 1898, provides marketing research services, direct marketing lists and software development services across the world. Thomas' publications include buying guides, product news magazines, software guides, product information exchanges, a factory automation magazine and a guide to finding low-cost freight transportation. Thomas operates
ThomasNet.com as well as online versions of its publications. Thomas' online
Thomas Global Register lists products from approximately 700,000 companies.
Thomas occupies approximately 113,798 square feet, or approximately 17.3% of the mortgaged property's net rentable area. Thomas' lease expires in March 2014.

Sirius Satellite Radio ("Sirius") is a publicly-traded company (Nasdaq: "SIRI")
which provides subscription-based satellite radio service to over 6.5 million subscribers across North America. Sirius' satellite-based service delivers over
60 channels of sports, news, talk, entertainment, traffic, weather and data, including a lineup of programming that includes such famous names as Howard
Stern, CNBC, CNN, Martha Stewart, ABC News, BBC World Service, E! Entertainment,
Maxim, NPR and Radio Disney. Sirius is one of the leading providers of sports radio programming, broadcasting play-by-play action of more than 350 pro and college teams. Sirius features news, talk and play-by-play action from the NFL,
NASCAR, NBA, NHL, Barclays English Premier League soccer, UEFA Champions League, the Wimbledon Championships and more than 125 colleges. Sirius' exclusive automobile partners represent over 40% annual sales of the new vehicle market in the United States. In 2007, Sirius agreed to acquire rival XM Satellite Radio pending regulatory approval. Sirius occupies approximately 55,754 square feet, or approximately 8.5% of the mortgaged property's net rentable area. Sirius has
2 leases, 1 comprising 27,877 square feet, expiring in July 2007, and the other comprising 27,877 square feet, expiring in October 2016.

Visiting Nursing Service of New York ("VNSNY") is the largest not-for-profit home health care agency in the United States with over 9,860 care providers. In
2005, VNSNY made 2,200,000 professional home visits to more than 115,000 patients. From Flatbush to Riverdale, Chinatown to Harlem, New Hyde Park to Old
Westbury, VNSNY's caregivers travel throughout New York City, Nassau and
Westchester Counties, seeing an average of 30,000 patients each day. VNSNY was established in 1893 by Lillian D. Wald, the founder of public health nursing in the United States. VNSNY occupies approximately 48,327 square feet, or approximately 7.4% of the mortgaged property's net rentable area. VNSNY's lease expires in September 2009.

Covenant House ("Covenant") was founded in New York City in 1972, and it has facilities in 21 cities throughout the United States, Canada, Guatemala,
Honduras, Mexico and Nicaragua. In addition to food, shelter, clothing and immediate crisis care, Covenant provides a variety of homeless services, recreation programs, mother/child programs, transitional living programs, life-skills training and street outreach. Covenant occupies approximately 39,254 square feet, or approximately 6.0% of the mortgaged property's net rentable area. Covenant's lease expires in March 2022.

                                    44 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                                  5 PENN PLAZA
--------------------------------------------------------------------------------

THE MARKET(1),(2). The mortgaged property is located in the Penn Station submarket of the Midtown West Office District. The Penn Station submarket's overall vacancy rate closed the third quarter of 2006 at 7.7%, a 6-year low. In the past year, approximately 332,376 square feet has been absorbed, which ranks fourth best in all of Midtown, trailing only the Grand Central, East Side and
West Side submarkets. Additionally, year-to-date leasing activity in the submarket closed the third quarter of 2006 at approximately 803,907 square feet, a 36.9% increase from the prior year's pace and represents the highest third quarter level since 2002. According to the appraisal, after adjusting for inflation and other market conditions in the surrounding leasing office market, the comparables reflect a range in base rent at the mortgaged property of $38.91 to $50.74.

PROPERTY MANAGEMENT. The mortgaged property is managed by CB Richard Ellis Inc.
("CB"), a Delaware corporation. CB is the world's largest commercial real estate services provider (based on 2006 revenue), with more than 300 offices worldwide and approximately 24,000 employees (excluding affiliate and partner offices).(2)

-------------------------------------------------------------------------------

(1)   Certain information was obtained from the 5 Penn Plaza appraisal, dated
      January 1, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

(2)   Certain information was obtained from the CB Richard Ellis Inc. 2006 annual report to shareholders.

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

            NUMBER OF    SQUARE                                  % OF BASE   CUMULATIVE    CUMULATIVE %   CUMULATIVE    CUMULATIVE %
             LEASES       FEET     % OF TOTAL SF    BASE RENT      RENT      SQUARE FEET   OF TOTAL SF     BASE RENT    OF BASE RENT
  YEAR      EXPIRING    EXPIRING     EXPIRING       EXPIRING     EXPIRING     EXPIRING       EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

VACANT         NAP        32,745         5.0%          NAP          NAP         32,745         5.0%           NAP            NAP
2007 & MTM     13         42,684         6.5       $ 1,105,389       4.9%       75,429        11.5%       $ 1,105,389        4.9%
2008            2         28,003         4.3         1,453,520       6.5       103,432        15.7%       $ 2,558,908       11.4%
2009            7         58,024         8.8         2,042,958       9.1       161,456        24.6%       $ 4,601,867       20.5%
2010            4          9,241         1.4           299,849       1.3       170,697        26.0%       $ 4,901,715       21.8%
2011            3         55,424         8.4         2,549,298      11.3       226,121        34.4%       $ 7,451,013       33.2%
2012            1          7,536         1.1           256,224       1.1       233,657        35.6%       $ 7,707,237       34.3%
2013            4          7,861         1.2           459,800       2.0       241,518        36.8%       $ 8,167,037       36.4%
2014           10        159,669        24.3         5,393,566      24.0       401,187        61.1%       $13,560,603       60.4%
2015            3         20,500         3.1           996,358       4.4       421,687        64.2%       $14,556,961       64.8%
2016            4         64,199         9.8         2,079,124       9.3       485,886        74.0%       $16,636,085       74.1%
2017            6         75,930        11.6         2,914,931      13.0       561,816        85.5%       $19,551,016       87.0%
AFTER           3         95,008        14.5         2,912,248      13.0       656,824       100.0%       $22,463,264      100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:         60        656,824       100.0%      $22,463,264     100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                    45 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                                  5 PENN PLAZA
--------------------------------------------------------------------------------

              [MAP INDICATING THE LOCATION OF 5 PENN PLAZA OMITTED]

                                    46 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    47 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                                 FRANKLIN MILLS
--------------------------------------------------------------------------------

                      [3 PHOTOS OF FRANKLIN MILLS OMITTED]

                                    48 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                                 FRANKLIN MILLS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):            $174,000,000
CUT-OFF DATE PRINCIPAL BALANCE:           $174,000,000
% OF POOL BY IPB:                         3.2%
LOAN SELLER:                              JPMorgan Chase Bank, N.A.
BORROWER:                                 Franklin Mills Associates Limited
                                          Partnership
SPONSOR:                                  Simon Property Group, Inc. and
                                          Farallon Capital Management LLC
ORIGINATION DATE:                         05/04/07
INTEREST RATE:                            5.65000%
INTEREST-ONLY PERIOD:                     120 months
MATURITY DATE:                            06/01/17
AMORTIZATION TYPE:                        Interest-only
ORIGINAL AMORTIZATION:                    N/A
REMAINING AMORTIZATION:                   N/A
CALL PROTECTION:                          L(24),Def(85),O(10)
CROSS-COLLATERALIZATION:                  No
LOCK BOX:                                 Cash Management Agreement
ADDITIONAL DEBT:                          $116,000,000
ADDITIONAL DEBT TYPE(1),(2):              Pari Passu Loan, Permitted
                                          Mezzanine Loan
LOAN PURPOSE:                             Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                        INITIAL        MONTHLY
                                                        ------------------------
TAXES:                                                      $0            $0
INSURANCE:                                                  $0            $0
CAPEX:                                                      $0            $0
OTHER:                                                      $0            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset
TITLE:                                    Fee
PROPERTY TYPE:                            Retail -- Anchored
SQUARE FOOTAGE(3):                        1,579,457
LOCATION:                                 Philadelphia, PA
YEAR BUILT/RENOVATED:                     1989/1998
OCCUPANCY:                                91.4%
OCCUPANCY DATE:                           05/01/07
NUMBER OF TENANTS:                        173
HISTORICAL NOI:
  2005:                                   $18,605,667
  2006:                                   $19,858,343
UW REVENUES:                              $38,011,104
UW EXPENSES:                              $16,001,974
UW NOI(4):                                $22,009,130
UW NET CASH FLOW:                         $20,887,246
APPRAISED VALUE:                          $370,000,000
APPRAISAL DATE:                           04/16/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(5)
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                     $184
CUT-OFF DATE LTV:                         78.4%
MATURITY DATE LTV:                        78.4%
UW DSCR:                                  1.26x
--------------------------------------------------------------------------------

(1)   The $290,000,000 Franklin Mills loan has been split into two pari passu notes: a $174,000,000 A-1 Note (included in the trust fund) and a
      $116,000,000 A-2 Note (not included in the trust fund).

(2)   The borrower is permitted to incur mezzanine debt provided certain terms and conditions are satisfied, including but not limited to: (i) no event of default exists under the related loan documents; (ii) the aggregate loan-to-value ratio of the Franklin Mills loan and the mezzanine loan does not exceed 85%; and (iii) the aggregate debt service coverage ratio of the
      Franklin Mills loan and the mezzanine loan is at least 1.05x.

(3)   The total square footage of the center is 1,742,467, 133,010 square feet of which, occupied by Sam's Wholesale Club, is not included in the collateral for Franklin Mills loan.

(4)   The increase in 2006 underwritten NOI is attributed to (i) Steve and
      Barry's having executed a lease for 124,000 square feet with a base rent of $992,000 and taking occupancy in 2006, and (ii) approximately 60 leases having been renewed or executed between 2006-2007.

(5)   Information with respect to the Franklin Mills loan, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loan, which is not included in the trust.

                                    49 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                                 FRANKLIN MILLS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                       SIGNIFICANT TENANTS

                                        RATINGS                   % OF        ANNUAL                                     LEASE
                                        MOODY'S/               COLLATERAL      BASE       ANNUAL BASE                  EXPIRATION
           TENANT SUMMARY                S&P(1)    TOTAL SF        SF          RENT        RENT PSF     SALES PSF         YEAR
----------------------------------------------------------------------------------------------------------------------------------

ANCHORS
SAM'S WHOLESALE CLUB(2)                              133,010      NAP               NAP         NAP       $445        Anchor Owned
BURLINGTON COAT FACTORY                  B3/NR       128,950      8.2%      $   594,000     $  4.61       $104            2008
STEVE & BARRY'S UNIVERSITY SPORTSWEAR                124,000      7.9           992,000     $  8.00                       2013
J.C. PENNEY COMPANY, INC.               Baa3/NR      100,200      6.3           597,975     $  5.97       $164            2009
                                                   --------------------------------------------------
SUBTOTAL:                                            486,160     22.4%      $ 2,183,975     $  6.18
TOP 10 TENANTS
MARSHALL'S                               A3/NR        70,701      4.5%      $   555,003     $  7.85       $147            2011
AMC THEATRES                                          68,174      4.3         1,005,567     $ 14.75     $486,500(3)       2017
DAVE & BUSTERS                           B3/NR        60,268      3.8         1,039,623     $ 17.25       $132            2009
OFF 5TH SAKS FIFTH AVENUE OUTLET                      46,406      2.9           534,597     $ 11.52       $285            2011
BETHEL FELLOWSHIP COMMUNITY CHURCH                    45,191      2.9           120,000     $  2.66                       2014
BED BATH & BEYOND                                     40,232      2.5           466,289     $ 11.59       $144            2010
UNITED SKATEPARK                                      40,000      2.5                 0     $  0.00                       2017
MODELL'S SPORTING GOODS                               30,608      1.9           331,599     $ 10.83       $152            2007
SEARS APPLIANCE OUTLET                                30,237      1.9           287,252     $  9.50       $407            2007
LAST CALL, NEIMAN MARCUS                 B2/NR        26,900      1.7           529,100     $ 19.67       $445            2007
                                                   --------------------------------------------------
SUBTOTAL:                                            458,717     29.0%      $ 4,869,029     $ 10.61
REMAINING INLINE SPACE                               631,151     40.0%      $13,712,475     $ 21.73
                                                   --------------------------------------------------
VACANT SQUARE FEET:                                  136,439      8.6%              NAP
TOTAL OWNED TOTAL SF:                              1,579,457                $20,765,480
TOTAL CENTER TOTAL SF:                             1,712,467
----------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(2)   Sam's Wholesale Club is not part of the underlying collateral securing the
      Franklin Mills loan.

(3)   Sales for the AMC Theatres tenant are represented on a per screen basis.
      The AMC Theatres tenant has 14 screens at the Franklin Mills mortgaged property.

                                    50 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                                 FRANKLIN MILLS
--------------------------------------------------------------------------------

THE LOAN. The Franklin Mills loan is secured by a first-lien mortgage, fee interest in a one-story super regional mall containing approximately 1,579,457 square feet located in Philadelphia, Pennsylvania.

THE BORROWER. The borrower is Franklin Mills Associates Limited Partnership, a
District of Columbia limited partnership, which is structured as a bankruptcy-remote, special purpose entity.

THE SPONSOR. The loan sponsors are Simon Property Group, Inc. ("Simon") and
Farallon Capital Management LLC ("FCM"). Simon (NYSE: "SPG"), an S&P 500
company, is the largest publicly-traded retail real estate company in North
America with a total market capitalization of approximately $56 billion. Simon, headquartered in Indianapolis, Indiana, is a real estate investment trust engaged in the ownership, development and management of retail real estate.
Simon operates from 5 platforms: regional malls, Premium Outlet Centers, Mills, community/lifestyle centers and international properties. Through its subsidiary partnership, Simon currently owns or has an interest in approximately 323 properties in the United States containing an aggregate of 244 million square feet of gross leaseable area in 41 states plus Puerto Rico. Simon also holds an interest in 53 European shopping centers located in France, Italy and Poland;
five Premium Outlet Centers in Japan; and 1 Premium Outlet Center in Mexico.
FCM, headquartered in San Francisco, California and funded in 1986, manages equity capital for institutions and high net worth individuals. Prior to the acquisition of the Mills Corp., FCM was the largest shareholder of Mills Stock.

THE PROPERTY. The mortgaged property is a one-story super regional mall containing approximately 1,579,457 square feet situated on approximately 163 acres of land located in Philadelphia, Pennsylvania. The mortgaged property enjoys excellent visibility and access via Interstate 95, US Route 1 and the
Pennsylvania Turnpike. The mortgaged property is within approximately 15 miles of Philadelphia.

Built in 1989 and renovated in 1998, the mortgaged property is anchored by
Burlington Coat Factory, Steve & Barry's University Sportswear, J.C. Penney
Company, Inc. and Sam's Wholesale Club (not part of underlying collateral). In addition, there are many other major and junior anchor tenants including
Marshall's, AMC Theatres, Dave & Busters, Off 5th Saks Fifth Avenue Outlet,
Bethel Fellowship Community Church, Bed, Bath & Beyond, United Skatepark,
Modell's Sporting Goods, Sears Appliance Outlet, Last Call, Neiman Marcus, Group
USA, Off Broadway Shoes, Sam Ash Music, H&M and Liz Claiborne. The mortgaged property has 173 tenants and is 91.4% occupied. Annual traffic volume to the mortgaged property exceeded 17.8 million in 2004.

The Franklin Mills Mall is surrounded by freestanding stores occupied by Toys 'R
US and Bally's Fitness as well as restaurant and service outparcels including
Pizzeria Uno, Tires Plus, Bugaboo Creek Steakhouse, Arby's, KFC/Taco Bell,
Subway/Carvel, McDonald's, Boston Market, Pizza Hut, Helzberg Diamonds, Wendy's,
Exxon and NTB Tires. Surrounding the mortgaged property are residential subdivisions of detached single family, twins and rowhomes as well as several multifamily apartment complexes.

SIGNIFICANT TENANTS.

Burlington Coat Factory ("Burlington") operates approximately 365 no-frills retail stores offering current, brand-name clothing at less than standard retail pricing. Burlington also sells bath items, children's apparel, furniture, gifts, jewelry, linens and shoes. Burlington operates under the names Burlington Coat
Factory, Cohoes Fashions, MJM Designer Shoe and Super Baby Depot in 42 states.
In April 2006, Burlington was taken private when it was acquired by affiliates of the buyout firm Bain Capital. Burlington occupies approximately 128,950 square feet, or approximately 8.2% of the net rentable area at the mortgaged property. Burlington's lease is scheduled to expire in 2008.

Steve & Barry's University Sportswear ("Steve & Barry's") currently operates approximately 200 super-stores in 33 states and it plans to open approximately
100 stores in 2007. Most of Steve & Barry's stores are between 50,000 and
100,000 square feet, and offer shoppers a wide selection of jeans, t-shirts, sweatshirts, jackets, sweaters, polos, cargos, footwear, accessories and more.
Steve & Barry's also carries the largest collection of collegiate-licensed apparel in the nation, with over 350 licenses to choose from. Steve & Barry's occupies approximately 124,000 square feet, or approximately 7.9% of the net rentable area at the mortgaged property. Steve & Barry's lease is scheduled to expire in 2013.

J. C. Penney Corporation, Inc. ("J.C. Penney", NYSE: "JCP") is one of the United
States' leading retailers, operating approximately 1,033 department stores throughout the United States and Puerto Rico, as well as one of the largest apparel and home furnishing sites on the Internet. J.C. Penney controls the nation's largest general merchandise catalog business. Utilizing these integrated channels, J.C. Penney offers a wide array of national, private and exclusive brands. In 2006, J.C. Penney posted revenue of $19.9 billion. J.C.
Penney occupies approximately 100,200 square feet, or approximately 6.3% of the net rentable area at the mortgaged property. J.C. Penney's lease is scheduled to expire in 2009.

THE MARKET(1). The mortgaged property is located in the northeast section of the
City of Philadelphia, immediately south of the border between Philadelphia and
Bucks County. As of the end of 2006, the population and number of households for the total trade area (which, according to the appraisal would likely span an area encompassing approximately 10 miles around the Franklin Mills mortgaged property) was approximately 1,113,909 and 423,248, respectively. Further, as of year-end 2006, the average household income for the total trade area was
$68,085, which compares favorably to the household income numbers for the State of Pennsylvania and the United States of $61,701 and $65,849, respectively. At the end of 2006, the Philadelphia metropolitan statistical area had an aggregate retail sales level of approximately $97.1 billion, with average retail sales per household of approximately $43,821. By comparison, the State of Pennsylvania had average sales per household of approximately $37,834, while the average sales per household in the United States were approximately $40,435.

PROPERTY MANAGEMENT. The mortgaged property is managed by Simon Management
Associates II, LLC, an affiliate of the borrower.

(1)   Certain information was obtained from the Franklin Mills appraisal, dated
      April 24, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

                                    51 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                                 FRANKLIN MILLS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE                                 % OF BASE   CUMULATIVE    CUMULATIVE %   CUMULATIVE    CUMULATIVE %
              LEASES       FEET      % OF TOTAL     BASE RENT      RENT      SQUARE FEET   OF TOTAL SF     BASE RENT    OF BASE RENT
   YEAR      EXPIRING    EXPIRING    SF EXPIRING    EXPIRING     EXPIRING     EXPIRING       EXPIRING      EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP        136,439       8.6%          NAP          NAP         136,439         8.6%          NAP           NAP
2007 & MTM       54        223,225      14.1       $ 3,661,042     17.6%        359,664        22.8%      $ 3,661,042       17.6%
2008             19        219,287      13.9         1,946,999      9.4         578,951        36.7%      $ 5,608,041       27.0%
2009             21        214,551      13.6         3,140,848     15.1         793,502        50.2%      $ 8,748,888       42.1%
2010             20        119,428       7.6         2,360,439     11.4         912,930        57.8%      $11,109,327       53.5%
2011             24        190,233      12.0         2,925,992     14.1       1,103,163        69.8%      $14,035,319       67.6%
2012             13         66,216       4.2         1,488,944      7.2       1,169,379        74.0%      $15,524,263       74.8%
2013              8        155,994       9.9         1,693,388      8.2       1,325,373        83.9%      $17,217,651       82.9%
2014             12         88,103       5.6         1,002,972      4.8       1,413,476        89.5%      $18,220,623       87.7%
2015             10         33,608       2.1           775,185      3.7       1,447,084        91.6%      $18,995,809       91.5%
2016              4          7,261       0.5           205,182      1.0       1,454,345        92.1%      $19,200,991       92.5%
2017              8        125,112       7.9         1,564,489      7.5       1,579,457       100.0%      $20,765,480      100.0%
AFTER            24              0       0.0                 0      0.0       1,579,457       100.0%      $20,765,480      100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:          217      1,579,457     100.0%      $20,765,480    100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                    52 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                                 FRANKLIN MILLS
--------------------------------------------------------------------------------

             [MAP INDICATING THE LOCATION OF FRANKLIN MILLS OMITTED]

                                    53 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                                 FRANKLIN MILLS
--------------------------------------------------------------------------------

                      [SITE PLAN OF FRANKLIN MILLS OMITTED]

                                    54 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    55 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                          HYATT REGENCY -- JACKSONVILLE
--------------------------------------------------------------------------------

               [4 PHOTOS OF HYATT REGENCY -- JACKSONVILLE OMITTED]

                                    56 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                          HYATT REGENCY -- JACKSONVILLE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:               $150,000,000
CUT-OFF DATE PRINCIPAL BALANCE:           $150,000,000
% OF POOL BY IPB:                         2.8%
LOAN SELLER:                              UBS Real Estate Securities Inc.
BORROWER:                                 Oxford Jacksonville Riverfront
                                          Hotel, LLC
SPONSOR:                                  Marathon Real Estate
                                          Opportunity Fund LLC, Square
                                          Mile Partners II LP, Oxford
                                          Lodging Advisory & Investment
                                          Group, LLC
ORIGINATION DATE:                         06/01/07
INTEREST RATE:                            6.01400%
INTEREST-ONLY PERIOD:                     120 months
MATURITY DATE:                            06/10/17
AMORTIZATION TYPE:                        Interest-only
ORIGINAL AMORTIZATION:                    N/A
REMAINING AMORTIZATION:                   N/A
CALL PROTECTION:                          L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:                  No
LOCK BOX:                                 Hard
ADDITIONAL DEBT:                          No
ADDITIONAL DEBT TYPE(1):                  Permitted Mezzanine Loan
LOAN PURPOSE:                             Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                        INITIAL     MONTHLY(2)
                                                        -----------------------
TAXES:                                                    $454,311     $113,578
INSURANCE:                                                      $0           $0
CAPEX:                                                          $0           $0
OTHER:                                                          $0           $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset
TITLE:                                    Fee
PROPERTY TYPE:                            Hotel -- Full Service
ROOMS:                                    966
LOCATION:                                 Jacksonville, FL
YEAR BUILT/RENOVATED:                     2001/2006
OCCUPANCY(3):                             73.3%
OCCUPANCY DATE:                           04/30/07
HISTORICAL NOI:
  2006:                                   $9,832,070
TTM AS OF (4/30/07)(3):                   $11,894,000
UW REVENUES:                              $49,617,771
UW EXPENSES:                              $34,813,329
UW NOI(3):                                $14,804,442
UW NET CASH FLOW:                         $12,819,732
APPRAISED VALUE:                          $190,000,000
APPRAISAL DATE:                           05/19/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:                   $155,280
CUT-OFF DATE LTV:                         78.9%
MATURITY DATE LTV:                        78.9%
UW DSCR:                                  1.40x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                   PROPERTY HISTORICAL OPERATING STATISTICS(3)

          OCCUPANCY                                ADR                                     REVPAR
-----------------------------   -----------------------------------------   -------------------------------------
2006     TTM     YTD     UW       2006       TTM        YTD         UW       2006       TTM       YTD        UW
-----------------------------------------------------------------------------------------------------------------

56.8%   58.5%   73.3%   67.5%   $ 111.01   $ 116.42   $ 126.85   $ 127.50   $ 62.62   $ 68.54   $ 92.99   $ 86.06
-----------------------------------------------------------------------------------------------------------------

(1)   The borrower is permitted to incur future mezzanine debt subject to certain terms including, but not limited to: (i) no event of default has occurred and is continuing, (ii) the loan-to-value for the combined debt is not greater than 85%, (iii) the debt service coverage ratio for the combined debt is not less than 1.15x and (iv) confirmation from the rating agencies that the mezzanine debt will not result in a downgrade, withdrawal or qualification of the ratings assigned to the certificates.

(2)   Monthly escrows will be required for insurance, and FF&E to the extent such amounts are not reserved by the operator under the in-place management agreement.

(3)   The mortgaged property underwent extensive renovations in 2006 during which occupancy was affected by rooms being offline. The YTD occupancy as of April 30, 2007 was 73.3%.

                                    57 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                          HYATT REGENCY -- JACKSONVILLE
--------------------------------------------------------------------------------

THE LOAN. The Hyatt Regency -- Jacksonville loan is secured by a first mortgage on a fee interest in a 966 room newly renovated full service convention center hotel located in Jacksonville, Florida.

THE BORROWER. The borrower is Oxford Jacksonville Riverfront Hotel, LLC, a single asset entity controlled by a joint venture between Marathon Real Estate
Opportunity Fund LLC ("Marathon"), 43.127%, Square Mile Partners II TE LP and
Square Mile Partners II LP ("SMC"), 43.127%, and Oxford Lodging and Hospitality
("Oxford"), 13.746%.

THE SPONSOR. The loan sponsors are Marathon, SMC, and Oxford. Marathon is operated by Marathon Asset Management LLC, a global alternative investment and asset management company with over $7.5 billion in capital under management. SMC is a capital management firm founded in 2006 by Jeffrey Citrin who previously founded Blackacre Capital Management, a real estate investment firm with a portfolio of over $4.0 billion. Oxford is an advisory and investment firm focused on lodging assets, which currently manages a 13,292 key portfolio of luxury and upscale hotels valued at approximately $4.0 billion.

THE PROPERTY.(1) The Hyatt -- Regency Jacksonville is a 966 room full service hotel situated on a 3.81 acre parcel on the Jacksonville waterfront. The mortgaged property is Jacksonville's largest conference center hotel with approximately 123,000 square feet of meeting space, including the largest ballroom in Northern Florida at approximately 28,000 square feet. Additionally, the mortgaged property features a 716 space parking garage. Other amenities at the mortgaged property include a fitness center, rooftop pool, business center, onsite rental car kiosk, and a gift shop.

The mortgaged property is the newest hotel among its competitive set and was built in 2001. After operating under the "Adams Mark" flag the mortgaged property was re-flagged as a Hyatt -- Regency and underwent an extensive $15 million ($15,528 per key) renovation in 2005-2006. The renovation included improvements to all food and beverage outlets, a complete guestroom renovation, and refurbishment of all common areas and lobbies.

The collateral is composed of 2 buildings. The main hotel contains 896 rooms and
70,000 square feet of meeting space. The main hotel is connected to the Terrace
Building which contains an additional 70 hotel rooms (the "Terrace Building
Hotel Component"), 53,000 square feet of meeting space (the "Terrace Building
Conference Center"), and a 716 space parking garage (the "Terrace Building
Parking Component"). Subject to certain release, substitution and replacement provisions, as described below under "Release Provisions" and
"Substitution/Replacement Provisions," portions of the Terrace Building may be released.

OCCUPANCY. As of the trailing four months ending April 30, 2007 the mortgaged property's occupancy increased to 73.3% from 67.9% over the same 4 month period of 2006. The mortgaged property's year-to-date occupancy penetration as of April
30, 2007 increased to 99.2% from 93.8% in 2006.

ADR. As of the trailing 4 months ending April 30, 2007 the mortgaged property's
ADR increased to $126.85 from $110.67 over the same four month period of 2006.
The mortgaged property's year-to-date ADR penetration as of April 30, 2007 increased to 105.2% from 95.5% in 2006.

REVPAR. As of the trailing 4 months ending April 30, 2007 the mortgaged property's RevPAR increased to $92.99 from $75.15 over the same 4 month period of 2006. The mortgaged property's year-to-date RevPAR penetration as of April
30, 2007 increased to 104.4% from 89.6% in 2006.

RELEASE PROVISIONS. The borrower is permitted to release the Terrace Building
Hotel Component from the lien of the mortgage subject to certain conditions, including but not limited to: (i) no event of default has occurred and (ii) the loan-to-value-ratio of the remaining mortgaged property must be equal to or less than the loan-to-value-ratio at origination of the loan and the greater of (a)
75% and (b) the loan-to-value-ratio immediately prior to release.

SUBSTITUTION/REPLACEMENT PROVISIONS. The Terrace Building Conference Center
Component or the Terrace Building Parking Component may be released from the lien of the mortgage subject to certain substitution or replacement provisions, including: (i) the substitute or replacement for the Terrace Building Conference
Center Component or Terrace Building Parking Component must be (a) located within reasonable proximity, (b) substantially equal to or greater in size, and
(c) substantially the same quality and functionality and (ii) confirmation from the rating agencies that such substitution or replacement will not result in the downgrade, withdrawal or qualification of the ratings assigned to the certificates.

THE MARKET.(2) The mortgaged property is located on the waterfront in downtown
Jacksonville. The hotel is within walking distance of many waterfront attractions including Alltel Stadium, the Florida Theater, the Museum of Science
and History, and the Jacksonville Landing Marketplace. The mortgaged property is accessible by all three of Jacksonville's primary corridors including I-95,
I-10, and the Arlington Expressway and is within 15 minutes of the Jacksonville
International Airport.

The mortgaged property's primary competition within the Jacksonville full service hotel market consists of the Wyndam Hotels Jacksonville, the Omni
Jacksonville, the Marriott Jacksonville, and the Crowne Plaza Jacksonville. The
mortgaged property compares favorably to its competitors by being the newest, having the most rooms, and the most meeting space. The competitive set has an average age of 20 years, an average number of rooms of 305, and 18,650 square feet of meeting space on average.

PROPERTY MANAGEMENT. The mortgaged property is managed by the Hyatt Corporation.
The management agreement was executed in 2005 with a 15-year term and 2, 5-year renewal options.

(1)   Certain information was obtained from the Smith Travel Accomodations report dated May 22, 2007.

(2)   Certain information was obtained from the Hyatt Regency-Jacksonville property appraisal, dated May 21, 2007. The appraisal relies upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the related appraisal.

                                    58 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                          HYATT REGENCY -- JACKSONVILLE
--------------------------------------------------------------------------------

     [MAP INDICATING THE LOCATION OF HYATT REGENCY -- JACKSONVILLE OMITTED]

                                    59 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                               AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

                    [4 PHOTOS OF AMERICOLD PORTFOLIO OMITTED]

                                    60 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                               AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:               $115,300,000
CUT-OFF DATE PRINCIPAL BALANCE:           $115,300,000
% OF POOL BY IPB:                         2.1%
LOAN SELLER:                              UBS Real Estate Securities Inc.
BORROWER:                                 ART Mortgage Borrower Propco
                                          2006-1C L.P. and ART Mortgage
                                          Borrower Opco 2006-1C L.P.
SPONSOR:                                  Americold Realty Trust
ORIGINATION DATE:                         12/08/06
INTEREST RATE:                            5.43350%
INTEREST-ONLY PERIOD:                     120 months
MATURITY DATE:                            12/11/16
AMORTIZATION TYPE:                        Interest-only
ORIGINAL AMORTIZATION:                    N/A
REMAINING AMORTIZATION:                   N/A
CALL PROTECTION:                          L(24),Def(84),O(5)
CROSS-COLLATERALIZATION:                  No
LOCK BOX:                                 Cash Management Agreement
ADDITIONAL DEBT:                          No
ADDITIONAL DEBT TYPE:                     N/A
LOAN PURPOSE:                             Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                        INITIAL      MONTHLY
                                                        -----------------------
TAXES(1):                                                   $0           $0
INSURANCE(1):                                               $0           $0
CAPEX(2):                                                   $0           $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Portfolio
TITLE:                                    Fee
PROPERTY TYPE:                            Industrial --
                                          Warehouse/Distribution
SQUARE FOOTAGE:                           1,373,997 (32,228,130 Cu. Ft)
LOCATION:                                 Various
YEAR BUILT/RENOVATED:                     Various
OCCUPANCY:                                72.3%
OCCUPANCY DATE:                           03/31/07
HISTORICAL NOI:
  2005:                                   $12,679,125
  TTM AS OF 09/30/06:                     $12,623,694
  TTM AS OF 03/31/07:                     $12,911,795
UW REVENUES:                              $34,473,063
UW EXPENSES:                              $21,561,268
UW NOI:                                   $12,911,795
UW NET CASH FLOW:                         $11,923,060
APPRAISED VALUE:                          $155,425,000
APPRAISAL DATE:                           Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                     $84
CUT-OFF DATE LTV:                         74.2%
MATURITY DATE LTV:                        74.2%
UW DSCR:                                  1.88x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                    PORTFOLIO SUMMARY

                                        APPRAISED     YEAR BUILT /                                          ALLOCATED LOAN
       LOCATION              TYPE         VALUE        RENOVATED     CUBIC FEET   SQUARE FEET   OCCUPANCY      BALANCE
--------------------------------------------------------------------------------------------------------------------------

INDIANAPOLIS, IN            Public     $ 65,300,000    1979/1989     10,935,624      427,159      77.4%      $ 52,000,000
MILWAUKIE, OR               Public       24,300,000    1958/1988      4,558,161      240,221      88.0%        19,450,000
PASCO, WA                 Production     34,400,000       1975        7,089,064      244,775      70.0%        18,850,000
PHOENIX, AZ                 Public       11,725,000    1985/1995      2,804,673      149,852      90.1%         9,400,000
FORT DODGE, IA              Public       10,000,000       1981        4,129,396      188,465      41.0%         8,000,000
WALLULA, WA                 Public        6,500,000       1982        1,571,765       59,628      61.9%         5,200,000
AUGUSTA, GA                 Public        3,200,000    1971/1983      1,139,447       63,897      48.4%         2,400,000
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                $155,425,000                  32,228,130    1,373,997      72.3%      $115,300,000
--------------------------------------------------------------------------------------------------------------------------

(1)   The monthly deposits for the required reserves are waived provided (i)
      there are no existing events of default and/or (ii) no Trigger Event exists. A Trigger Event will commence on the date the annual net operating income for the trailing four fiscal quarters ("NOI") falls below 85% of the NOI on the origination date of the loan, and will continue until the
      NOI in excess of 85% of the NOI at origination of the mortgage loan is maintained for two consecutive quarters. Upon the occurrence and continuation of a Trigger Event, the borrower will be required to deposit
      1/12 of the estimated annual real estate taxes and insurance premiums.

(2)   Upon the occurrence and continuation of a Trigger Event, the borrower will be required to deposit one-twelfth of the product of $0.03 and the number of cubic feet at the mortgaged property subject to a cap of $1,229,867.

                                    61 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                               AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The Americold Portfolio loan is a first lien mortgage securing a fee interest in 7 temperature-controlled storage/distribution facilities located in
Indianapolis, Indiana; Milwaukie, Oregon; Pasco, Washington; Phoenix, Arizona;
Fort Dodge, Iowa; Wallula, Washington; and Augusta, Georgia.

THE BORROWER. The borrowers are ART Mortgage Borrower Propco 2006-1C L.P and ART
Mortgage Borrower Opco 2006-1C L.P. (collectively, the "borrower").

THE SPONSOR. The loan sponsor is Americold Realty Trust ("Americold"), the holding company for Americold Logistics, LLC, a provider of
temperature-controlled warehousing, distribution, supply-chain management, and other logistics services. The company offers 545 million cubic feet of storage space in 102 temperature-controlled facilities nationwide.

Ownership of the company is divided among 3 real estate/private equity firms:
Vornado Realty Trust (47.6%), Crescent Real Estate Equities (30.7%), and The
Yucaipa Companies (20.7%). Vornado Realty Trust and Crescent Real Estate
Equities, both public REITs, have a combined market capitalization of approximately $19.6 billion. The Yucaipa Companies, owned by Ron Burkle, are investors in real estate and the food and grocery industries.

THE PORTFOLIO. The Americold Portfolio loan is secured by 7 mortgaged properties encompassing 1,373,997 square feet (32,228,130 cubic feet). Typical features of these facilitates include multiple truck loading bays, direct rail service, staging areas for shipping, cooling systems, and redundant power and/or backup generators. Most facilities contain a mix of frozen, refrigerated, and cooler storage space.

INDIANAPOLIS, INDIANA

The Indianapolis facility is located off of Interstate 465 and situated in proximity to various interstate throughways that allow access to 18 states. The mortgaged property consists of a warehouse facility built in 1979 and renovated in 1989 with approximately 10,935,624 of cubic feet and clearing ceiling heights of 22 feet. The major customer at the mortgaged property is Smithfield Foods
("Ba3/BB+" by Moody's/S&P).

MILWAUKIE, OREGON

The Milwaukie facility is located on the east bank of the Willamette River, just south of the Portland CBD. The mortgaged property consists of 2 buildings constructed in 1958 with expansions in 1971 and 1988 with approximately
4,558,161 of cubic feet and clearing ceiling heights of 29 feet. The distribution area covers Northern California, Oregon, Washington, Idaho, and parts of Montana. The major customers of the mortgaged property are HJ Heinz Co.
("Baa2/BBB" by Moody's/S&P), Dean Foods ("Ba3/BB" by Moody's/S&P) and Natural
Frozen Foods.

PASCO, WASHINGTON

The Pasco facility is located in the southern part of Washington and is equidistant from Seattle, Spokane and Portland. The mortgaged property consists of one building constructed in 1975 with approximately 7,089,064 cubic feet and clearing ceiling heights of 24 feet. The facility is connected to a J.R. Simplot processing plant. Simplot is a privately-held agribusiness with annual sales of approximately $3 billion.

PHOENIX, ARIZONA

The Phoenix facility is located on 75th Avenue in Phoenix, Arizona, just off
I-10, a primary route from Phoenix to Los Angeles and the rest of California and connects to the Phoenix CBD. The mortgaged property consists of one building constructed in 1985 and expanded in 1995 with approximately 2,804,673 of cubic feet and clearing ceiling heights ranging from 14 to 20 feet. The major customers at the mortgaged property include Flowers Food ("Baa3/BBB--" by
Moody's/S&P), Sara Lee ("Baa1/BBB+" by Moody's/S&P), Smithfield ("Ba3/BB+" by
Moody's/S&P), the U.S. government ("Aaa/AAA" by Moody's/S&P) and Tyson Foods
("Ba2/BBB--" by Moody's/S&P).

FORT DODGE, IOWA

The Fort Dodge facility is located in central Iowa, approximately 95 miles north of Des Moines. The mortgaged property consists of 1 building constructed in 1981 with approximately 4,129,396 cubic feet and clearing heights of 21 feet. The major customer at the mortgaged property is Swift Foods, which exhibited $9.4 billion in sales in fiscal year 2006.

WALLULA, WASHINGTON

The Wallula facility is located less than 15 miles from the Pasco facility in the Columbia River Valley agricultural region. The mortgaged property consists of 1 building built in 1982 with approximately 1,571,765 cubic feet and clearing heights of 26 feet. The major customer at the mortgaged property is Tyson Foods
("Ba2/BBB-" by Moody's/S&P).

AUGUSTA, GEORGIA

The Augusta facility is the smallest mortgaged property in the portfolio, built in 1971 and renovated in 1983, with approximately 1,139,447 cubic feet and clearing ceiling heights of 21 to 25 feet. Major tenants at the mortgaged property include Castleberry and Amick Farms. The mortgaged property is located in Augusta, Georgia, with Atlanta and Charlotte approximately 150 miles away, and is within 600 miles of Richmond, Miami, Memphis, Nashville, Baltimore and
Washington, D.C.

                                    62 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                               AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

RELEASE PROVISIONS. The borrower is permitted to voluntarily defease a portion of the loan and obtain a release of the lien of the mortgage on any individual mortgaged property upon satisfaction of certain conditions including, but not limited to, the following: (A) the payment of funds to purchase direct non-callable obligations of the United States of America sufficient to defease the loan in an amount equal to a release amount (the "Release Amount") equal to
(x) 105% of the original allocated loan amount of the released individual mortgaged property, which, when taken together with the allocated loan amount of each individual mortgaged property previously released, is less than or equal to
12.5% of the original principal amount of the loan, (y) 110% of the original allocated loan amount of the released individual mortgaged property, which, when taken together with the allocated loan amount of each individual mortgaged property previously released, is greater than 12.5% but less than or equal to
25% of the original principal amount of the loan, or (z) 115% of the original allocated loan amount of the released individual mortgaged property, which, when taken together with the allocated loan amount of each individual mortgaged property released, is greater than 25% of the original principal amount of the loan; (B) after giving effect to the release of any individual mortgaged property, the debt service coverage ratio of the mortgage loan for the individual mortgaged properties (excluding the individual mortgaged properties released) may not be less than the greater of (i) the debt service coverage ratio as of the date of origination of the loan and (ii) the debt service coverage ratio for the trailing 12 full calendar months as of the date immediately preceding the release of the individual mortgaged properties;
provided, that in order to satisfy such debt service coverage ratio, the borrower may defease a portion of the mortgage loan in excess of the release amounts as described above of the affected individual mortgaged properties in order to meet this test. The Pasco, Washington property has a purchase option pursuant to the Facility Use Agreement dated March 18, 1995 between borrower and
Simplot, in which Simplot has the right to purchase the Pasco mortgaged property. In the event Simplot exercises its purchase option prior to August 10,
2009, the borrower is permitted to prepay a portion of the mortgage loan in an amount equal to the applicable release amount, together with yield maintenance, and obtain a release of the Pasco, Washington mortgaged property.

SUBSTITUTION. The borrower is permitted to obtain a release of the lien of the mortgage encumbering any of the individual mortgaged properties (the
"Substituted Property") by substituting another property of like kind and quality (the "Substitute Property") upon satisfaction of certain conditions including, but not limited to, the following: (A) the allocated loan amount of the Substitute Properties collectively do not exceed 35% of the original principal balance of the loan; (B) after giving effect to the substitution, the debt service coverage ratio for the loan (excluding the Substituted Properties and including the Substitute Properties) is not less than the greater of (i) the debt service coverage ratio as of the origination date of the loan and (ii) the debt service coverage ratio for the trailing 12 full calendar months as of the date immediately preceding the substitution; provided, that in order to satisfy such debt service coverage ratio, the borrower may defease a portion of the loan in excess of the Release Amounts of the affected individual mortgaged properties; and (C) (x) the loan-to-value ratio of a Substitute Property is not greater than the lesser of the loan-to-value ratio for a Substituted Property
(i) as of the origination date of the loan and (ii) immediately prior to the substitution or (y) if the borrower is unable to satisfy the foregoing loan-to-value ratio test set forth in (x) above, after giving effect to the substitution, such test may be satisfied if the loan-to-value ratio for all of the individual mortgaged properties (excluding the Substituted Properties and including the Substitute Properties) is not greater than the lesser of (i) the loan-to-value ratio as of the origination date of the loan and (ii) the loan-to-value ratio immediately prior to the substitution.

PROPERTY MANAGEMENT. The mortgaged properties are managed by ART Manager,
L.L.C., an affiliate of the borrower.

                                    63 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                               AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

          [MAP INDICATING THE LOCATION OF AMERICOLD PORTFOLIO OMITTED]

                                    64 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    65 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                              GENESEE VALLEY CENTER
--------------------------------------------------------------------------------

                   [4 PHOTOS OF GENESEE VALLEY CENTER OMITTED]

                                    66 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                              GENESEE VALLEY CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:               $110,668,660
CUT-OFF DATE PRINCIPAL BALANCE:           $110,668,660
% OF POOL BY IPB:                         2.0%
LOAN SELLER:                              Natixis Real Estate Capital Inc.
BORROWER:                                 Genesee Valley Partners, LP
SPONSOR:                                  Gregory Greenfield & Associates, Ltd.
ORIGINATION DATE:                         11/08/06
INTEREST RATE:                            5.95000%
INTEREST-ONLY PERIOD:                     60 months
MATURITY DATE:                            12/05/16
AMORTIZATION TYPE:                        Balloon
ORIGINATION AMORTIZATION:                 312 months
REMAINING AMORTIZATION:                   312 months
CALL PROTECTION:                          L(24),Def(85),O(4)
CROSS-COLLATERALIZATION:                  No
LOCK BOX:                                 Hard
ADDITIONAL DEBT:                          No
ADDITIONAL DEBT TYPE:                     N/A
LOAN PURPOSE:                             Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                        INITIAL      MONTHLY
                                                        -----------------------
TAXES:                                                  $1,232,954     $245,000
INSURANCE:                                                 $69,992      $23,000
CAPEX:                                                    $951,000           $0
DEFERRED MAINTENANCE:                                      $27,750           $0
ENVIRONMENTAL:                                             $21,250           $0
ROLLOVER:                                                  $51,597      $38,000
BARNES & NOBLE RESERVE(1):                                $418,086           $0
APPROVED LEASING EXPENSE
   RESERVE(2):                                          $4,722,199           $0
RENT EQUIVALENT RESERVE(3):                               $881,040           $0
BURLINGTON COAT FACTORY RESERVE(4):                     $3,750,534           $0
MAN ALIVE OCCUPANCY RESERVE(5):                           $256,776           $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset
TITLE:                                    Fee
PROPERTY TYPE:                            Retail -- Anchored
SQUARE FOOTAGE(6):                        542,588
LOCATION:                                 Flint, MI
YEAR BUILT/RENOVATED:                     1970/2005
OCCUPANCY:                                87.0%
OCCUPANCY DATE:                           09/06/06
NUMBER OF TENANTS:                        118
HISTORICAL NOI:
  2005:                                   $8,311,974
  2006:                                   $9,140,345
AVERAGE IN-LINE SALES/SF(7):              $311
UW REVENUES:                              $19,344,016
UW EXPENSES:                              $9,597,494
UW NOI:                                   $9,746,522
UW NET CASH FLOW:                         $9,299,825
APPRAISED VALUE:                          $152,400,000
APPRAISAL DATE:                           11/01/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                     $204
CUT-OFF DATE LTV:                         72.6%
MATURITY DATE LTV:                        66.2%
UW IO DSCR:                               1.39x
UW DSCR:                                  1.11x
--------------------------------------------------------------------------------

(1)   At origination, a reserve was established with respect to the co-tenancy and delay in delivery of the tenant space in the Barnes and Noble lease.
      $84,860 of the upfront reserve was released in 3 equal installments of
      $27,333 on the January, February, and March 2007 payment dates to make up for the reduction in Barnes & Noble's standard rent obligation caused by the failure to meet Barnes & Noble's co-tenancy requirement. $333,226 of the reserve will be paid to Barnes & Noble upon final agreement with
      Barnes & Noble regarding the penalties owed to Barnes & Noble due to the late delivery of the premises and the mortgagee's receipt of an estoppel from Barnes & Noble.

(2)   A $4,722,199 reserve was funded in the amount of the approved leasing expenses for 10 tenants. The funds will be reimbursed to the borrower pursuant to the disbursement procedures for rollover reserves for the enumerated tenants.

(3)   A rent equivalent reserve was funded by the borrower. So long as no event of default is continuing, the borrower will receive $146,840 on each payment date, commencing with the May 5, 2007 payment date through and including the October 5, 2007 payment date.

(4)   A reserve was funded by the borrower and will be held as additional collateral for the loan until the mortgagee receives an acceptable estoppel from Burlington Coat Factory and a certification from the borrower confirming that (i) Burlington Coat Factory is in occupancy, (ii)
      the borrower's obligations as landlord under the lease have been satisfied in full and (iii) no default exists under the lease.

(5)   An occupancy reserve was collected and will be held as additional collateral for the loan until the mortgagee receives an acceptable lease amendment from the Man Alive tenant.

(6)   Figure excludes 712,787 square feet of non-owned anchor space.

(7)   Sales figures are based on in-line tenants occupying under 10,000 square feet and open for 12 months or more, based on TTM as of April 30, 2006.
      In-line tenants on month-to-month leases were not included in sales figures.

                                    67 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                              GENESEE VALLEY CENTER
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    ANNUAL                                 LEASE
                                          RATINGS                      % OF          BASE       ANNUAL BASE    SALES     EXPIRATION
            TENANT NAME                MOODY'S/S&P(1)   TOTAL SF    TOTAL SF(2)      RENT        RENT PSF       PSF         YEAR
------------------------------------------------------------------------------------------------------------------------------------

ANCHORS
SEARS (NOT PART OF COLLATERAL)            Ba1/BB+         293,165      23.4%              N/A         N/A       N/A     Anchor Owned
MACY'S (NOT PART OF COLLATERAL)           Baa2/BBB        268,025      21.4               N/A         N/A       N/A     Anchor Owned
J.C. PENNEY (NOT PART OF COLLATERAL)     Baa3/BBB-        151,597      12.1               N/A         N/A       N/A     Anchor Owned
BURLINGTON COAT FACTORY                     B2/B           80,000       6.4       $   780,000     $  9.75       N/A         2017
                                                        ---------------------------------------------------
                                                          792,787      63.2%      $   780,000     $  9.75
TOP 10 TENANTS
CINEMA 10                                                  33,277       2.7%      $   424,282     $ 12.75       N/A         2017
STEVE & BARRY'S                                            27,000       2.2           351,000     $ 13.00      $ 114        2011
BARNES & NOBLE                                             26,582       2.1           350,085     $ 13.17      $ 106        2016
FINISH LINE                                                10,838       0.9           270,950     $ 25.00      $ 211        2011
FYE                                                         9,668       0.8           235,609     $ 24.37      $ 169        2009
VICTORIA SECRET                           Baa2/BBB          8,492       0.7           254,760     $ 30.00      $ 482        2013
LANE BRYANT                               Ba3/BB-           8,240       0.7           214,240     $ 26.00      $ 250        2010
FOREVER 21 RETAIL                                           8,141       0.6           122,115     $ 15.00       N/A         2017
CHARLOTTE RUSSE                                             8,000       0.6           112,000     $ 14.00      $ 180        2011
NEW YORK & CO.                                              7,702       0.6           247,360     $ 32.12      $ 265        2008
                                                        ---------------------------------------------------
SUBTOTAL                                                  147,940      11.8%      $ 2,582,401     $ 17.46
REMAINING INLINE SPACE                                    207,684      16.5%      $ 5,574,785     $ 26.84     $311(3)
REMAINING PAD SPACE                                        24,767       2.0%          659,180     $ 26.62
FOOD COURT AND KIOSK                                       11,558       0.9%        1,086,684     $ 94.02
VACANT SQUARE FEET:                                        70,639       5.6%                0
                                                        ---------------------------------------------------
TOTAL OWNED SF:                                           542,588                 $10,683,050
TOTAL CENTER SF:                                        1,255,375
------------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Summary" field whether or not the parent company guarantees the lease.

(2)   % of total square feet is calculated based upon the total center gross leasable area.

(3)   Sales per square foot figure is based on in-line tenants occupying under
      10,000 square feet and open for 12 months or more, based on trailing 12 months as of April 30, 2006. In-line tenants on month-to-month leases were not included in sales figures.

                                    68 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                              GENESEE VALLEY CENTER
--------------------------------------------------------------------------------

THE LOAN. The Genesee Valley Center loan is secured by a first mortgage fee interest in approximately 542,588 square feet of an approximately 1,255,375 square foot anchored retail mall in Flint, Michigan.

THE BORROWER. The borrower is Genesee Valley Partners, LP, a special purpose entity. The borrower is 99.9% owned by Gregory Greenfield & Associates, Ltd. and
0.1% owned by GG&A Genesee, LLC.

THE SPONSOR. The loan sponsor is Gregory Greenfield & Associates, Ltd., a
Florida limited partnership ("GG&A"). GG&A is a real estate investment, leasing and development company with a specific focus on and expertise in repositioning retail properties. All of the principals, who are active in the day-to-day operations of the company, were senior officers of Compass Retail, Inc. (Compass was formerly one of the nation's leading regional mall management, leasing and development organizations). GG&A's principals have managed and leased more than
43 million square feet of retail space. The estimated value of GG&A's current portfolio of over 10 million square feet is over $1.3 billion. GG&A typically syndicates out a portion of the equity in their deals. On May 16, 2007 the global investment advisory firm Babcock & Brown (ASX:"BNB") announced that it has entered into an agreement to acquire GG&A, the loan sponsor and asset manager of Genesee Valley Center, as well as a portfolio of 8 malls owned by
GG&A, but not including Genesee Valley Center.

THE PROPERTY. Genesee Valley Center is a single-level and two-level super-regional mall located approximately 4 miles southwest of the Flint CBD.
The property is situated at the northeast corner of Miller and Linden Roads one-half mile north of Interstate 69 and 2 miles west of Interstate 75. Bishop
International Airport, the largest airport in Genesee County, is situated southeast across Interstate 69. Genesee Valley Center was originally constructed between 1968 and 1970. Significant mall additions include J.C. Penney (1979), the second level food court (1987), and the outparcel movie theater (1997). In
2005, the mortgaged property was renovated including upgraded lighting, improved tile and carpet flooring, redesigned seating areas, remodeled restrooms, a new signage package, new entrances and doors, and a children's indoor play area. In addition, in 2005 construction of a 65,000 square foot Lifestyle Center was completed at the mortgaged property, which replaced the former Montgomery Wards building. The Lifestyle Center features Barnes & Noble at the south main gate.
The former Mervyn's building will be replaced by a new Burlington Coat Factory.
The Burlington Coat Factory store is currently under construction and is scheduled to open for business in October 2007.

Genesee Valley Center features three anchor tenants; J.C. Penney, Sears and
Macy's -- a former Marshall Field's recently reframed by The Federated Company
-- as well as a mix of in-line tenants, food court tenants, and kiosks. The mortgaged property also contains 3 separate freestanding buildings -- a Cinema
10 movie theater, Logan's Roadhouse, a Sears Auto Center, and a vacant out parcel. The collateral for the Genesee Valley Center loan excludes the 3 anchor tenants, which are retailer owned, but includes all in-line mall space, food court space, kiosk space, outparcels, the Burlington Coat Factory store as well as the Lifestyle Center expansion. The mortgaged property also includes 7,291 parking spaces surrounding the perimeter of the mall, which provide a ratio of
6.0 spaces per 1,000 rentable square feet.

Genesee Valley Center is one of the largest regional shopping centers north of
Detroit. Recent additions to the tenant roster include Barnes & Noble, Coldwater
Creek, Deb Shops, Famous Footwear, Hallmark Gold Crown, Ritz Camera, Sunglass
Hut, Stride Rite, Zales Jewelers and Burlington Coat Factory.

SIGNIFICANT TENANTS.

Burlington Coat Factory is a national retailer that offers a variety of designer merchandise at discount prices. The company's product lines include coats, apparel, accessories for the entire family, shoes, baby clothes, furniture, toys, and home decor items. Burlington Coat Factory is privately held by Bain
Capital Partners, LLC. Burlington Coat Factory is currently in the process of building out their space at the former Mervyn's site. It is expected that the tenant will open for business and begin paying rent on their space in October
2007.

Steve & Barry's is a discount department store offering shoppers a wide selection of jeans, t-shirts, sweatshirts, jackets, sweaters, polos, cargos, footwear and accessories. The company also carries the largest collection of collegiate-licensed apparel in the nation. Steve and Barry's currently operates nearly 200 super-stores in 33 states and plans to open approximately 100 stores in 2007. Steve & Barry's has been a tenant at Genesee Valley Center since 2003.
As of year end 2006, the tenant reported sales of $3.08 million at their Genesee
Valley Center location.

Barnes & Noble, Inc. (NYSE:"BKS"), a Fortune 500 company, operates 793 stores in
50 states as of May 5, 2007. Barnes & Noble pioneered the concept of the book superstore, combining vast inventory selection in books, music, DVD and magazines with comfortable ambiance. Barnes and Noble is the world's largest bookseller and was ranked by Harris Interactive as the No. 1 brand for quality among retail brands in America in from 2002 through 2006. Barnes & Noble leases
26,582 square feet at Genesee Valley Center on a 10 year lease and is located within the larger 67,332 square foot Lifestyle Center.

                                    69 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                              GENESEE VALLEY CENTER
--------------------------------------------------------------------------------

THE MARKET(1). The Genesee Valley Center has 2 primary regional mall competitors, the Fashion Square Mall (approximately 798,016 square feet) and the
Meridian Mall (approximately 423,484 square feet). However, both of these competing centers are single level centers that are located more than 30 miles from the Genesee Valley Center. The mortgaged property's primary trade area includes Genesee Crossing (approximately 329,068 square feet), Courtland Center
(approximately 458,000 square feet), and the Prime Outlets at Birch Run
(approximately 416,888 square feet) which are 0.9 miles, 7.4 miles and 18.3 miles, respectively, from the Genesee Valley Center. The Genesee Valley Center is the only enclosed super-regional mall within the Flint MSA.

Access to the mortgaged property is provided via Interstates 69, 75, 475 and US
Route 23. Local access is provided via Miller Road, located south of the mortgaged property, South Linden Road, located west of the mortgaged property, and Lennon Road, located north of the mortgaged property. Main entrances are located along Miller Road and South Linden Road. The surrounding neighborhood is developed with a mixture of commercial and residential uses, and may best be described as suburban. Residential uses are generally located east of the
Genesee Valley Center.

The Flint metropolitan statistical area, with a current population of approximately 446,366, is a community that has been historically dominated by the automobile industry. The economy of Flint has realized significant diversification in the period from 1990 to 2007. In 1990, 31% of the population worked in the manufacturing industry compared with only 14% in 2007. Currently, financial activities, professional and business services, and education and health services account for 31% of the population. After a population outflow in late 1990s due to the plant closures by the automobile industry, the population has begun to grow, having increased 4% from 2000 to 2006.

In the period from 2000 to 2006, average household income within a 25-mile radius of the Genesee Valley Center has increased 14% from $59,000 to $66,000, which is in line with the 2006 national average of $65,849. Household income is expected to increase 1.5% per year to $63,361 by 2011. In 2006, the number of households in the Flint CBSA totaled 176,769, which is a 0.6% annual increase over the 2000 figure. This annual growth rate is expected to continue through
2011 as the economy continues to grow steadily.

The Genesee Valley Center draws from a primary trade area with a population of approximately 247,326 and an average household income of $57,318. The area's major employers include multinational automotive industry manufacturers, health services, and financial institutions. Two universities and two colleges are located in Genesee County.

PROPERTY MANAGEMENT. The Genesee Valley Center property is managed by Jones Lang
LaSalle.

(1)   Certain information was obtained from the Genesee Valley Center appraisal, dated November 1, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

             NUMBER OF                   % OF                     % OF      CUMULATIVE    CUMULATIVE %   CUMULATIVE    CUMULATIVE %
              LEASES     SQUARE FEET   TOTAL SF    BASE RENT    BASE RENT   SQUARE FEET   OF TOTAL SF     BASE RENT    OF BASE RENT
YEAR         EXPIRING     EXPIRING     EXPIRING    EXPIRING     EXPIRING     EXPIRING       EXPIRING      EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

VACANT           27         70,639       13.0%            NAP      NAP         70,639         13.0%              NAP        NAP
2007 & MTM       12         24,113        4.4     $   708,501      6.6%        94,752         17.5%      $   708,501        6.6%
2008             18         45,165        8.3       1,182,742     11.1        139,917         25.8%      $ 1,891,242       17.7%
2009              9         23,045        4.2         747,891      7.0        162,962         30.0%      $ 2,639,134       24.7%
2010             10         30,810        5.7         888,446      8.3        193,772         35.7%      $ 3,527,579       33.0%
2011             13         70,241       12.9       1,487,814     13.9        264,013         48.7%      $ 5,015,393       46.9%
2012             12         26,575        4.9         993,178      9.3        290,588         53.6%      $ 6,008,571       56.2%
2013             11         22,892        4.2         930,795      8.7        313,480         57.8%      $ 6,939,366       65.0%
2014              2          2,769        0.5         116,058      1.1        316,249         58.3%      $ 7,055,424       66.0%
2015             11         32,445        6.0         822,055      7.7        348,694         64.3%      $ 7,877,479       73.7%
2016             10         65,425       12.1       1,237,759     11.6        414,119         76.3%      $ 9,115,238       85.3%
THEREAFTER        7        128,469       23.7       1,567,812     14.7        542,588        100.0%      $10,683,050      100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:          142        542,588      100.0%    $10,683,050    100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                    70 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                              GENESEE VALLEY CENTER
--------------------------------------------------------------------------------

         [MAP INDICATING THE LOCATION OF GENESEE VALLEY CENTER OMITTED]

                                    71 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                              GENESEE VALLEY CENTER
--------------------------------------------------------------------------------

                  [SITE PLAN OF GENESEE VALLEY CENTER OMITTED]

                                    72 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    73 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                               CHAMPIONSGATE HOTEL
--------------------------------------------------------------------------------

                    [5 PHOTOS OF CHAMPIONSGATE HOTEL OMITTED]

                                    74 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                               CHAMPIONSGATE HOTEL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):            $100,000,000
CUT-OFF DATE PRINCIPAL BALANCE:           $100,000,000
% OF POOL BY IPB:                         1.8%
LOAN SELLER:                              Eurohypo AG
BORROWER:                                 Omni-Championship Resort
                                          Hotel, LP; CG (Championsgate)
                                          Golf L.L.C.
SPONSOR:                                  Ira Mitzner, David Mitzner,
                                          WRS Advisors III, LLC
ORIGINATION DATE:                         02/01/06
INTEREST RATE:                            6.72000%
INTEREST-ONLY PERIOD:                     24 months
MATURITY DATE:                            02/01/16
AMORTIZATION TYPE:                        Balloon
ORIGINAL AMORTIZATION(2):                 360 months
REMAINING AMORTIZATION:                   360 months
CALL PROTECTION:                          L(24),Def(77),O(2)
CROSS-COLLATERALIZATION:                  No
LOCK BOX:                                 Hard
ADDITIONAL DEBT:                          $50,000,000
ADDITIONAL DEBT TYPE(1):                  Pari Passu Loan
LOAN PURPOSE:                             Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                           INITIAL                 MONTHLY
                                          --------------------------------------
TAXES:                                    $ 1,448,680              $ 206,954
INSURANCE:                                $   373,051              $  26,738
FF&E(3):                                  $ 1,995,826(4)            3.0%/4.0%(4)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset
TITLE(5):                                 Fee/Leasehold
PROPERTY TYPE:                            Hotel -- Full Service
ROOMS:                                    730
LOCATION:                                 ChampionsGate, FL
YEAR BUILT/RENOVATED:                     2004/NAP
OCCUPANCY:                                61.0%
OCCUPANCY DATE:                           03/22/07
HISTORICAL NOI:
  2005:                                   $  8,590,168
  2006:                                   $ 13,581,212
TTM AS OF (03/31/07):                     $ 15,247,379
UW REVENUES:                              $ 63,359,521
UW EXPENSES:                              $ 46,657,537
UW NOI(6):                                $ 16,701,984
UW NET CASH FLOW:                         $ 14,801,197
APPRAISED VALUE:                          $233,600,000
APPRAISAL DATE:                           05/01/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(7)
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:                   $205,479
CUT-OFF DATE LTV:                         64.2%
MATURITY DATE LTV:                        57.8%
UW IO DSCR:                               1.45x
UW DSCR:                                  1.27x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                       PROPERTY HISTORICAL OPERATING STATISTICS

           OCCUPANCY                                 ADR                                       REVPAR
-------------------------------   -----------------------------------------   -------------------------------------------
                  TTM                                     TTM                                        TTM
2005    2006    3/31/07    UW       2005       2006     3/31/07       UW       2005       2006     3/31/07       UW
-------------------------------------------------------------------------------------------------------------------------

62.5%   62.6%    61.6%    63.1%   $ 145.73   $ 163.33   $ 167.21   $ 168.05   $ 91.08   $ 102.16   $ 102.93   $ 106.00(6)
-------------------------------------------------------------------------------------------------------------------------

(1)   The $150,000,000 loan has been split into 2 pari passu notes: a
      $100,000,000 A note (included in the trust) and a $50,000,000 A note (not included in the trust).

(2)   The monthly debt service payments required under the loan documents are based on a 30-year amortization schedule, provided, however, that in the event that trailing twelve month NOI on the 3rd anniversary of the origination date is less than $15,000,000, then beginning on the subsequent monthly payment date and continuing until the maturity date, debt service payments will be calculated based on a 25-year amortization schedule.

(3)   Includes an FF&E reserve of $1,974,622 and a ground rent reserve of
      $21,204.

(4)   Represents the current balance. Monthly deposits for each remaining month in 2007 will be in an amount equal to 3% of the total revenue of the mortgaged property during the second preceding month. For 2008 and each year thereafter, monthly deposits will be in an amount equal to 4% of the total revenue of the mortgaged property during the second preceding month.

(5)   The golf course is on land ground leased by CG (Championsgate) Golf L.L.C.
      under a sublease with an affiliate, Rida Development Corporation ("Rida").
      Rida entered into a ground lease of the land with the Tohopekaliga Water
      Authority. Both the sub-ground lease and ground lease expire on March 31,
      2095. CG (ChampionsGate) Golf L.L.C. has granted the mortgagee a mortgage on its sub-leasehold interest in this portion of the mortgaged property.

(6)   Based on actual 2007 and budgeted forecast for the remainder of the year.
      There were 58,319 forward room night bookings as of January 2007 versus
      36,016 forward room night bookings in 2006.

(7)   Information with respect to the ChampionsGate Hotel loan, particularly as it relates to the debt service coverage ratios and loan to value ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loan, which is not included in the trust.

                                    75 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                               CHAMPIONSGATE HOTEL
--------------------------------------------------------------------------------

THE LOAN. The ChampionsGate Loan is part of a split loan structure evidenced by
2 pari passu promissory notes: a $100,000,000 A note (included in the trust) and a $50,000,000 A note (not included in the trust). The ChampionsGate Loan is a ten-year loan secured by a first mortgage on the fee interest in a 730-room, full service hotel and the sub-leasehold interest in the adjoining 36-hole golf course located in ChampionsGate, Florida.

THE BORROWER. The borrowers, Omni-Championship Resort Hotel, LP, a Delaware limited partnership, and CG (Championsgate) Golf L.L.C., a Delaware limited liability company, are structured as bankruptcy-remote special purpose entities and owned by a partnership between the principals of Apollo Real Estate
Advisors, L.P. and RIDA Development Corporation.

THE SPONSOR. The loan sponsors are David and Ira Mitzner, principals of Rida
Development Corporation, and WRS Advisors III, LLC, owned by William Mack, Lee
Neibart and John Jacobson, principals of Apollo Real Estate Advisors, L.P.
("Apollo"). Apollo is a global private real estate investor. William Mack founded Apollo in 1993 in cooperation with the Apollo private equity funds.
Apollo has overseen the investment of 8 real estate funds and joint ventures, through which it has invested over $7.0 billion in more than 350 transactions with an aggregate value in excess of $30 billion. The two senior partners of
Apollo, William Mack and Lee Neibart, have 70 years of combined industry experience and have been investing together since 1994.

Rida Development Corporation ("Rida") is a privately owned real estate company founded by David Mitzner in 1972. Rida has development experience throughout various sectors of the industry including office buildings, shopping centers, industrial complexes, apartment projects, and hotels.

Via various joint ventures, Apollo and Rida have developed several billion dollars of real estate including the ChampionsGate master-planned community as well as office, warehouse, retail and hotel properties. The loan sponsors have executed a limited payment guaranty with a maximum liability of $15,000,000, which is subject to reduction or termination in the event that specified net operating income calculated pursuant to the related loan agreement, at any time, is at least $15,000,000 for the most recent trailing twelve months.

THE PROPERTY. The ChampionsGate Hotel (also known as Omni Orlando Resort at
Champions Gate) is a 730-room, full-service hotel located on Masters Boulevard in ChampionsGate, Florida, in the Orlando MSA. Completed in October 2004, the
hotel was designed to appeal primarily to group travelers (via extensive meeting space) and secondarily to leisure travelers (via its proximity to the area's theme park attractions and its numerous on-site amenities). Approximately 70% of room reservations are comprised of corporate/group bookings, with the balance coming from leisure sales. Amenities include approximately 70,000 square feet of meeting space, 36 holes of championship golf (18 hole Greg Norman designed courses, including the highest rated course in Florida, which is rated as one of
Golf Magazine's "Most Distinctive Places to Play"), a full service spa and fitness center, a 15-acre recreational area which includes heated pools, an
850-foot lazy river ride, water slides, private cabanas, tennis courts, a basketball court, beach volleyball, a lighted par-3 golf course, private cabanas, 5 restaurants and three food and beverage outlets. Restaurant themes range from casual pool side dining and bars to sit down Italian or sushi restaurants.

The ChampionsGate Hotel is part of a continually developing master-planned community (not included in the collateral). Now in its sixth year, the $1.5 billion ChampionsGate development includes the ChampionsGate Hotel (included in the collateral), two championship 18 hole golf courses (included in the collateral), a fully leased approximately 120,000 square foot retail village, executive offices, condominiums and single family homes. Construction of a new lifestyle retail center on an adjacent 16-acre parcel is expected to begin in the Fall of 2007. Ultimately, the resort is expected to include up to 500,000 square feet of Class "A" offices, 2,000 residences and other improvements. As of
January 2007, year-over-year confirmed rooms grew from 36,016 rooms to 58,319, or 62.2%, and forward booking room revenue rose from $6,554,912 to $11,197,248, or 70.8%.

The related loan documents permit the borrowers to obtain the release of a portion of the mortgaged property consisting of the mortgaged property relating to four golf holes, subject to the satisfaction of certain conditions, including, but not limited to: (i) the borrower grants the mortgagee a first priority lien on a replacement parcel adjacent to the golf course on the mortgaged property and (ii) the replacement parcel must consist of property relating to up to four golf holes, and must be substantially the same size and in substantially the same condition as the released parcel.

THE MARKET(1). Orlando is the second largest hospitality, convention, and leisure travel market in the Unites States behind Las Vegas. Numerous leisure attractions including Disney World, Sea World, Universal Studios, Epcot Center,
and MGM Studios.

Between 1996 and 2006, Orlando's employment base grew at an annual rate of 3.7%, more than double the 1.4% average growth rate across the top 100 MSA's in the
United States. The Orlando unemployment rate remains near 3% and is expected to continue at these levels through 2011.

Fundamentals underlying the tourism industry remain strong, with leisure and hospitality employment expanding about 2.5% per annum. Orlando's numerous tourist attractions are a continuing draw. Walt Disney World. Seaworld,
Universal Studios, Downtown Orlando and the Mall at Millennia are all within 24 miles of ChampionsGate Hotel.

The competitive set is comprised of 6,967 rooms spread amongst 7 hotels,
(including ChampionsGate Hotel). The competitive set's occupancy, ADR, and
RevPAR for the year to date period ended April 2007 averaged 77.9%, $210.26, and
$163.76, respectively. A selection of the competitive properties includes the
Hyatt Regency Grand Cypress Resort, the Marriott Orlando World Center Resort,
the Renaissance Orlando Resort at Seaworld and the Loews Portofino Bay Hotel,
among others.

For the trailing three months ended February 2007, occupancy, ADR and RevPAR are all ahead of the comparable period in 2006. Among its competitive set, the property's trailing three month occupancy gain ranked second overall. In addition, ADR and RevPAR for the trailing twelve months ended April 2007 are stronger than any prior historical period since the property's inception.

PROPERTY MANAGEMENT. The ChampionsGate Hotel is managed by Omni Hotels
Management Corporation ("Omni"), which is not an affiliate of the borrower. Omni is privately owned and headquartered in Irving, Texas, and operates 39 first-class and luxury hotels and resorts throughout the United States, Canada and Mexico. The golf course is managed by Meadowbrook Golf Group, Inc., an affiliate of the borrower.

(1)   Certain information was obtained from the ChampionsGate property appraisal, dated May 1, 2007. The appraisal relies upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the related appraisal.

                                    76 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                                  CHAMPIONSGATE
--------------------------------------------------------------------------------

             [MAP INDICATING THE LOCATION OF CHAMPIONSGATE OMITTED]

                                    77 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                                 LEMBI PORTFOLIO
--------------------------------------------------------------------------------

                      [2 PHOTOS OF LEMBI PORTFOLIO OMITTED]

            [MAP INDICATING THE LOCATION OF LEMBI PORTFOLIO OMITTED]

                                    78 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                                 LEMBI PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:               $90,000,000
CUT-OFF DATE PRINCIPAL BALANCE:           $90,000,000
% OF POOL BY IPB:                         1.7%
LOAN SELLER:                              Nomura Credit & Capital, Inc.
BORROWER:                                 Trophy Properties I DE, LLC; LRL
                                          Citi Properties I DE, LLC; Sutter
                                          Associates DE, LLC; Hermann
                                          Street DE, LLC
SPONSOR:                                  Frank E. Lembi, Walter Lembi,
                                          The Olga Lembi Residual Trust
ORIGINATION DATE:                         06/05/07
INTEREST RATE:                            6.08000%
INTEREST-ONLY PERIOD:                     60 months
MATURITY DATE:                            06/11/12
AMORTIZATION TYPE:                        Interest-only
ORIGINAL AMORTIZATION:                    N/A
REMAINING AMORTIZATION:                   N/A
CALL PROTECTION:                          L(24),Def(32),O(3)
CROSS-COLLATERALIZATION:                  Yes
LOCK BOX:                                 No
ADDITIONAL DEBT:                          $25,000,000 / $17,430,000
ADDITIONAL DEBT TYPE:                     B Note / Mezzanine
LOAN PURPOSE:                             Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                          INITIAL                      MONTHLY
                                          --------------------------------------
TAXES:                                    $  206,527                    $ 51,632
INSURANCE:                                $  145,072                    $ 20,725
ENGINEERING:                              $   26,688                    $      0
CAPEX RESERVE(3):                         $  500,000                    $      0
OTHER(4):                                 $4,400,000                    $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Portfolio(1)
TITLE:                                    Fee
PROPERTY TYPE:                            Multifamily
UNITS:                                    662
LOCATION:                                 San Francisco, CA
YEAR BUILT/RENOVATED:                     Various
OCCUPANCY:                                98.2%
OCCUPANCY DATE:                           04/30/07
HISTORICAL NOI:
  2005:                                   $  6,093,363
  2006:                                   $  6,404,383
  T-3 AS OF 03/31/07:                     $  6,640,712
UW REVENUES:                              $ 12,977,311
UW EXPENSES:                              $  2,425,325
UW NOI(2):                                $ 10,551,985
UW NET CASH FLOW:                         $ 10,386,485
APPRAISED VALUE:                          $145,300,000
APPRAISAL DATE:                           04/17/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                          TRUST ASSET        TOTAL MORTGAGE LOAN
                                          --------------------------------------
CUT-OFF DATE LOAN/UNIT(5):                 $135,952               $173,716
CUT-OFF DATE LTV:                              61.9%                  79.1%
MATURITY DATE LTV:                             61.9%                  79.1%
UW IO DSCR:                                    1.87x                  1.37x
UW DSCR(6):                                    1.87x                  1.37x
--------------------------------------------------------------------------------

(1)   The borrower may obtain release of individual mortgaged properties after the lockout period subject to certain conditions, including: (i) no event of default, (ii) partial defeasance at 120% of the allocated loan amount attributable to the released collateral, (iii) the debt service coverage ratio may be no less than the greater of 1.10x or the debt service coverage ratio immediately prior to release, and (iv) the loan-to-value ratio on the remaining collateral must not exceed 95%.

(2)   The difference between the TTM and the UW NOI is largely attributed to the inclusion of approximately $4.4 million interest reserve in the UW NOI figure.

(3)   $500,000 was escrowed at loan closing. If the replacement reserve falls under $50,000, commencing on the first monthly payment due thereafter, the borrower must pay to the mortgagee monthly deposits to the replacement reserve in the amount of $13,950.

(4)   At origination, $4,400,000 was escrowed to fund an interest reserve to be held by the mortgagee. The borrower will be required to replenish the interest reserve each year in an amount sufficient to provide a 1.10x debt service coverage ratio based on the total loan balance of $132,430,000 based on the actual loan constant exclusive of an interest reserve. The interest reserve terminates when the mortgaged properties have a combined
      1.10x debt service coverage ratio on a trailing 12 month basis on the total loan balance of $132,430,000.

(5)   The Lembi Portfolio loan is secured by 16 multifamily properties with a retail component. The Allocated Cut-Off Date Balance per Unit for the
      multifamily properties is $135,952.

(6)   The debt service coverage ratios based on current cashflows are 1.17x for the Trust Asset and 0.86x for the total loan. The debt service coverage ratios based on current market rents are 1.49x for the Trust Asset and
      1.09x for the total loan.

                                    79 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                                 LEMBI PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                 PORTFOLIO SUMMARY

                                                                                   AVERAGE RENT
                                                                            --------------------------

                                                   % OF TOTAL                          ONE       TWO      ALLOCATED
PROPERTY NAME            YEAR BUILT   # OF UNITS     UNITS      OCCUPANCY   STUDIO   BEDROOM   BEDROOM   LOAN AMOUNT
--------------------------------------------------------------------------------------------------------------------

980 BUSH STREET             1910          73          11.0%       100.0%    $  936   $1,517    $1,975    $ 9,786,648
1408 CALIFORNIA STREET      1914          37           5.6        100.0%    $  883   $1,229    $2,098      6,813,489
665 EDDY STREET             1924          47           7.1         97.9%    $  881   $1,217    $1,425      5,388,850
725 ELLIS STREET            1930          53           8.0         96.2%    $  812   $  985    $    0      5,636,614
701 FELL STREET             1925          18           2.7        100.0%    $1,019   $1,134    $1,647      2,725,395
520 GEARY STREET            1923          88          13.3         95.5%    $  906   $1,291    $1,795     11,335,169
2 GUERRERO STREET           1922          27           4.1         96.3%    $1,120   $1,720    $    0      4,707,502
15 HERMANN STREET           1931          62           9.4        100.0%    $1,123   $    0    $    0     11,273,228
525 LEAVENWORTH STREET      1923          24           3.6        100.0%    $  846   $  927    $  876      2,167,928
535 LEAVENWORTH STREET      1924          24           3.6        100.0%    $  793   $1,123    $1,725      2,477,633
666 O'FARRELL STREET        1924          35           5.3         97.1%    $  965   $1,192    $1,437      4,150,034
675 O'FARRELL STREET        1938          25           3.8        100.0%    $  781   $    0    $    0      2,291,811
400 PAGE STREET             1928          25           3.8        100.0%    $  987   $1,306    $1,600      3,158,982
930 POST STREET             1925          44           6.6         97.7%    $  982   $1,295    $    0      5,698,555
861 SUTTER STREET           1913          61           9.2         96.7%    $1,025   $1,364    $1,555      8,733,654
2656 VAN NESS AVENUE        1925          19           2.9        100.0%    $1,224   $1,536    $1,750      3,654,508
--------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   662         100.0%        98.2%    $  951   $1,277    $1,642    $90,000,000
--------------------------------------------------------------------------------------------------------------------

                                    80 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    81 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                              DENMARK MHC PORTFOLIO
--------------------------------------------------------------------------------

                   [2 PHOTOS OF DENMARK MHC PORTFOLIO OMITTED]

         [MAP INDICATING THE LOCATION OF DENMARK MHC PORTFOLIO OMITTED]

                                    82 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                              DENMARK MHC PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:               $89,250,000
CUT-OFF DATE PRINCIPAL BALANCE:           $89,250,000
% OF POOL BY IPB:                         1.6%
LOAN SELLER:                              AIG Mortgage Capital, LLC
BORROWER:                                 Michiana Owner, LLC
SPONSOR:                                  D. Mark Krueger
ORIGINATION DATE:                         03/27/07
INTEREST RATE:                            6.20600%
INTEREST-ONLY PERIOD:                     60 months
MATURITY DATE:                            04/01/17
AMORTIZATION TYPE:                        Balloon
ORIGINAL AMORTIZATION:                    360 months
REMAINING AMORTIZATION:                   360 months
CALL PROTECTION:                          L(24),Grtr1%orYM(89),O(4)
CROSS-COLLATERALIZATION:                  No
LOCK BOX:                                 Springing
ADDITIONAL DEBT(1):                       $11,850,000
ADDITIONAL DEBT TYPE:                     Mezzanine
LOAN PURPOSE:                             Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                          INITIAL                      MONTHLY
                                          --------------------------------------
TAXES:                                    $  284,469                    $ 80,329
CAPEX(2):                                 $3,835,000                    $ 10,168
REQUIRED REPAIRS:                         $  165,000                    $      0
OTHER(3):                                 $1,000,000                    $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Portfolio
TITLE:                                    Fee
PROPERTY TYPE:                            Manufactured Housing
PADS:                                     3,489
LOCATION:                                 Various
YEAR BUILT/RENOVATED:                     Various/Various
OCCUPANCY:                                68.2%
OCCUPANCY DATE:                           02/01/07
NUMBER OF OCCUPIED
   PADS:                                  2,378
HISTORICAL NOI:
  2005:                                   $  7,888,343
  2006:                                   $  7,461,898
UW REVENUES:                              $ 12,403,990
UW EXPENSES:                              $  4,472,829
UW NOI:                                   $  7,931,161
UW NET CASH FLOW:                         $  7,809,046
APPRAISED VALUE:                          $119,750,000
APPRAISAL DATE:                           04/01/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/PAD:                    $25,580
CUT-OFF DATE LTV:                         74.5%
MATURITY DATE LTV:                        69.9%
UW IO DSCR:                               1.39x
UW DSCR:                                  1.19x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                               PORTFOLIO SUMMARY

                                             YEAR BUILT/                                            ALLOCATED
PROPERTY NAME                 LOCATION        RENOVATED    NUMBER OF PADS   OCCUPANCY   PAD RENT   LOAN BALANCE
---------------------------------------------------------------------------------------------------------------

CANTERBURY MHC            Ionia, MI           1994/1997          290          50.6%       $156     $  3,070,000
COUNTRY HERITAGE MHC      Dundee, MI          1997/1998          213          71.4%        385        5,096,000
HICKORY MHC               Indianapolis, IN    1979/2006          325          70.2%        393        8,951,000
HOWELL MHC                Howell, MI          1973/1989          455          79.0%        452       16,270,000
LEONARD GARDENS MHC       Grand Rapids, MI    1985/2002          319          62.0%        390        7,065,000
MARIWOOD MHC              Indianapolis, IN    1973/2006          296          73.3%        372        7,456,000
OAK HILL MHC              Holly, MI           1973/1988          504          57.9%        425       10,185,000
PINEWOOD MHC              Columbus, MI        1973/1998          380          68.0%        384        9,572,000
RAWSONVILLE MHC           Belleville, MI      1970/2005          536          72.7%        415       16,956,000
SCIENCE MHC               Midland, MI         1968/1997          171          80.0%        357        4,629,000
---------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                        3,489          68.2%       $384     $ 89,250,000
---------------------------------------------------------------------------------------------------------------

(1)   The mezzanine debt is split into a $8,450,000 senior mezzanine loan and a
      $3,400,000 junior mezzanine loan.

(2)   At origination, the borrower deposited $3,835,000 into the capital improvement reserve, which is to be allocated for expenses incurred by the borrower in connection with the purchase of manufactured residential homes to be located on the mortgaged properties, as well as other expenses that are capital in nature or required under GAAP to be capitalized (such expenses, "Capital Expenses"). At origination, the lender approved a
      $575,000 withdrawal from the capital improvement reserve.

(3)   At origination, the borrower deposited $1,000,000 into the working capital account, which is to be allocated for operating expenses and Capital
      Expenses for any of the mortgaged properties, including payment of debt service. At the end of each calendar quarter, the borrower is required to demonstrate that the balance of the working capital account is at least
      $1,000,000. The lender is required to release its security interest in this account when the mortgaged properties achieve an average net operating income of at least $10,552,621 for the preceding 12 month period.

                                    83 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                                 STADIUM TOWERS
--------------------------------------------------------------------------------

                        [PHOTO OF STADIUM TOWERS OMITTED]

             [MAP INDICATING THE LOCATION OF STADIUM TOWERS OMITTED]

                                    84 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                                 STADIUM TOWERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:               $83,200,000
CUT-OFF DATE PRINCIPAL BALANCE:           $83,200,000
% OF POOL BY IPB:                         1.5%
LOAN SELLER:                              Nomura Credit & Capital, Inc.
BORROWER:                                 Maguire Properties - Stadium
                                          Towers, LLC
SPONSOR:                                  Maguire Properties, L.P.
ORIGINATION DATE:                         04/24/07
INTEREST RATE:                            5.47468%
INTEREST-ONLY PERIOD:                     120 months
MATURITY DATE:                            05/11/17
AMORTIZATION TYPE:                        Interest-only
ORIGINAL AMORTIZATION:                    N/A
REMAINING AMORTIZATION:                   N/A
CALL PROTECTION:                          Grtr1%orYM(114),O(4)
CROSS-COLLATERALIZATION:                  No
LOCK BOX:                                 Hard
ADDITIONAL DEBT:                          $16,800,000
ADDITIONAL DEBT TYPE:                     B Note
LOAN PURPOSE:                             Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                          INITIAL                     MONTHLY
                                          --------------------------------------
TAXES:                                    $  240,158                  $   80,053
INSURANCE:                                $   50,037                  $   20,849
TI/LC(3):                                 $3,890,000                   Springing
OTHER(4):                                 $1,750,000                  $        0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO(1):                Single Asset
TITLE:                                    Fee
PROPERTY TYPE:                            Office -- CBD
SQUARE FOOTAGE:                           257,248
LOCATION:                                 Anaheim, CA
YEAR BUILT/RENOVATED:                     1988
OCCUPANCY:                                95.5%
OCCUPANCY DATE:                           03/27/07
NUMBER OF TENANTS:                        45
HISTORICAL NOI:
  2004:                                   $  3,933,161
  2005:                                   $  5,382,669
  2006:                                   $  4,218,573
UW REVENUES:                              $ 10,113,037
UW EXPENSES:                              $  3,610,062
UW NOI(2):                                $  6,502,975
UW NET CASH FLOW:                         $  6,451,525
APPRAISED VALUE:                          $140,000,000
APPRAISAL DATE:                           03/20/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                          Trust Asset        Total Mortgage Loan
                                          --------------------------------------
CUT-OFF DATE LOAN/SF:                        $ 323                  $ 389
CUT-OFF DATE LTV:                             59.4%                  71.4%
MATURITY DATE LTV:                            59.4%                  71.4%
UW DSCR(4):                                   1.40x                  1.10x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                     SIGNIFICANT TENANTS

                             MOODY'S/   SQUARE     % OF     BASE RENT
TENANT NAME                   S&P(5)     FEET    TOTAL SF      PSF      LEASE EXPIRATION YEAR
---------------------------------------------------------------------------------------------

GE CAPITAL CORPORATION       AAA/AAA    27,420    10.7%     $ 25.86             2008
PREMIER COMMERCIAL BANCORP              26,582    10.3%     $ 30.00             2013
MCMULLEN ARGUS PUBLISHING      B2/B     21,824     8.5%     $ 25.20             2008
WHITE NELSON & COMPANY                  16,382     6.4%     $ 26.77             2007
WACHOVIA SECURITIES          Aa3/AA-    11,964     4.7%     $ 22.20             2008
---------------------------------------------------------------------------------------------

(1)   The related loan documents contain provisions for the release of the adjacent land parcel from the loan collateral at no cost to the borrower and at anytime following origination subject to certain conditions being satisfied as specified in the related loan documents.

(2)   The difference between the 2006 and UW NOI is largely attributed to the inclusion of the approximately $1.75 million interest reserve in the UW
      NOI figure.

(3)   Ongoing reserves will be waived unless the TI/LC reserve falls below
      $750,000, at which point ongoing reserves will be collected at a rate of approximately $1.00 per square foot up to a cap of $1,500,000.

(4)   At origination, $1,750,000 was escrowed to fund an interest reserve to be held by the mortgagee. The borrower will be required to replenish the interest reserve each year in an amount sufficient to provide a 1.10x debt service coverage ratio based on the total loan balance of $100,000,000 based on the actual constant until the mortgaged property's cash flows provide a 1.10x debt service coverage ratio based on the total loan balance of $100,000,000 based on the actual loan constant exclusive of an interest reserve. The interest reserve terminates when the mortgaged property has a 1.10x debt service coverage ratio on a trailing 2 consecutive calendar quarters on the total loan balance of $100,000,000.

(5)   Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                    85 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                                  2030 BROADWAY
--------------------------------------------------------------------------------

                            [PHOTO OF 2030 BROADWAY OMITTED]

             [MAP INDICATING THE LOCATION OF 2030 BROADWAY OMITTED]

                                    86 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                                  2030 BROADWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:               $80,000,000
CUT-OFF DATE PRINCIPAL BALANCE:           $80,000,000
% OF POOL BY IPB:                         1.5%
LOAN SELLER:                              UBS Real Estate Securities Inc.
BORROWER:                                 Ormonde Equities LLC
SPONSOR:                                  Kayvan Hakim
ORIGINATION DATE:                         03/29/07
INTEREST RATE:                            5.50650%
INTEREST-ONLY PERIOD:                     120 months
MATURITY DATE:                            04/10/17
AMORTIZATION TYPE:                        Interest-only
ORIGINAL AMORTIZATION:                    N/A
REMAINING AMORTIZATION:                   N/A
CALL PROTECTION:                          L(24),Def(89),O(4)
CROSS-COLLATERALIZATION:                  No
LOCK BOX:                                 No
ADDITIONAL DEBT:                          No
ADDITIONAL DEBT TYPE(4):                  Permitted Mezzanine Loan
LOAN PURPOSE:                             Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                         INITIAL                       MONTHLY
                                          --------------------------------------
TAXES:                                    $332,315                      $ 83,079
INSURANCE:                                $      0                      $ 17,436
DEBT SERVICE RESERVE(5):                  $367,100                      $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset
TITLE:                                    Fee
PROPERTY TYPE:                            Multifamily -- Mid/High Rise
UNITS(1):                                 153
LOCATION:                                 New York, NY
YEAR BUILT/RENOVATED:                     1892/2007
OCCUPANCY(2):                             82.4%
OCCUPANCY DATE:                           03/23/07
HISTORICAL NOI:
  2006:                                   $  3,140,992
UW REVENUES:                              $  7,496,624
UW EXPENSES:                              $  2,085,867
UW NOI(3):                                $  5,410,757
UW NET CASH FLOW:                         $  5,345,737
APPRAISED VALUE:                          $118,200,000
APPRAISAL DATE:                           01/25/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT(1):                $522,876
CUT-OFF DATE LTV:                         67.7%
MATURITY DATE LTV:                        67.7%
UW DSCR:                                  1.20x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                        UNIT MIX

                                         AVG UNIT     APPROXIMATE NET                    AVG MONTHLY    AVG MONTHLY MARKET
       UNIT MIX          NO. OF UNITS   SQUARE FEET     RENTABLE SF     % OF TOTAL SF   IN-PLACE RENT        RENT(6)
--------------------------------------------------------------------------------------------------------------------------

STUDIO                        75             397          29,741            36.8%          $2,022             $2,647
ONE BEDROOM                   72             619          44,545            55.1%          $2,980             $4,127
TWO BEDROOM                    6           1,084           6,502             8.1%          $6,300             $7,227
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE       153             528          80,788           100.0%          $2,895             $3,832
--------------------------------------------------------------------------------------------------------------------------

(1)   In addition to the 153 multifamily units, 2030 Broadway has approximately
      17,556 square feet of retail and commercial space. Cut-off Date Loan/Unit is based on the 153 multifamily units only.

(2)   The 82.4% occupancy represents the multifamily portion of the collateral.
      The retail portion of the collateral is currently 64.6% occupied. The occupancy in both the multifamily and retail spaces is attributed to renovations that the borrower is currently performing at the mortgaged property.

(3)   The increase in underwritten NOI over 2006 historical figures is due to new commercial leases signed in 2006 and the mortgaged property undergoing renovations. The underwritten NOI reflects in-place rents and two master leases signed by the borrower. The borrower signed 1 commercial master lease, which will be terminated upon the commercial space achieving (i) a minimum rent of $56.50 per square foot on the vacant space at origination and (ii) 95% occupancy on the total commercial space. The borrower signed
      1 residential master lease, which will be terminated upon the residential units achieving (i) a minimum rent of $70.00 per square foot on the vacant units at origination and (ii) 95% occupancy on the total residential space.

(4)   Future mezzanine debt is permitted subject to certain conditions including, but not limited to: (i) the aggregate loan-to-value ratio must not exceed 80% and (ii) the aggregate debt service coverage ratio must be equal to or greater than 1.20x.

(5)   The borrower escrowed $367,100 for any debt service shortfalls. The reserve must be replenished if drawn upon through the term of the loan.

(6)   Certain information was obtained from the 2030 Broadway appraisal, dated
      January 25, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    87 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                             EMBASSY SUITES ATLANTA
--------------------------------------------------------------------------------

                  [3 PHOTOS OF EMBASSY SUITES ATLANTA OMITTED]

         [MAP INDICATING THE LOCATION OF EMBASSY SUITES ATLANTA OMITTED]

                                    88 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

--------------------------------------------------------------------------------
                             EMBASSY SUITES ATLANTA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:               $80,000,000
CUT-OFF DATE PRINCIPAL BALANCE:           $80,000,000
 % OF POOL BY IPB:                        1.5%
LOAN SELLER:                              UBS Real Estate Securities Inc.
BORROWER:                                 Centennial Hotel Company, LLC
SPONSOR:                                  David C. Marvin
ORIGINATION DATE:                         04/02/07
INTEREST RATE:                            5.67500%
INTEREST-ONLY PERIOD:                     60 months
MATURITY DATE:                            04/10/12
AMORTIZATION TYPE:                        Interest-only
ORIGINAL AMORTIZATION:                    N/A
REMAINING AMORTIZATION:                   N/A
CALL PROTECTION:                          L(20),Grtr1%orYM(36),O(1)
CROSS-COLLATERALIZATION:                  No
LOCK BOX:                                 Springing
ADDITIONAL DEBT:                          No
ADDITIONAL DEBT TYPE:                     N/A
LOAN PURPOSE:                             Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                         INITIAL                        MONTHLY
                                          --------------------------------------
TAXES:                                    $     0                        $     0
INSURANCE:                                $     0                        $     0
CAPEX:                                    $     0                        $     0
OTHER:                                    $     0                        $     0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset
TITLE:                                    Fee
PROPERTY TYPE:                            Hotel -- Full Service
ROOMS:                                    321
LOCATION:                                 Atlanta, GA
YEAR BUILT/RENOVATED:                     1999/2006
OCCUPANCY:                                77.2%
OCCUPANCY DATE:                           02/28/07
HISTORICAL NOI:
  2005:                                   $  5,681,384
  2006:                                   $  7,415,511
UW REVENUES:                              $ 18,477,559
UW EXPENSES:                              $ 10,123,941
UW NOI(1):                                $  8,353,618
UW NET CASH FLOW:                         $  7,614,515
APPRAISED VALUE:                          $124,000,000
APPRAISAL DATE:                           03/12/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:                   $249,221
CUT-OFF DATE LTV:                         64.5%
MATURITY DATE LTV:                        64.5%
UW DSCR:                                  1.65x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                       PROPERTY HISTORICAL OPERATING STATISTICS

      OCCUPANCY                      ADR                            REVPAR
---------------------   ------------------------------   -----------------------------
2005    2006     UW       2005       2006       UW        2005       2006        UW
--------------------------------------------------------------------------------------

65.6%   77.0%   78.0%   $ 150.61   $ 157.78   $ 172.33   $ 98.80   $ 121.53   $ 134.42
--------------------------------------------------------------------------------------

(1)   The increase in underwritten NOI over 2006 historical figures is due to renovations that were completed in 2006.

                                    89 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP11

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    90 of 90

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.